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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                   FORM 8-K/A

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report       October 28, 1996




                         Commission File Number 0-26662


                                  PANACO, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware

                 (State or other jurisdiction or incorporation)


                                  43 - 1593374
                        (IRS Employer Identification No.)


      1050 West Blue Ridge Boulevard, PANACO Building,
                     Kansas City, MO                            64145-1216
           (Address of principal executive offices)             (Zip Code)




      Registrant's telephone number, including area code: (816) 942 - 6300







--------------------------------------------------------------------------------

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


Item 2.           Acquisition or Disposition of Assets.

         On August 26, 1996 PANACO entered into a Purchase and Sale Agreement with Amoco Production Company to acquire Amoco's interest in 13 offshore blocks comprising six fields in the Gulf of Mexico ("Amoco Properties").

         PANACO acquired a 33.3% working interest in the East Breaks 160 Field (2 blocks) and a 33.3% interest in the High Island 302 Field (1 block), both operated by Unocal. It acquired a 50% interest in the High Island 309 Field (2 blocks), a 12% interest in the High Island 330 Field (3 blocks) and a 12% interest in the High Island 474 Field (4 blocks), all operated by Phillips. It also acquired a 12.5% interest in the West Cameron 180 Field (1 block) operated by Texaco. Current production, net to the interests acquired, is 680 BOPD and 12 MMCFD of natural gas.

         The transaction was closed on October 8, 1996. Proved reserves at September 1, 1996 attributable to the properties were, net to PANACO's interest, 1,952,100 barrels of oil and condensate and 28.5 Bcf of natural gas, based upon internal reserve reports prepared by PANACO. Management has identified significant probable and possible reserves attributable to these properties, much of which is associated with the West Cameron Field. Set forth elsewhere herein is reserve information with respect to the properties acquired.

         In addition to the mineral interest acquired, PANACO purchased a 33.3% interest in a 12.67 mile 12" pipeline connecting East Breaks 160 platform to the High Island Offshore System, a natural gas pipeline system in the Gulf of Mexico and a 33.3% interest in a 17.47 mile 10" pipeline connecting the East Breaks 160 platform to the High Island Pipeline System, a crude oil pipeline system in the Gulf of Mexico. HIOS and HIPS are the primary natural gas and crude oil pipeline systems in that part of the Gulf of Mexico.

         The East Breaks 160 platform also serves sub-sea completions belonging to Mobil in East Breaks Block 117. Under agreements with Mobil the owners of the East Breaks 160 platform share in certain fees derived by virtue of that facility's sharing agreement.

         The purchase price for the assets acquired in this transaction was $40.4 million, paid by the issuance of 2,000,000 shares of Common Stock of PANACO at $4.20 per share and by payment to Amoco of $32,011,994 in cash.

         Concurrently with this transaction PANACO entered into a new Primary Credit Facility with First Union National Bank of North Carolina and Banque Paribas under which it's reducing revolver was increased to $40 million with an initial borrowing base of $35 million. In addition to that facility PANACO borrowed $17 million under a subordinate facility provided by lenders investing through Kayne Anderson Investment Management, Inc.

                                AMOCO PROPERTIES

                                        Working       Net Revenue     Number
        Field/Block                     Interest       Interest      Of Wells

East Breaks 160 Field

     EB 160 (OCS 2647)                  0.3333           0.2778         13

     EB 161 (OCS 2648)                  0.3333           0.2778         10

High Island A-302 Field

     HI A-302 (OCS 2732)                0.3333           0.2778          5

High Island A-309 Field

     HI A-309 (OCS 2735)                0.4500           0.3750          9

     HI A-310 (OCS 3378)                0.5500           0.4583          8

High Island A-330 Field

     HI A-330 (OCS 2421)                0.1200           0.1000         25

     HI A-349 (OCS 2743)                0.1200           0.1000          9

     WC 613 (OCS 3286)                  0.1200           0.1000          3

High Island A-474 Field

     HI A-474 (OCS 2366)                0.1200           0.1000         18

     HI A-489 (OCS 2372)                0.1200           0.1000         22

     HI A-499 (OCS 3118)                0.1310           0.1092          6

     HI A-475 (OCS 2367)                0.1200           0.1000          0

West Cameron 180 Field

     WC 144 (OCS 1953)                  0.1250           0.1042          7

Item 7.  Financial Statements and Exhibits.

(a)     Financial Statements of business acquired.

             An Audited  Schedule  of Revenues  and  Selected  Direct  Operating
Expenses for the three years ended December 31, 1995 is included herewith beginning on page F-1.

(b)     Pro Forma Financial Information.

             Unaudited Pro Forma Financial Information for the three years ended December 31, 1995, and the six months ended June 30, 1996 is included herein beginning on page P-1.

(c)     Exhibits.

     3.4 Amendment to Certificate of Incorporation of the Company date September 24, 1996.

     10.14 Purchase and Sale Agreement, dated August 26, 1996, between Amoco Production Company and PANACO, Inc..

     10.15 Amended and Restated Credit Agreement, dated October 7, 1996, among First Union National Bank of North Carolina, as agent, and the lenders signatory thereto, and PANACO, Inc.

     10.16 Senior Subordinated Mortgage Master Loan Agreement dated October 8, 1996 between PANACO, Inc. and Offense Group Associates, L.P., Kayne, Anderson Nontraditional Investments, L.P., Arbco Associates, L.P., Opportunity Associates, L.P., Kayne, Anderson Offshore Limited, Foremost Insurance Company, TOPA Insurance Company and EOS Partners, L.P. and Offense, as agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the securities exchange of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                       PANACO, Inc.




                                                 /s/ H. James Maxwell
                                                 H. James Maxwell, President

October 28, 1996

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)


        The unaudited pro forma schedules of revenues and direct operating expenses for the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993, and give effect to the acquisition of the Amoco Properties by PANACO, Inc., as if the purchase had occurred on January 1, 1993.

        The pro forma information is based on historical financial information of PANACO, Inc., the Zapata Properties, acquired on July 26, 1995, the Bayou Sorrel Field, acquired on December 27, 1995 and the Amoco Properties acquired on October 8, 1996. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the historical financial statements of PANACO, Inc., and the historical schedule of revenues and direct operating expenses of the Amoco Properties.

        The historical financial information for the Amoco Properties does not include insurance expense. The pro forma adjustment reflects management's estimates of insurance costs equal to $72,000 for the six months ended June 30, 1996, and $144,000 for each year ended December 31, 1995, 1994 and 1993.

        Depreciation, depletion and amortization, and general, administrative, and overhead charges are not shown since sufficient historical data is not available for the Amoco Properties.



     PRO FORMA COMBINED STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
                                   (UNAUDITED)


                         SIX MONTHS ENDED JUNE 30, 1996

                                                  AMOCO           PRO-FORMA            PRO-FORMA
                                PANACO, INC.   PROPERTIES        ADJUSTMENTS            COMBINED

Oil and Gas Revenues           $ 10,808,000    $ 7,905,000    $         -           $ 18,713,000

Direct Operating
 Expenses                         4,184,000      1,756,000         72,000              6,012,000
                                  ---------      ---------         ------              ---------

Revenues in excess of
 direct operating expenses     $  6,624,000    $ 6,149,000    $   (72,000)         $  12,701,000
                               ============    ===========    ===========          =============



                          YEAR-ENDED DECEMBER 31, 1995

                                                 AMOCO          PRO-FORMA             PRO-FORMA
                              PANACO, INC.      PROPERTIES       ADJUSTMENTS           COMBINED

Oil and Gas Revenues          $ 25,396,000    $ 12,528,000     $         -          $ 37,924,000

Direct Operating
 Expenses                       10,662,000       2,991,000         144,000            13,797,000
                                ----------       ---------         -------            ----------

Revenues in excess of
 direct operating expenses    $ 14,734,000   $   9,537,000     $  (144,000)         $ 24,127,000
                              ============   =============     ===========          ============



                          YEAR-ENDED DECEMBER 31, 1994

                                                  AMOCO           PRO-FORMA            PRO-FORMA
                            PANACO, INC.       PROPERTIES        ADJUSTMENTS            COMBINED

Oil and Gas Revenues        $ 27,766,000      $ 11,135,000     $         -          $ 38,901,000

Direct Operating
 Expenses                     10,970,000         3,158,000          144,000           14,272,000
                              ----------         ---------          -------           ----------

Revenues in excess of
 direct operating expenses  $ 16,796,000      $  7,977,000     $   (144,000)        $ 24,629,000
                            ============      ============     ============         ============


                          YEAR-ENDED DECEMBER 31, 1993

                                                   AMOCO          PRO-FORMA           PRO-FORMA
                            PANACO, INC.         PROPERTIES      ADJUSTMENTS           COMBINED

Oil and Gas Revenues        $ 27,336,000        $ 12,079,000    $         -         $ 34,415,000

Direct Operating
 Expenses                     11,279,000           2,798,000        144,000           14,221,000
                              ----------           ---------        -------           ----------

Revenues in excess of
 direct operating expenses  $ 16,057,000       $   9,281,000    $  (144,000)        $ 25,194,000
                            ============       =============    ===========         ============


                                                                     5

                    Report of Independent Public Accountants



To the Board of Directors
PANACO, Inc.


We have audited the accompanying Statement of Revenues and Direct Operating Expenses of the Amoco Properties (to be acquired by PANACO, Inc.,) for each of the three years in the period ended December 31, 1995. This statement and the notes thereto are the responsibility of PANACO, Inc.'s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Direct Operating Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the Statement of Revenues and Direct Operating Expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Amoco Properties for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.




Kansas City, Missouri
September 6, 1996


                                AMOCO PROPERTIES

               STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES



                                       Year Ended December 31                     Six Months Ended June 30
                                                                                          (Unaudited)

                                1995            1994           1993                1996            1995


Revenues:

         Gas                $ 8,769,000     $ 7,346,000    $ 8,459,000         $ 5,684,000    $ 4,379,000

         Oil & Condensate     3,759,000       3,789,000      3,620,000           2,221,000      1,979,000
                              ---------       ---------      ---------           ---------      ---------

Total Revenues              $12,528,000     $11,135,000    $12,079,000         $ 7,905,000    $ 6,358,000
                            ===========     ===========    ===========         ===========    ===========

Direct Operating Expenses   $ 2,991,000     $ 3,158,000    $ 2,798,000         $ 1,756,000    $ 1,275,000
                            ===========     ===========    ===========         ===========    ===========























                    See accompanying notes to this statement.

                                AMOCO PROPERTIES

                     NOTES TO THE STATEMENT OF REVENUES AND
                            DIRECT OPERATING EXPENSES

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

Note 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements require the use of estimates, and when applicable, specific information regarding significant estimates embodied in the financial statements have been disclosed. The Statement of Revenues and Direct Operating Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the financial position or results of operations of the Amoco Properties.

Acquisition
The Amoco Properties are to be acquired by PANACO, Inc. on October 8, 1996 from Amoco Production Company (seller) pursuant to the purchase and sale agreement dated August 26, 1996. The properties to be acquired are Amoco Production Company's existing interests in the following offshore blocks: East Breaks 160, East Breaks 161, High Island (HI) 302, HI 309, HI 310, HI 330, HI 349, HI 474, HI 489, HI 499, a portion of the HI 475 block, West Cameron (WC) 613, and WC 144.

Revenue Recognition
Revenues are recorded on an accrual basis, with volumes and prices being estimated for properties during periods when actual production information is not available. Revenues are recognized based on volumes of production taken and sold by Amoco which is not materially different from the entitlement method for the three year period ending December 31, 1995. For each of the periods presented, Amoco sold substantially all of their production to a related party at market based prices.

Direct Operating Expenses
Direct operating expenses include necessary and ordinary expenses to maintain production. Insurance expense is not included since sufficient information is not available from the Seller. Depreciation, depletion and amortization is not included. No severance tax expense is included for the Amoco Properties, since the production from federal offshore waters are not subject to state severance taxes.

General, Administrative, and Overhead  Expenses
General, administrative, and overhead expenses are not presented as sufficient information is not available from the Seller.

     Note 2 - SUPPLEMENTAL INFORMATION RELATED TO OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

Quantities of Oil and Gas Reserves
The estimates of proved developed and proved undeveloped reserve quantities of the Amoco Properties at December 31, 1995 are based upon PANACO's computation at September 1, 1996 from a report of independent petroleum engineers, retained by Amoco, and do not purport to reflect realizable values or fair market values of the properties' reserves. It should be emphasized that reserve estimates are inherently imprecise and accordingly, these estimates are expected to change as future information becomes available. These are estimates only and should not be construed as exact amounts. All reserves are located in the United States. Reserve quantities for the Amoco Properties were not available at December 31, 1992, 1993, 1994, and 1995, and the balances at those dates were derived from production activity during 1993, 1994, 1995 and 1996.

Proved reserves are estimated reserves of natural gas and crude oil that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.


Proved developed and                       OIL (BBLS)       GAS (MCF)
undeveloped reserves

Estimated reserves as of
   December 31, 1992                       2,772,000        45,227,000

Production                                  (216,000)       (3,874,000)
                                            --------        ----------

Estimated reserves as of
   December 31, 1993                       2,556,000        41,353,000

Production                                  (236,000)       (4,057,000)
                                            --------        ----------

Estimated reserves as of
   December 31, 1994                       2,320,000        37,296,000

Production                                  (216,000)       (5,704,000)
                                            --------        ----------

Estimated reserves as of
    December 31,1995                       2,104,000        31,592,000
                                           =========        ==========

Proved developed reserves:
                                             OIL (BBLS)     GAS (MCF)

   December 31, 1993                        2,185,000       35,202,000

   December 31, 1994                        1,949,000       31,145,000

   December 31, 1995                        1,733,000       25,441,000

Standardized Measure of Discounted Future Net Cash Flows
Future cash inflows are computed by applying September, 1996 prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves. Estimates of future development and production costs are based on September, 1996 costs and assume continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows. The standardized measure of discounted cash flows is the future net cash flows less the discount at September 1, 1996.

The accompanying table reflects the standardized measure of discounted future cash flows relating to the proved oil and gas reserves of the Amoco properties as of the three years ended December 31:

                                  1995                 1994             1993



Future cash inflows          $108,399,000           $120,927,000    $132,062,000
Future development
  and production costs         31,112,000             34,103,000      37,261,000
                               ----------             ----------      ----------
Future net cash flows          77,287,000             86,824,000      94,801,000
10% annual discount
  to reflect timing of
  cash flows                   23,045,000             23,045,000      23,045,000
                               ----------             ----------      ----------
Standardized measure
  before income taxes        $ 54,242,000           $ 63,779,000   $  71,756,000
                             ============           ============   =============


Changes Relating to the Standardized Measure of Discounted Future Net Cash Flows The accompanying table reflects the changes in the standardized measure of discounted future net cash flows from the sales of oil and gas, net of production costs attributable to proved oil and gas reserves of the Amoco properties for each of the three years ended December 31:

                                   1995                 1994             1993


Beginning balance            $ 63,779,000            $ 71,756,000   $ 81,037,000
  Sales of oil and gas,
  net of production
  costs                         9,537,000               7,977,000      9,281,000
                                ---------               ---------      ---------

Ending balance              $  54,242,000            $ 63,779,000   $ 71,756,000
                            =============            ============   ============

Exhibit 3.4


                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION


         Panaco, Inc., a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         First, that at a meeting of the Shareholders of Panaco, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation.
The resolutions setting forth the proposed amendment are as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the article thereof numbered FIFTH, so that, as amended, said article shall be and read as follows:

                  FIFTH: The total number of shares that the corporation shall have authority to issue is 45,000,000 shares of capital stock, classified as (i) 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), and (ii) 40,000,000 shares of common stock, par value $.01 per share ("Common Stock").

                  The   designations  and  the  powers,   preferences,   rights,
         qualifications, limitations, and restrictions of the Preferred Stock and Common Stock are as follows:

                  1.       Provisions Relating to the Preferred Stock.

                           (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have any designations and powers, preferences, and rights and qualifications, limitations, and restrictions thereof, as are stated and expressed in this Article Fifth and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation as hereafter prescribed (a "Preferred Stock Designation").

                           (b) Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

     (i) Whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

     (ii) the number of shares to constitute the class or series and the designations thereof;

     (iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

     (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

     (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the periodic amount thereof, and the terms and provisions relative to the operation thereof;

     (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

     (vii) the preference, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

     (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

     (ix) any other special rights and protective provisions with respect to any class or series as may to the board of directors of the Corporation seem advisable.

                           (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects and in any other manner. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

                  2.       Provisions Relating to the Common Stock.

                           (a) Each share of the Common stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of the Common stock shall be entitled to vote upon all matters submitted to a vote of the common stockholders of the Corporation and shall be entitled to one vote for each share of the Common stock held.

                           (b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any class or series thereof, the holders of shares of the Common stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor.

                           (c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any class or series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

                  3.       General

                           (a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                           (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such rights or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

         IN WITNESS WHEREOF, said Panaco, Inc. has caused this certificate to be signed by its Executive Vice-President and attested by its Secretary this ________ day of September 1996.

                                    PANACO, INC.

                                    By:/s/ Bob Mallory
Attest:                                --------------------------------------
/s/ Todd R. Bart                       Bob Mallory, Executive Vice-President
------------------------------
Todd R. Bart, Secretary

Exhibit 10.14




                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                        AMOCO PRODUCTION COMPANY, SELLER

                                       AND

                               PANACO, Inc., BUYER

                                      INDEX

Article I.     Definitions..................................................1
Article II.    Transfer of the Properties...................................6
      2.1      Sale and Purchase............................................6
Article III.   Purchase Price...............................................7
      3.1      Purchase Price...............................................7
      3.2      Earnest Money................................................7
      3.3      Allocation...................................................7
Article IV.    Due Diligence Review.........................................7
      4.1      Due Diligence................................................7
      4.2      Alleged Title Defect.........................................7
      4.3      Waiver.......................................................8
Article V.     Inspection of Premises.......................................8
      5.1      Environmental Inspection.....................................8
      5.2      Alleged Environmental Condition..............................8
Article VI.    Accounting...................................................9
      6.1      Accounting Services..........................................9
      6.2      Revenues.....................................................9
      6.3      Costs and Expenses...........................................9
      6.4      Taxes........................................................9
      6.5      Prepaids....................................................10
      6.6      Miscellaneous Accounting....................................10
      6.7      Final Accounting Settlement.................................10
      6.8      Post-Final Accounting Settlement............................11
      6.9      Audit Rights................................................11
Article VII.   Casualty and Condemnation...................................11
      7.1      Casualty and Condemnation...................................11
Article VIII.  Indemnities.................................................11
      8.1      Indemnities.................................................11
Article IX.    Warranty and Disclaimer.....................................13
      9.1      Warranty of Title...........................................13
      9.2      Disclaimer - Representations and Warranties.................13
      9.3      Disclaimer - Statements and Information.....................14
      9.4      Express Representations.....................................14
Article X.     Seller's Representations and Warranties.....................14
      10.1     Organization and Good Standing..............................14
      10.2     Corporate Authority; Authorization of Agreement.............14
      10.3     No Violations...............................................15
      10.4     No Default..................................................15
      10.5     Absence of Certain Changes..................................15
      10.6     Status of Operations........................................16
      10.7     Litigation..................................................16
      10.8     Compliance with Laws........................................16
      10.9     Environmental Claims........................................16
      10.1     Bankruptcy..................................................16
Article XI.    Buyer's Representations and Warranties......................16
      11.1     Organization and Good Standing..............................17
      11.2     Corporate Authority; Authorization of Agreement.............17
      11.3     No Violations:..............................................17
      11.4     SEC Disclosure..............................................18
      11.5     Capitalization..............................................18
      11.6     Consideration Shares........................................18
      11.7     Reports.....................................................18
      11.8     MMS Approval................................................18
      11.9     Independent Evaluation......................................19

Article XII.   Additional Agreements.......................................19
      12.1     Covenants of Seller.........................................19
      12.2     Subsequent Operations.......................................19
      12.3     Records.....................................................20
      12.4     Like Kind Exchange..........................................20
      12.5     Buyer's Assumption of Obligations...........................20
      12.6     Insurance...................................................20
      12.7     Call on Liquids.............................................21
Article XIII.  Antitrust Notification......................................21
      13.1     Antitrust Notification......................................21
Article XIV.   Conditions Precedent to Closing.............................21
      14.1     Conditions Precedent to Seller's Obligation to Close........21
      14.2     Conditions Precedent to Buyer's Obligation to Close.........22
      14.3     Conditions Precedent to Obligation of Each Party............22
      14.4     No Waiver...................................................23
Article XV.    Termination.................................................23
      15.1     Grounds for Termination.....................................23
      15.2     Effect of Termination.......................................23
      15.3     Return of Documents.........................................24
Article XVI.   The Closing.................................................24
      16.1     Closing.....................................................24
      16.2     Obligations of Seller at Closing............................24
      16.3     Obligations to Buyer at Closing.............................25
Article XVII.  Miscellaneous...............................................26
      17.1     Notices.....................................................26
      17.2     Conveyance Costs............................................28
      17.3     Broker's Fees...............................................28
      17.4     Further Assurances..........................................28
      17.5     Survival of Representations and Warranties..................29
      17.6     Amendments and Severability.................................29
      17.7     Successors and Assigns......................................29
      17.8     Headings....................................................29
      17.9     Governing Law...............................................29
      17.10    No Partnership Created......................................29
      17.11    Media Releases..............................................30
      17.12    No Third Party Beneficiaries................................30
      17.13    Texas Deception Trade Practices Act.........................30
      17.14    Entire Agreement............................................30

                           PURCHASE AND SALE AGREEMENT


        THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is dated the 26th day of August, 1996, by and between Amoco Production Company, a Delaware corporation, with a mailing address of P.O. Box 50879, New Orleans, Louisiana 70150-0879 (hereinafter referred to as "Seller") and PANACO, Inc., a Delaware corporation, with a mailing address of 1050 West Blue Ridge Boulevard, Kansas City, Missouri 64145-1216 (hereinafter referred to as "Buyer"), and is based on the following premises:

        WHEREAS, Seller desires to sell, assign, and convey to Buyer and Buyer desires to purchase and accept certain oil and gas properties and related interests; and

        WHEREAS, the parties have reached agreement regarding such sale and purchase.

        NOW, THEREFORE, for valuable consideration and the mutual covenants and agreements herein contained, Seller and Buyer agree as follows:

                             ARTICLE I. DEFINITIONS

     1.1 "Accounting Referee" shall have the meaning set forth in Section 6.7 hereto.
                 --------------------

        1.2 "Alleged  Title  Defect" shall have the meaning set forth in Section
4.2 hereto; provided however, Buyer shall not be entitled to raise an Alleged Title Defect unless the individual condition would cause a diminution in value, or the costs to cure such condition, would exceed Fifty Thousand and No/100 Dollars ($50,000) net to Seller's interest in the affected Property (as hereinafter defined).

        1.3 "Alleged Environmental Condition" shall mean any environmental condition, as of the Effective Time (as hereinafter defined), that is not in compliance with the then existing Laws (as hereinafter defined); provided however, Buyer shall not be entitled to raise an Alleged Environmental Condition unless the individual condition would cause a diminution in value, or the costs to cure such condition, would exceed Fifty Thousand and No/100 Dollars ($50,000) net to Seller's interest in the affected Property.

     1.4  "Assignment  and Bill of Sale"  shall  have the  meaning  set forth in
Section 16.2(a) hereto.
                 -----------------------------

     1.5  "Assignment  of Operating  Rights" shall have the meaning set forth in
Section 16.2(c) hereto.
                 -------------------------------

     1.6 "Assignment of Record Title Interest" shall have the meaning set forth in Section 16.2(b) hereto.
                 ------------------------------------

     1.7 "Business Day" shall mean a calendar day excluding Saturdays, Sundays and legal holidays.

        1.8 "Casualty Loss" shall mean any and all loss, damage, or reduction in value resulting from mechanical failure or defects, catastrophic occurrences, acts of God, and any other losses which are not the result of normal wear and tear or of natural reservoir changes.

     1.9 "Certificate" shall have the meaning set forth in Sections 16.2(e) and 16.3(e) hereto.
                 -------------

        1.10 "Claim" or "Claims" shall mean any and all claims, losses, damages, demands, suits, causes of action, liabilities and costs (including attorneys' fees and costs of litigation) brought by a Third Party (as hereinafter defined).

        1.11 "Close" or "Closing" shall mean the consummation of the transfer of title to the Properties to Buyer, including execution and delivery of all documents provided herein.

        1.12 "Closing Date" shall be on or before September 30, 1996, or such other date as may be mutually agreed upon by the parties.

     1.13 "Computed Interest" shall mean simple interest of ten percent (10%) per annum using a three hundred sixty-five (365) Day (as hereinafter defined) year.

        1.14 "Confidentiality Agreement" shall mean that certain Confidentiality Agreement dated the 10th day of June, 1996, by and between Seller and Buyer.

     1.15 "Consideration Shares" shall have the meaning set forth in Section 3.1 hereto.
                 ----------------------

     1.16 "Day" or "Days"  shall mean a calendar day  consisting  of twenty four
(24) hours from midnight to midnight.
                 ---------------

        1.17 "Defensible Title" shall mean, as to the Properties, such title held by Seller that, subject to and except for the Permitted Encumbrances (as hereinafter defined):

                 (a) entitles Seller to receive not less than the "Net Revenue Interest" set forth in Exhibit "A" and "A-1" of all oil, gas and associated liquid and gaseous hydrocarbons produced, saved and marketed from the Properties;

                 (b) obligates Seller to bear costs and expenses relating to the ownership, operation, maintenance and repair of wells and facilities located on or attributable to the Properties in an amount not greater than the "Working Interest" set forth in Exhibits "A" and "A-1", unless there is a corresponding increase in the Net Revenue Interest; and

                 (c)    is free and clear of encumbrances and liens.

     1.18  "Earnest  Money"  shall have the  meaning  set forth in  Section  3.2 hereto.
                 ---------------
     1.19 "Effective Time" shall be September 1, 1996, at 7:00 a.m., local time where the Properties are located.
                 ----------------

     1.20 "Escrow Agreement" shall have the meaning set forth in Section 16.2(i) hereto.
                 ------------------

 . 1.21 "Final Accounting Settlement" shall mean an accounting prepared by Seller and delivered to Buyer as soon as complete records are available, but not later than ninety (90) days after Closing. Such accounting shall include all post-closing matters described in Article VI hereto.

     1.22  "Final  Settlement  Date" shall have the meaning set forth in Section
6.7 hereto.
                 -----------------------

     1.23 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        1.24 "Law" or "Laws" shall mean any and all laws, statutes, ordinances decrees, orders, judgments, rules, regulations, licenses or permits which are promulgated, issued, or enacted by a governmental entity having appropriate jurisdiction.

     1.25 "Letters-in-Lieu" shall have the meaning set forth in Section 16.2(f) hereto.
                 -----------------

     1.26 "Non-Foreign Affidavit" shall have the meaning set forth in Section 16.2(j) hereto.
                 -----------------------

     1.27 "NORM" shall have the meaning set forth in Section 8.1(d) hereto.
                 ------
     1.28 "Opinion of Counsel" shall have the meaning set forth in Sections 16.2(g) and 16.3(g) hereto.
                 --------------------

        1.29     "Permitted Encumbrance"  shall mean:

                 (a) Lessors' royalties, overriding royalties, division orders, reversionary interests and similar burdens, if the net cumulative effect of such burdens does not operate to reduce the Net Revenue Interest of any Property to less than the Net Revenue Interest set forth in Exhibits "A" and "A-1";

                 (b) Preferential rights to purchase and required third party consents to assignments and similar agreements with respect to which, prior to Closing, (i) waivers or consents are obtained from the appropriate parties, or (ii) the appropriate time period for asserting such rights has expired without an exercise of such rights;

                 (c) Preferential rights to purchase which are exercised by a Third Party. If, prior to Closing, any holder of a preferential purchase right notifies Seller that it intends to exercise its rights with respect to any of the Properties to which its preferential purchase right applies, then the asset(s) covered by the preferential right to purchase shall be excluded from the Properties to be conveyed to Buyer, and the Purchase Price (as hereinafter defined) shall be reduced by an amount equal to the value allocated to such asset(s) in accordance with Section
                 3.3 hereto; provided however, if the holder of the preferential purchase right fails to consummate the purchase of the asset(s),  then Seller shall so notify  Buyer.  Within  fifteen
                 (15) Business Days after Buyer's receipt of such notice or September 30, 1996, whichever is later, Seller shall sell to Buyer, and Buyer shall purchase from Seller, such asset(s) under the terms of this Agreement for a price equal to the value allocated to such asset(s) subject to adjustments under this Agreement. Provided however, Buyer shall have no obligation to purchase the asset(s) if Buyer is not notified of the preferential purchase right holder's failure to close within forty five (45) Days following Closing. Buyer or Seller shall have the right to terminate this Agreement if the preferential rights to purchase which are exercised by Third Parties affects more than fifteen percent (15%) of the Purchase Price.

     (d) Liens for taxes or assessments not yet due or not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business;

                 (e) All rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of the Properties, or portion thereof, if the same are customarily obtained subsequent to such sale or conveyance;

                 (f) Easements, rights-of-way, servitude, permits, surface leases, pipelines, and other easements and rights-of-way, on, over and through the Properties, to the extent such rights or interest do not materially interfere with operations on the Properties;

     (g) Liens of operators relating to obligations not yet due or pursuant to which Seller is not in default;

     (h) Title Defects (as hereinafter defined) which Buyer has waived under the terms of this Agreement;

     (i) The terms and conditions of all leases, agreements, contracts, instruments and documents associated with or attributable to the Properties;

                 (j) Rights reserved to or vested in any governmental, statutory or public entity to control or regulate any of the Properties in any manner, and all applicable Laws of any such authority; and

                 (k)  Such  defects  or  irregularities  in  the  title  to  the
                 Properties that are not such as to interfere with the operation, value or use of the Properties affected thereby and that would be considered not material in accordance with industry standards. For the purpose of this Section 1.26(k), "material" shall be defined as Fifty Thousand and No/100 Dollars ($50,000) net to Seller's interest in the affected Property.

        1.30 "Property" or "Properties" shall mean all of the following properties (real, personal or mixed) and rights (contractual or otherwise):

                 (a) All of Seller's undivided oil and gas leasehold interests described in Exhibit "A" attached hereto and made a part hereof by reference;

                 (b) All of Seller's right, title and interests in, to and under, or derived from, all of the presently existing and valid unitization and pooling agreements and the units created thereby (including all units formed by voluntary agreements and those formed under orders, regulations, rules or other official acts of any federal, state or other governmental agency having jurisdiction), to the extent they relate to any of the interests described in Exhibit "A";

                 (c) All of Seller's right, title and interests in, to and under, or derived from, all of the presently existing and valid oil sales agreements, casinghead gas sales agreements, gas sales agreements, processing agreements, gathering agreements, transportation agreements, and all other agreements to the extent they relate to any of the interests described in Exhibit "A"; and

                 (d) All of Seller's right, title and interests in and to all personal property, improvements, easements, permits, licenses, servitude's and rights of way, including but not limited to, the wells listed in Exhibit "A-1" attached hereto and made a part hereof by reference (whether producing, plugged and abandoned, shut-in, injection, or water supply wells), jackets, platforms, quarters, compressors, flowlines, pipelines, buildings, communication equipment, tanks, facilities and other equipment, to the extent the same are owned by Seller and situated upon, associated with, appurtenant to, or used or held for future use in connection with the ownership, operation, maintenance and repair of the interests described in Exhibit "A".

     1.31  "Purchase  Price"  shall have the  meaning  set forth in Section  3.1 hereto.
                 ----------------

     1.32  "Registration  Rights  Agreement" shall have the meaning set forth in
Section 16.2(h) hereto.
                -------------------------------

        1.33 "Title Defect" shall mean any encumbrance, lien, encroachment or defect associated with Seller's title to the Properties (excluding Permitted Encumbrances) that would cause Seller not to have Defensible Title.

     1.34 "Third Party" shall mean any person or entity, governmental or otherwise, other than Seller and Buyer.
                        -------------

                     ARTICLE II. TRANSFER OF THE PROPERTIES

        2.1 Sale and Purchase. Upon the terms and conditions hereinafter set forth, Seller agrees to sell, assign, and convey to Buyer on the Closing Date, all of Seller's right, title, and interests in and to the Properties, effective as of the Effective Time, and Buyer agrees to buy and accept the Properties from Seller on the Closing Date, effective as of the Effective Time.

                           ARTICLE III. PURCHASE PRICE

        3.1 Purchase Price. The total purchase price, subject to adjustments as set forth herein, to be paid to Seller for the Properties by Buyer shall be (a) Forty-Two Million Two Hundred Seventy Thousand Seventy-Six and No/100 Dollars ($42,270,076), plus (b) Two Million (2,000,000) shares of Buyer's common stock ("Consideration Shares") (collectively the "Purchase Price"). Seller acknowledges and agrees that the Consideration Shares are restricted securities within the meaning of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and may not be offered or sold absent an effective registration statement covering such shares or an opinion of Seller's counsel, acceptable to Buyer, that such registration is not required. Consistent herewith, Seller and Buyer agree at Closing to execute the Registration Rights Agreement referenced in Section 16.2(h) hereto, and Seller's right to dispose of the Consideration Shares shall be controlled by the Registration Rights Agreement. If Closing occurs after the Effective Time, then the Purchase Price shall be increased by the Computed Interest from the Effective Time to Closing.

        3.2 Earnest Money. Upon execution of this Agreement, Buyer shall pay to Seller an earnest money deposit ("Earnest Money") in the amount of Five Million Ten Thousand and No/100 Dollars ($5,010,000). In the event of Closing, the Purchase Price shall be credited by the amount of the Earnest Money.

        3.3 Allocation. Buyer's good faith allocation of the Purchase Price for each of the individual fields being conveyed under this Agreement is set forth in Exhibit "B" attached hereto. Buyer shall provided Seller with an allocation of the value to each of the individual blocks on or before August 27, 1996. Said allocation shall be used where appropriate for Seller to provide any required preferential right to purchase notifications. Seller shall provide any and all required notifications of preferential right to purchase by August 30, 1996.

                        ARTICLE IV. DUE DILIGENCE REVIEW

        4.1 Due Diligence. Seller shall make available to Buyer, in Seller's office at 1340 Poydras Street, New Orleans, Louisiana 70112, information in Seller's possession relating to the title to the Properties, and Buyer shall be entitled to review said information. Buyer shall have the right to request copies of any and all title information provided. Seller shall have the copies requested made and invoice Buyer for the expense associated with copying the same. Buyer shall pay Seller any and all amounts due within fifteen (15) Days after receipt of the invoice.

        4.2 Alleged Title Defect. As soon as is reasonably practicable thereafter, but in no event later than five (5) Days prior to Closing, Buyer shall notify Seller of any Alleged Title Defect(s). Seller may undertake to satisfy some, all or none of Buyer's Alleged Title Defect(s) at Seller's sole costs and expense. Buyer and Seller shall meet at least four (4) Days prior to Closing in an attempt to mutually agree on a proposed remedy with respect to any Alleged Title Defect which remains uncured. In evaluating the existence or magnitude of an Alleged Title Defect, due consideration shall be given to the length of time the Alleged Title Defect has been in existence and whether such fact, circumstance or condition is of the type expected to be encountered in the area involved, and whether the Alleged Title Defect is customarily acceptable to reasonable persons engaged in the business of ownership and operation of oil and gas properties. Closing shall not be delayed or postponed due to the fact that an Alleged Title Defect is raised which is not cured by Seller prior to Closing. Buyer or Seller shall have the right to terminate this Agreement if the Alleged Title Defect(s) which remain uncured prior to Closing affect more than fifteen percent (15%) of the Purchase Price.

        4.3 Waiver. All title objections not made by Buyer to Seller within the time period provided in Section 4.2 above shall be conclusively deemed to have been waived for all purposes by Buyer, and Buyer shall have no right to seek an adjustment to the Purchase Price, make a claim against Seller or seek indemnification from Seller associated with the same.



                        ARTICLE V. INSPECTION OF PREMISES

        5.1 Environmental Inspection. Seller shall use reasonable efforts to work with the operators to allow Buyer reasonable access to the Properties for the purpose of examining the environmental conditions of the same. Buyer and Seller agree that the terms contained in Paragraph eight (8) of the Confidentiality Agreement shall apply to any and all inspections of the Properties conducted in accordance with this Section 5.1.

        5.2 Alleged Environmental Condition. As soon as is reasonably practical thereafter, but in no event later than five (5) Days prior to Closing, Buyer shall notify Seller of any Alleged Environmental Condition(s). Buyer's notice of Alleged Environmental Condition(s) shall include a complete description of each individual condition being claimed and the costs associated with remediating the same which Buyer in good faith attributes thereto. Seller may undertake to satisfy some, all or none of Buyer's Alleged Environmental Condition(s) at Seller's sole costs and expense. Buyer and Seller shall meet at least four (4) Days prior to Closing in an attempt to mutually agree on a proposed remedy with respect to any Alleged Environmental Condition which remains uncured. In evaluating the existence or magnitude of an Alleged Environmental Condition, due consideration shall be given to the length of time the Alleged Environmental Condition has been in existence and whether such fact, circumstance or condition is of the type expected to be encountered in the area involved, and whether the Alleged Environmental Condition is customarily acceptable to reasonable persons engaged in the business of ownership and operation of oil and gas properties. Closing shall not be delayed or postponed due to the fact that an Alleged Environmental Condition is raised which is not cured by Seller prior to Closing. Buyer or Seller shall have the right to terminate this Agreement if the Alleged Environmental Condition(s) which remains uncured prior to Closing affect more than fifteen percent (15%) of the Purchase Price.

                             ARTICLE VI. ACCOUNTING

        6.1 Accounting Services. Seller agrees to perform all record keeping and accounting services of the nature and quality normally performed by Seller for the production period from the Effective Time until the end of the month in which Closing occurs.

        6.2 Revenues. All merchantable oil and other liquid hydrocarbons stored in tanks on the Properties will be gauged to the bottom of the flange as of the Effective Time, and all oil and other liquid hydrocarbons so gauged shall be for the account of Seller. Oil and other liquid hydrocarbons in treating, separation equipment, and tanks below pipeline connections shall not be considered to be merchantable and shall become the property of Buyer. All revenues associated with the ownership and operation of the Properties that accrue after the Effective Time shall be for the account of the Buyer. Revenues from the Effective Time through the Closing shall be estimated by the parties and deducted from the Purchase Price. The actual amounts or values associated with the above (to the extent they vary from the estimates) shall be accounted for in the Final Accounting Settlement.

        6.3 Costs and Expenses. All costs and expenses associated with the ownership or operation of the Properties prior to the Effective Time shall be borne by Seller. All costs and expenses associated with the ownership or operation of the Properties after the Effective Time shall be borne by Buyer. Costs and expenses from the Effective Time through the Closing shall be estimated by the parties and added to the Purchase Price. The actual amount of such costs and expenses (to the extent they vary from the estimates) shall be accounted for in the Final Accounting Settlement.

        6.4 Taxes. All taxes, including but not limited to, excise taxes, ad valorem taxes, and any other local, state or federal taxes or assessments attributable to the Properties prior to the Effective Time shall remain Seller's responsibility, and all deductions, credits, and refunds pertaining to the aforementioned taxes or assessments attributable to the Properties prior to the Effective Time, no matter when received, shall belong to Seller. All taxes, including but not limited to, excise taxes, ad valorem taxes and any other local, state or federal taxes or assessments (excluding income taxes from the Effective Time through Closing) attributable to the Properties after the Effective Time, shall be Buyer's responsibility, and all deductions, credits, and refunds pertaining to the aforementioned taxes or assessments attributable to the Properties after the Effective Time, no matter when received, shall belong to Buyer. The parties agree that this sale is an occasional sale of assets by Seller in which Seller does not trade in the ordinary course of business. The parties will take commercially reasonable actions to establish the occasional sale exemption from sales tax associated with the contemplated transaction. Notwithstanding the foregoing, Buyer shall be solely responsible for all transfer, sales, use or similar taxes resulting from or associated with the transaction contemplated under this Agreement. Seller shall be responsible for any and all capital gains taxes or any similar taxes associated with the transaction contemplated under this Agreement.

     6.5 Prepaids. Prepaid insurance premiums, utility charges, rentals and any other prepaid or accrued payables applicable to periods following the Effective Time, if any, and attributable to the Properties shall be prorated as of the Effective Time. The amounts owing from such proration shall be settled in the Final Accounting Settlement.

        6.6 Miscellaneous Accounting. In addition to the items set forth in Sections 6.2 through 6.5 hereto, any other amounts due between Buyer and Seller related to the Properties shall be settled in the Final Accounting Settlement.

        6.7 Final Accounting Settlement. As soon as reasonably practicable, but no later than ninety (90) Days after Closing, Seller shall deliver to Buyer a statement setting forth a detailed final calculation of all post-closing adjustments as set forth in this Agreement. As soon as reasonably practicable, but no later than thirty (30) Days after receipt of the statement, Buyer shall deliver to Seller a written report containing any changes that Buyer proposes be made to the statement. The parties shall thereafter undertake to agree with respect to such post-closing adjustments within fifteen (15) Days. If the parties fail to agree within such fifteen (15) Day period, then the disputed items shall be resolved by submitting the same to a firm of independent nationally recognized accountants mutually acceptable to the parties (the "Accounting Referee"). The Accounting Referee shall resolve the dispute within thirty (30) Days after having the relevant materials submitted for review. The decision of the Accounting Referee shall be binding on the parties and non-appealable. The fees and expenses associated with the Accounting Referee shall be borne equally by Buyer and Seller. The date upon which all amounts associated with the Final Accounting Settlement are agreed to by the parties, whether by decision of the Accounting Referee or otherwise, shall be herein called the "Final Settlement Date." Any amounts owed by either party to the other as a result of such adjustments shall be paid within five (5) Business Days of the Final Settlement Date.

        6.8 Post-Final Accounting Settlement: Any revenues received or expenses paid by Buyer after the Final Accounting Settlement which are applicable to operations prior to the Effective Time and not expressly conveyed to Buyer shall be billed or reimbursed to Seller, as appropriate. Any revenues received or expenses paid by Seller after the Final Accounting Settlement which are applicable to operations after the Effective Time and not expressly reserved by Seller shall be billed or reimbursed to Buyer, as appropriate.

        6.9 Audit Rights. In order to verify the information provided by the parties under this Article VI, Buyer and Seller shall each have the right to conduct an audit of the other party's records relating thereto for a period of one (1) year after the Closing Date. Any objections not raised within the one
(1) year period shall be conclusively deemed to be waived for all purposes by the parties.

                     ARTICLE VII. CASUALTY AND CONDEMNATION

        7.1 Casualty and Condemnation. If a substantial part of the Properties shall be destroyed prior to Closing by any Casualty Loss or if a substantial part of the Properties shall be taken in condemnation or if proceedings for such purposes shall be pending or threatened, either Buyer or Seller may elect to terminate this Agreement. For the purpose of this Section 7.1, the term "substantial" shall be defined as fifteen percent (15%) of the Purchase Price. If either party so elects, neither party shall have any further obligation to the other hereunder. If not so terminated, this Agreement shall remain in full force and effect, notwithstanding any Casualty Loss or taking, and all sums paid to Seller by reason of such Casualty Loss or taking shall be paid by Seller to Buyer at Closing. In addition, Seller shall assign, transfer and set over unto Buyer all of the right, title and interests of Seller in and to any unpaid awards, insurance proceeds or other payments arising out of such Casualty Loss or taking.

                            ARTICLE VIII. INDEMNITIES

        8.1 Indemnities. Each party hereto represents that it has had an adequate opportunity to review the following indemnity provisions, including the opportunity to submit the same to legal counsel for review and comment. Based upon the foregoing representation, the parties agree as follows:

        (a) Subject to the limitations set forth in Sections 8.1(c) and 8.1(d) below, Seller shall release Buyer from and shall fully protect, indemnify, and defend Buyer, its officers, agents and employees and hold them harmless from and against any and all Claims relating to, arising out of, or connected, directly or indirectly, with the ownership or operation of the Properties, or any part thereof, pertaining to the period of time prior to the Effective Time, including but not limited to, any Claims relating to, injury or death of any person or persons whomsoever, or damage to or loss of any property or resource, or any pollution or environmental damage of any kind. The indemnity obligation provided herein shall apply regardless of cause or of any negligent acts or omissions of Buyer, its officers, agents, and employees.

        (b) Buyer shall release Seller from and shall fully protect, indemnify, and defend Seller, its officers, agents and employees and hold them harmless from and against any and all Claims relating to, arising out of, or connected, directly or indirectly, with the ownership or operation of the Properties, or any part thereof, pertaining to the period of time on and after the Effective Time, and from any and all Claims relating to, arising out of, or connected, directly or indirectly, with the ownership or operation of the Properties, or any part thereof, pertaining to the period of time prior to the Effective Time wherein Sellers indemnity obligation set forth in Section 8.1(a) has expired or is limited, including but not limited to, any Claims relating to injury or death of any person or persons whomsoever, or damage to or loss of any property or resource, or any pollution or environmental damage of any kind. The indemnity obligation provided herein shall apply regardless of cause or of any negligent acts or omissions of Seller, its officers, agents, and employees or whether occasioned by, incident to or emanate from the unseaworthiness of vessels or alleged defects in lease equipment, facilities or pipelines.

        (c) Notwithstanding anything contained in Section 8.1(a) to the contrary, Seller shall have no obligation whatsoever under this Agreement or otherwise to indemnify Buyer, its officers, agents and employees from and against any Claim for which Seller has not received a formal request for indemnification from Buyer under Section 8.1(e) within one (1) year after the Effective Time and for which Buyer is not immediately prepared to address said Claim. Seller and Buyer additionally agree that Seller's indemnity obligation to Buyer, its officers, agents, and employees associated with Claims attributable to periods of time prior to the Effective Time shall be expressly limited to violations of the Law that were in effect as of the Effective Time.

        (d) The equipment and sites included in the Properties may contain asbestos or naturally occurring radioactive materials ("NORM"). Special procedures may be required for the assessment, remediation, removal, transportation, or disposal of asbestos and NORM from the Properties. Buyer agrees to assume any and all liability , no matter whether attributable to periods of time prior to or subsequent to the Effective Time, associated with the assessment, remediation, removal, transportation, and disposal of asbestos or Norm from the Properties and will conduct these activities in accordance with all applicable Laws. Notwithstanding anything contained in Section 8.1(a) to the contrary, Seller shall have no obligation whatsoever under this agreement or otherwise to indemnify Buyer, its officers, agents, and employees from and against any Claim associated with or attributable to the presence of asbestos or NORM on or in connection with the Properties. Additionally, Buyer agrees to accept full responsibility for Seller's proportionate share of the cost for maintenance, repair, removal or plugging and abandonment of all wells, facilities, and equipment included in this transaction and shall indemnify, defend and hold Seller, its officers, agents and employees harmless from each and every Claim resulting from Buyer's failure to comply with the terms and conditions of this Section 8.1(d). Buyer further agrees it will perform such plugging and abandonment in accordance with the rules and regulations of the Minerals Management Service, as well as any other applicable Laws.

        (e) Each indemnified party hereunder agrees that upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including without limitation, receipt of notice of any demand, assertion, action or proceeding, judicial or otherwise, with respect to any matter to which it believes itself to be entitled to indemnity under the provisions of this Agreement, it shall give prompt notice thereof in writing to the indemnifying party, together with a statement of such information regarding any of the foregoing as it shall then have. Such notice shall include a formal demand for indemnification under this Agreement. The indemnified party shall afford the indemnifying party a reasonable opportunity to pay, settle or contest the claim and/or remediate the condition at the indemnifying party's expense.

                       ARTICLE IX. WARRANTY AND DISCLAIMER

        9.1 Warranty of Title. This Agreement and the conveyance of the Properties from Seller to Buyer shall be without warranty of title of any kind, express or implied, except by, through and under the Seller, but not otherwise.

        9.2 Disclaimer - Representations and Warranties. Buyer acknowledges and agrees that the Properties are being transferred, assigned and conveyed from Seller to Buyer "AS-IS, WHERE-IS", and with all faults in their present condition and state of repair, without recourse. Except as expressly set forth in this Agreement, Seller hereby disclaims any and all representations and warranties concerning the Properties, express or implied, at civil Law, at common Law, by statute or otherwise, including without limitation, any warranty of quality, condition (including the physical condition and the environmental condition), compliance with applicable Laws, absence of latent defects, safety, state of repair, merchantability or fitness for a particular purpose.

                 9.3 Disclaimer - Statements and Information. Except as expressly set forth in this Agreement, Seller hereby disclaims any and all liability and responsibility for any statement or information relating to the Properties made or communicated (orally or in writing) to Buyer, including but not limited to, any opinion, information or advice that may have been provided to Buyer from Seller or by any of Seller's officers, agents or employees. Seller expressly disclaims any and all liability and responsibility associated with the accuracy or completeness of the data, information and materials furnished at any time to Buyer in connection with the transaction contemplated hereunder, including but not limited to, the quality or quantity of hydrocarbon reserves, the revenues, the operating costs, the financial data, the contract data, the physical condition, the environmental condition or the continued financial or physical viability of the Properties .

     9.4 Express Representations. Buyer acknowledges and agrees that it is only entitled to rely on the express representations and warranties set forth in this Agreement.

               ARTICLE X. SELLER'S REPRESENTATIONS AND WARRANTIES

        Seller represents and warrants to Buyer that to the best of Seller's knowledge:

     10.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority to own and lease the Properties.

        10.2 Corporate Authority; Authorization of Agreement. Seller has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated herein and to perform all of the terms and conditions to be performed by it. The execution and delivery of this Agreement by Seller, the performance by Seller of all of the terms and conditions hereto to be performed by it and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate actions. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

        10.3 No Violations. Assuming expiration or termination of the applicable waiting period under the HSR Act, if applicable, this Agreement and the execution and delivery hereof by Seller does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated herein, will not:

     (a) Conflict with or require the consent of any person or entity under any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Seller;

        (b) Violate any provision of, or require any filing, consent, authorization or approval under any Law applicable to or binding upon Seller (assuming receipt of all routine governmental consents typically received after consummation of transactions of the nature contemplated by this Agreement);

        (c) Conflict with, result in a breach of, constitute a default under or constitute an event that with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, (i) any mortgage, indenture, loan, credit agreement or other agreement or instrument evidencing indebtedness for borrowed money to which Seller is a party or by which Seller is bound or to which any of the Properties are subject, or (ii) any order, judgment or decree of any governmental authority; or

     (d) Results in the creation or imposition of any lien or encumbrance upon the Properties.

        10.4 No Default. Seller is not in default under and Seller is not aware of any event that with notice or lapse of time, or both, would constitute a default under, any mortgage, indenture, loan, credit agreement or other agreement evidencing indebtedness for borrowed money to which Seller is a party or by which Seller is bound or to which any of the Properties are subject.

        10.5     Absence of Certain Changes.  There has not been:

     (a) Any material sale, lease or other disposition of the Properties;

     (b) Any mortgage, pledge or grant of a lien or security interest in any of the Properties; or

        (c)      Any contract or commitment to do any of the foregoing.

        10.6     Status and Operations.

         (a) For the purpose of this Agreement, the parties have assumed that Seller is underproduced by 85,038 MMBtu. Except as set forth above, Seller has not taken or received any material amount of gas, oil, liquid hydrocarbons or products refined therefrom so that any person may thereafter be entitled to receive any portion of the interest of Seller to "balance" any disproportionate allocation. If, as of Closing, the imbalance is greater or less than the assumed 85,038 MMBtu, then the parties shall adjust the accounts using a price of Two and No/100 Dollars ($2.00) per MMBtu.

         (b) All costs incurred in connection with the operation of the Properties have been fully paid and discharged, except normal expenses incurred in operating the Properties within the previous sixty (60) Days and as to which Seller has not yet been billed.

        10.7 Litigation. There are no actions or suits, pending or threatened, against Seller which could result in a loss or damages or any other relief which, if granted, would have a material adverse effect on the value or operation of the Properties or that would prevent the consummation of the transaction contemplated by this Agreement.

         10.8 Compliance with Laws. Seller is in compliance with all Laws applicable to the Properties noncompliance with which might reasonably be expected to have a materially adverse effect on the value or operations of the Properties.

     10.9 Environmental Claims. Seller has received no notice of, nor is Seller aware of any pending or threatened, environmental related Claim.

     10.10 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or threatened against Seller.

               ARTICLE XI. BUYER'S REPRESENTATIONS AND WARRANTIES

        Buyer represents and warrants to Seller that to the best of Buyer's knowledge:

     11.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own and lease the Properties

        11.2 Corporate Authority; Authorization of Agreement. Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated herein and to perform all the terms and conditions to be performed by it. The execution and delivery of this Agreement by Buyer, the performance by Buyer of all the terms and conditions hereof to be performed by it and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate actions. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

        11.3 No Violations. Assuming expiration or termination of the applicable waiting period under the HSR Act, if applicable, this Agreement and the execution and delivery hereof by Buyer does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated herein, will not:

     (a) Conflict with or require the consent of any person or entity under any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Buyer;

        (b) Violate any provision of, or require any filing, consent, authorization or approval under any Law applicable to or binding upon Buyer (assuming receipt of all routine governmental consents typically received after consummation of transactions of the nature contemplated by this Agreement); or

        (c) As of Closing, conflict with, result in a breach of, constitute a default under or constitute an event that with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, (i) any mortgage, indenture, loan, credit agreement or other agreement or instrument evidencing indebtedness for borrowed money to which Buyer is a party or by which Buyer is bound or, (ii) any order, judgment or decree of any governmental authority to which Buyer is subject.

        11.4 SEC Disclosure. Buyer is acquiring the Properties for its own account for use in its trade or business or for investment, and not with a view toward or for sale in connection with any distribution thereof, nor with any present intention of making a distribution thereof within the meaning of the Securities Act of 1933, as amended.

        11.5 Capitalization. The authorized capital stock of Buyer consists of 20,000,000 shares of common stock, $0.01 par value per share and 1,000,000 shares of preferred stock, without par value. As of July 3, 1996, 12,345,361 shares of common stock and no preferred shares were issued and outstanding. There were also outstanding warrants and options to purchase 289,365 additional shares of common stock for consideration ranging from $2.00 to $2.38 per share.

        11.6 Consideration Shares. The Consideration Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable, will be owned beneficially and of record by Seller, and will be free and clear of all liens, encumbrances or restrictions of any nature whatsoever except as set forth in the Registrations Rights Agreement or as required by applicable securities Laws.

        11.7 Reports. Buyer has made available to Seller, and will promptly furnish to Seller after the date hereof upon Seller's written request, true and complete copies of (a) all annual, quarterly and other reports (the "Reports") filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 since December 31, 1993, (b) all definitive proxy solicitation materials filed with the Securities and Exchange Commission since December 31, 1993, and (c) any registration statements (other than those relating to employee benefit plans and Buyer's warrants and options) declared effective by the Securities and Exchange Commission since December 31, 1993. As of the respective dates of the Reports, the Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1993, the Buyer has filed with the Securities and Exchange Commission all material reports, registration statements and other material filings required to be filed with the Securities and Exchange Commission under the rules and regulations of the Securities and Exchange Commission.

        11.8 MMS Approval. Buyer shall pursue in a diligent manner approval from the MMS of all instruments confirming the conveyance of the Properties from Seller to Buyer, including without limitation, Assignment of Record Title Interest, Assignment of Operating Rights, and similar conveyance documents.

        11.9 Independent Evaluation. In making the decision to enter into this Agreement and to consummate the transaction contemplated herein, Buyer represents that it has relied solely on its own independent investigation and evaluation of the Properties and on the express representations contained in this Agreement and that Buyer has satisfied itself as to the condition of the Properties. Buyer further acknowledges that it is sophisticated in the purchase, operation and ownership of oil and gas properties.

                       ARTICLE XII. ADDITIONAL AGREEMENTS

        12.1     Covenants of Seller.  Seller and Buyer agree as follows:

        (a) From the date hereof until Closing, without first obtaining the consent of Buyer, Seller will not:

     (i) waive any right of material value relating to any of the Properties;

     (ii) convey, encumber, mortgage, pledge or dispose of any of the material Properties;

     (iii) enter into, modify or terminate any material contracts affecting the Properties; or

                 (iv)   commit itself to do any of the foregoing.

         For the purpose of this Section 12.1, "material" shall be defined as One Hundred Thousand and No/100 Dollars ($100,000).

        (b) Seller shall, from the date hereof until Closing, promptly notify Buyer of any loss or damage to the Properties, or any portion thereof, known to Seller and exceeding One Hundred Thousand and No/100 Dollars ($100,000).

        (c) Seller shall not solicit from any person any proposals or offers, or enter into any negotiations, relating to the disposition of the Properties.

        12.2 Subsequent Operations. Seller makes no representations or warranties to Buyer as to the transferability or assignability of operatorship associated with the Properties. Buyer acknowledges that the rights and obligations associated with operatorship of the Properties is governed by the applicable agreement(s) and that operatorship of the properties will be decided in accordance with the terms of said agreement(s).

        12.3 Records. Within forty-five (45) Days after Closing, Seller shall furnish to Buyer the originals of the Records relating to the Properties which are maintained by Seller. The costs associated with transferring the records to Buyer shall be borne by Buyer. Buyer agrees to maintain the Records received from Seller in accordance herewith for a period of six (6) years from the Closing. Buyer additionally agrees to afford Seller full access to the Records as reasonably requested by Seller. Notwithstanding the foregoing, Seller shall allow Buyer reasonable access to the Records after the Closing in order to allow Buyer to transact day to day business.

        12.4 Like Kind Exchanges. Seller reserves the right to structure the conveyance of the Properties or any portion(s) thereof as an exchange in accordance with the provisions of Section 1031 of the Internal Revenue Code. The parties agree that in order to so structure this transaction, where required, the parties will allocate the Purchase Price between real property and personal property.

        12.5 Buyer's Assumption of Obligations. Except as otherwise provided in this Agreement, Buyer assumes and shall timely perform and discharge all duties and obligations of the owner of the Properties relating to the period after the Closing Date, and Seller shall incur no liability for Buyer's failure to properly perform and discharge such duties and obligations. Buyer agrees to accept full responsibility for Amoco's proportionate share of the costs associated with the maintenance, repair, removal or plugging, abandonment and restoration of all wells, facilities, equipment and structures included in this transaction, which responsibility shall be secured as provided for in the Escrow Agreement referenced in Section 16.2(i) below. Buyer shall release Seller from and shall fully protect, indemnify and defend Seller, its officers, agents and employees and hold them harmless from and against any and all Claims resulting from Buyer's failure to comply with the terms and conditions of this Section 12.5.

        12.6 Insurance. Buyer shall purchase and maintain in force and effect until abandonment of the Properties is completed at least Ten Million and No/100 Dollars ($10,000,000) Comprehensive and General Liability Insurance with contractual coverage to cover defense, indemnity and obligations in this Agreement and Operators Extra Expense Insurance including Well Control Coverage, Pollution, Extra Expense and Care, Custody and Control Coverage with minimum limits of Twenty Million and No/100 Dollars ($20,000,000), or that minimum insurance coverage required by statute or regulation, whichever is the greater amount; and Buyer shall furnish proof of insurance at least ten (10) Days prior to the Closing Date; provided however, such insurance shall not limit, restrict, diminish or otherwise modify the indemnity provisions, whether by limitation of the extent of the protection afforded Seller or otherwise. Buyer warrants that a copy of this provision has been provide to its insurer.

                 12.7 Call on Liquids. Seller, at all times and from time to time, shall have the option and exclusive right to purchase all or any portion of the oil, distillate, condensate and other liquid hydrocarbons produced and saved from the Properties. Payment for any oil, distillate, condensate and other liquid hydrocarbons purchased hereunder shall be made at the prevailing market price for production of similar kind and quality prevailing in the area where produced on the date of delivery. Seller's posted price shall be used as the prevailing market price unless Buyer provides Seller with a copy of a bona fide written offer to purchase said production at a higher price. Seller shall then have ten (10) days in which to either meet the bona fide written offer and exercise its right of first refusal or suspend (commensurate with the term of the applicable bona fide written offer) its purchase rights.

                      ARTICLE XIII. ANTITRUST NOTIFICATION

        13.1 Antitrust Notification. If compliance with the HSR Act is required in connection with the transaction contemplated under this Agreement, as promptly as practicable and in any event not more than fifteen (15) Business Days following the date on which the parties hereto shall have executed this Agreement, both parties will file with the Federal Trade Commission and the Department of Justice the notification and report forms required for the transactions contemplated hereby and will as promptly as practicable furnish any supplemental information which may be reasonably requested in connection therewith. Each party shall request expedited treatment of such filing. If failure by either party to obtain timely authorization from the Federal Trade Commission or Department of Justice results in inability for the parties to Close on the Closing Date, the time for Closing shall automatically be extended until such date as Closing can occur in compliance with the HSR Act.

                  ARTICLE XIV. CONDITIONS PRECEDENT TO CLOSING

        14.1 Conditions Precedent to Seller's Obligation to Close. Seller shall be obligated to consummate the sale of the Properties as contemplated by this Agreement on the Closing Date, provided the following conditions precedent have been satisfied or have been waived by Seller:

        (a) All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at and as of such time; and

        (b) Buyer shall have complied in all material respects with all agreements and conditions contained in this Agreement to be performed or complied with by Buyer on or prior to the Closing.

        14.2 Conditions Precedent to Buyer's Obligation to Close. Buyer shall be obligated to consummate the purchase of the Properties as contemplated by this Agreement on the Closing Date, provided that the following conditions precedent have been satisfied or have been waived by Buyer:

        (a) All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at and as of such time; and

        (b) Seller shall have complied in all material respects with all agreements and conditions contained in this Agreement to be performed or complied with by Seller on or prior to the Closing.

        14.3 Conditions Precedent to Obligation of Each Party. The parties shall be obligated to consummate the sale and purchase of the Properties as contemplated by this Agreement on the Closing Date, provided the following conditions precedent have been satisfied or have been waived:

        (a) No suit, action or other proceedings shall be pending or threatened before any court or governmental commission, board or agency in which it is sought by a person or entity other than the parties hereto or any of their affiliates, officers or directors, to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages in connection with this Agreement or the transactions contemplated herein, nor shall there be any investigation by any governmental agency pending or threatened which might result in any such suit, action, order or other proceedings seeking to restrain or prohibit consummation of this Agreement or the transaction contemplated herein;

        (b) If applicable, consummation of this purchase and sale transaction shall not have been prevented from occurring by (and the required waiting period, if any, shall have expired under) the HSR Act and the rules and regulations of the Federal Trade Commission and the Department of Justice;

        (c) All consents and approvals, if any, whether required contractually or by applicable federal, state, or local Law, or otherwise necessary for the execution, delivery, and performance of this Agreement by Seller (except for approvals of governmental agencies or authorities customarily obtained subsequent to transfer of title), shall have been obtained and delivered to Buyer by the Closing Date and shall not have been withdrawn or revoked;

        (d) With respect to assets which have not been excluded from the Agreement because of an exercise of a preferential right to purchase, the preferential rights of purchase applicable to the Properties shall have been waived, or the time to elect under said preferential rights to purchase shall have elapsed, prior to the time of Closing; and

     (e) Buyer and Seller shall execute the Registration Rights Agreement and Escrow Agreement.

        14.4 No Waiver. Except where expressly provided otherwise, consummation of Closing shall not be deemed to be a waiver by either party of any of its rights or remedies hereunder for breach of warranty, covenant, or agreement herein by the other party.

 .                               ARTICLE XV. TERMINATION

     15.1 Grounds for Termination. This Agreement may be terminated at any time prior to Closing:

        (a)      By the mutual written agreement of Seller and Buyer;

        (b) By either Seller or Buyer if the consummation of the transactions contemplated herein would violate any nonappealable final order, decree or judgment of any governmental authority having jurisdiction enjoining, or awarding substantial damages in connection with, the consummation of this Agreement or the transactions contemplated herein;

     (c) By either Buyer or Seller  pursuant to Sections 4.2, 5.2 or 7.1 hereto;
or

        (d) By Seller (provided Seller is not then in breach of the provisions of this Agreement), if Closing shall not have occurred on or before December 1, 1996.

     15.2 Effect of Termination. The following provisions shall apply in the event of a termination of this Agreement:
                 ----------------------

        (a) If this Agreement is terminated in accordance with Section 15.1 hereto, such termination shall be without liability of any party to this Agreement, and the Seller shall return the Earnest Money to the Buyer promptly upon such termination.

        (b) If this Agreement is terminated as a result of the failure of Buyer to perform a material obligation hereunder, then Seller shall be entitled to retain the Earnest Money as a liquidated damage to reimburse Seller for it's out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement. The liquidated damage shall be in addition to and not exclusive of other damages which may be appropriate in law or equity.

     (c) Notwithstanding the termination of this Agreement, the terms of the Confidentiality Agreement shall remain in full force and effect.

        15.3 Return of Documents. In the event of termination of this Agreement prior to Closing, Buyer shall return all information provided (or any copies thereof which may have been made to assist in the evaluation), including but not limited to, all books, records, maps, files, papers, CD-ROM, seismic tapes, and other property in such party's possession relating to the Properties, to the party entitled thereto. Additionally, Buyer will destroy all materials prepared by the Buyer, its affiliates and their representatives (including any copies of the information which may have been made). In addition, Buyer will certify that it has complied with the terms and conditions of the Confidentiality Agreement or this Section 15.3 by letter along with the requested information.

                            ARTICLE XVI. THE CLOSING

        16.1 Closing. Prior to Closing, Seller shall provide Buyer with a Closing statement setting forth the Purchase Price, as adjusted, and wiring instructions designating an account or accounts to which the Closing funds are to be delivered in accordance with Section 16.3(d) hereto. The Closing of this transaction shall be in Amoco's office at 550 WestLake Park Boulevard, Houston, Texas 77079.

     16.2 Obligation of Seller at Closing. At the Closing, Seller shall deliver to Buyer, unless waived by Buyer, the following:

        (a) An Assignment and Bill of Sale conveying all of Seller's right, title and interests in and to the Properties substantially in the form attached hereto as Exhibit "C". Such instrument shall be acknowledged and executed in at least four (4) multiple originals;

     (b) An Assignment of Record Title Interest substantially in the form attached hereto as Exhibit "D". Such instrument shall be acknowledged and executed in at least four (4) multiple originals;

     (c) An Assignment of Operating Rights substantially in the form attached hereto as Exhibit "E". Such instrument shall be acknowledged and executed in at least four (4) multiple originals;

        (d) Evidence that all consents, approvals, and authorizations prerequisite to the sale and conveyance of the Properties, as well as evidence of waiver or lapse of any preferential purchase rights applicable to the Properties, have been obtained;

        (e) A Certificate executed by an Attorney-in-Fact of Seller certifying as to the matters specified in Sections 14.1(a) and 14.1(b) hereto substantially in the form attached hereto as Exhibit "F";

     (f) Letters-in-Lieu of division orders or transfer orders substantially in the form attached hereto as Exhibit "G";

     (g) An Opinion of Counsel substantially in the form attached hereto as Exhibit "H";

     (h) A Registration Rights Agreement substantially in the form attached hereto as Exhibit "I";

     (i) An Escrow Agreement substantially in the form attached hereto as Exhibit "J";

     (j) A Non-Foreign Affidavit executed by an Attorney-in-Fact of Seller substantially in the form attached hereto as Exhibit "K"; and

        (k) Such other instruments and take such other actions as may be necessary to carry out Seller's obligations under this Agreement.
     16.3 Obligations of Buyer at Closing. At the Closing, Buyer shall deliver to Seller, unless waived by Seller, the following:


     (a) The Assignment and Bill of Sale, executed and properly acknowledged, referred to in Section 16.2(a) hereto;

     (b) The Assignment of Record Title Interest, executed and properly acknowledged, referred to in Section 16.2(b) hereto;

     (c) The Assignment of Operating Rights, executed and properly acknowledged, referred to in Section 16.2(c) hereto;

     (d) The adjusted Purchase Price by wire transfer;

        (e) A Certificate executed by an authorized officer of Buyer certifying as to the matters specified in Sections 14.2(a) and 14.2(b) hereto substantially in the form attached hereto as Exhibit "F";

     (f)  Letters-in-Lieu  of division  orders or transfer orders referred to in
Section 16.2(f) hereto;

     (g) An Opinion of Counsel substantially in the form attached hereto as Exhibit "H-1";

     (h) The Registration Rights Agreement referred to in Section 16.2(h) hereto;

        (i)      The Escrow Agreement referred to in Section 16.2(i) hereto;

        (j) One or more stock certificates representing the Consideration Shares issued in the name of Seller, and any other documents necessary to transfer such shares to Seller; and

        (k) Such other instruments and take such other action as may be necessary to carry out Buyer's obligations under this Agreement.

                           ARTICLE XVII. MISCELLANEOUS

        17.1 Notices. All notices and other communications required, permitted, or desired to be given hereunder must be in writing and sent by U.S. mail, properly addressed as shown hereinbelow, and with all postage or charges fully prepaid or by hand delivery or by facsimile transmission. Date of service by mail or hand delivery is the date on which such notice is received by the addressee, by facsimile is the date the notice is sent, or if such date is on a weekend or federal or state holiday, then on the next date which is not a weekend or federal or state holiday. Each party may change its address by notifying the other party in writing.

        If to Seller            Amoco Production Company
        by mail:                P. O. Box 3092
                                Houston, Texas  77253-3092
                   Attn: Manager, Acquisitions and Divestments

                                and

                                Amoco Production Company
                                P.O. Box 50879
                                New Orleans, Louisiana 70150-0879
                                Attn: Manager, Land

        If to Seller by         Amoco Production Company
        hand delivery:          550 WestLake Park Boulevard
                                Houston, Texas  77079
                   Attn: Manager, Acquisitions and Divestments

                                and

                                Amoco Production Company
                                1340 Poydras Street
                                New Orleans, Louisiana 70112
                                Attn: Manager, Land

        If to Seller            Amoco Production Company
        by facsimile:           Number: (713) 366-7544
                   Attn: Manager, Acquisitions and Divestments

                                and

                                Amoco Production Company
                                Number: (504) 586-6710
                                Attn:  Manager, Land

        If to Buyer             PANACO, Inc.
        by mail:                1050 West Blue Ridge Boulevard
                                Kansas City, Missouri  64145-1216
                                Attn: H. James Maxwell
                                President and C.E.O.

                                and

                                PANACO, Inc.
                                1100 Louisiana, Suite 5110
                                Houston, Texas  77002-5220
                                Attn: Larry M. Wright
                                Executive Vice President

        If to Buyer by          PANACO, Inc.
        hand delivery:          1050 West Blue Ridge Boulevard
                                Kansas City, Missouri  64145-1216
                                Attn: H. James Maxwell
                                President and C.E.O.

                                and

                                PANACO, Inc.
                                1100 Louisiana, Suite 5110
                                Houston, Texas  77002-5220
                                Attn: Larry M. Wright
                                Executive Vice President

        If to Buyer by          PANACO, Inc.
        facsimile:              Number: (816) 942-6305
                                Attn: H. James Maxwell,
                                President and C.E.O.

                                and

                                PANACO, Inc.
                                Number: (713) 651-0928
                                Attn: Larry M. Wright,
                                Executive Vice President

        17.2 Conveyance Costs. Buyer shall be solely responsible for the filing and recording of documents related to the transfer of the Properties from Seller to Buyer and for all fees connected therewith. Within thirty (30) Days after Closing, Buyer shall furnish Seller and the operator of any unit which include any portion of the Properties, a certified copy of all assignments as recorded in the appropriate County records. Buyer shall file assignments of the Properties with appropriate state, federal, and local authorities as required by applicable statutes, rules or regulations and shall pay all costs and fees connected therewith. Buyer shall furnish Seller with all pertinent recording data and evidence of all such required filings.

        17.3 Broker's Fees. Neither party has retained any brokers, agents or finders and none are affiliated with either party or authorized to act on behalf of either party in this matter. Each party agrees to indemnify and hold the other harmless from and against any Claims or with respect to any commissions, finders' fees, or other remuneration due to any broker, agent, or finder claiming by, through, or under such party.

        17.4 Further Assurances. From and after Closing, at the request of Seller, but without further consideration, Buyer will execute and deliver or use reasonable efforts to cause to be executed and delivered such instruments of conveyance and take such action as Seller reasonably may require to more effectively vest in or put Seller in possession of any property, documents, or information of any kind which was not intended by the parties to be conveyed to Buyer. From and after Closing, at the request of Buyer, but without further consideration, Seller shall execute and deliver or use reasonable efforts to cause to be executed and delivered such instruments of conveyance and take such actions as Buyer reasonably may require to more effectively vest in or put Buyer in possession of the Property. If any of the Property is incorrectly described, the description shall be corrected upon proof of the proper description.

        17.5 Survival of Representations and Warranties. The representations and warranties contained in Articles X and XI of this Agreement shall terminate two
(2) years after Closing. All other representations, warranties, covenants, and agreements contained in this Agreement shall survive the Closing. The parties hereto have made no representations or warranties except those expressly set forth in this Agreement.

        17.6 Amendments and Severability. No alterations, modifications, amendments, or changes in this Agreement shall be effective or binding unless the same shall be in writing and signed by Seller and Buyer. The invalidity of any one or more covenants or provisions of this Agreement shall not affect the validity of the Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if such invalid provision had not been included herein.

        17.7 Successor and Assigns. This Agreement shall not be assignable, whether in whole or in part, without the express written consent of the non-assigning party. The terms, covenants and conditions hereof shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and assigns; and such terms, covenants and conditions shall be covenants running with the land and with each subsequent transfer or assignment of the Properties.

        17.8 Headings. The titles and headings in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

     17.9 Governing Law. This Agreement shall be governed by and construed under the Laws of the State of Texas, excluding any choice of Law rules which may direct the application of the Laws of another jurisdiction.

        17.10 No Partnership Created. It is not the purpose or intention of this Agreement to create (and it shall not be construed as creating) a joint venture, partnership, or any type of association, and the parties hereto are not authorized to act as agent or principal for each other with respect to any matter related hereto.

        17.11 Media Releases. Neither party, unless required to do so by law, shall release any information to the press or other media regarding the contemplated transaction. If required by law to release information, a party may do so after having obtained the other party's approval of the content of the information contained in the release.

        17.12 No Third Party Beneficiary. Nothing in this Agreement shall entitle any persons other than Seller or Buyer or their successors and assigns to any claim, cause of action, remedy or right of any kind.

        17.13 Texas Deceptive Trade Practices Act. Seller and Buyer certify that they are not "Consumers" within the meaning of the Texas Deceptive Trade Practices-Consumer Protection act, Subchapter E of Chapter 17, Sections 17.41, et seq., of the Texas Business and Commerce Code, as amended (the "DTPA"). The parties covenant, for themselves and on behalf of any successor or assign, that, if the DTPA is applicable, (i) the parties are "business consumers" thereunder each with assets of more than $5,000,000.00, (ii) each party hereby waives and releases all of its rights and remedies thereunder (other than Section 17.555, Texas Business and Commerce Code) as applicable to the other party and its successors, and (iii) each party shall defend and indemnify the other from and against any and all Claims, of or by that party or any successors or assigns based in whole or in part on the DTPA, arising out of or in connection with the transaction set forth in this Agreement.

        17.14 Entire Agreement. This Agreement supersedes all prior negotiations, understandings, letters of intent, and agreements between the parties relating to the Properties and constitutes the entire understanding and agreement between the parties with respect to the sale and purchase of the Properties.






        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above, but effective as of the Effective Time.

                                                    AMOCO PRODUCTION COMPANY



                        By: ____________________________
                                                    Name: John D. Spence
                                                    Title: Attorney-in-Fact


                                                    PANACO, Inc.


                        By: ____________________________
                                                    Name: H. James Maxwell
                           Title: President and C.E.O.

Exhibit 10.15

                     AMENDED AND RESTATED CREDIT AGREEMENT



                           Dated as of October 8, 1996


                                      Among

                                  PANACO, INC.,
                                  as Borrower,


                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                                    as Agent,

                                       and

                          THE LENDERS SIGNATORY HERETO












































F:\LB0434\PANACO\ARCA.006

                                TABLE OF CONTENTS
                                                                         Page


                                    ARTICLE I

                       Definitions and Accounting Matters


         Section 1.01  Terms Defined Above..................................2

         Section 1.02  Certain Defined Terms................................2

         Section 1.03  Accounting Terms and Determinations.................21


                                   ARTICLE II

                                   Commitments


         Section 2.01  Loans and Letters of Credit.........................21

         Section 2.02  Borrowings, Continuations,
                       Conversions and Letters of Credit...................22

         Section 2.03  Limitation on Aggregate Commitments.................24

         Section 2.04  Fees................................................24

         Section 2.05  Several Obligations.................................26

         Section 2.06  Notes...............................................26

         Section 2.07  Prepayments.........................................26

         Section 2.08  Borrowing Base......................................27

         Section 2.09  Assumption of Risks.................................29

         Section 2.10  Obligation to Reimburse and to Prepay...............29

         Section 2.11  Lending Offices.....................................31


                                   ARTICLE III

                       Payments of Principal and Interest


         Section 3.01  Repayment of Loans..................................32
         Section 3.02  Interest............................................32

                                   ARTICLE IV

                Payments; Pro Rata Treatment; Computations; Etc.


         Section 4.01  Payments............................................33

         Section 4.02  Pro Rata Treatment..................................33

         Section 4.03  Computations........................................34

         Section 4.04  Non-receipt of Funds by the Agent...................34

         Section 4.05  Set-off, Sharing of Payments, Etc...................34

         Section 4.06  Taxes...............................................35

         Section 4.07  Lender Representations..............................37

         Section 4.08  Disposition of Proceeds.............................39

                                    ARTICLE V

                       Additional Costs, Capital Adequacy


         Section 5.01  Additional Costs....................................39

         Section 5.02  Limitation on LIBOR Loans...........................41

         Section 5.03  Illegality..........................................42

         Section 5.04  Base Rate Loans Pursuant to Sections 5.01,
                       5.02 and 5.03.......................................42

         Section 5.05  Compensation........................................42


                                   ARTICLE VI

                              Conditions Precedent


         Section 6.01  Initial Funding.....................................43

         Section 6.02  Initial and Subsequent Loans and Letters of Credit..45

         Section 6.03  Conditions Relating to Letters of Credit............46


                                   ARTICLE VII

                         Representations and Warranties


         Section 7.01  Corporate Existence.................................47

         Section 7.02  Financial Condition.................................47

         Section 7.03  Litigation..........................................47

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



         Section 7.04  No Breach...........................................48

         Section 7.05  Authority...........................................48

         Section 7.06  Approvals...........................................48

         Section 7.07  Use of Loans........................................48

         Section 7.08  ERISA...............................................49

         Section 7.09  Taxes...............................................50

         Section 7.10  Titles, etc.........................................50

         Section 7.11  No Material Misstatements...........................51

         Section 7.12  Investment Company Act..............................51

         Section 7.13  Public Utility Holding Company Act..................51

         Section 7.14  Subsidiaries and Partnerships.......................52

         Section 7.15  Location of Business and Offices....................52

         Section 7.16  Filings.............................................52

         Section 7.17  Environmental Matters...............................52

         Section 7.18  Defaults............................................53

         Section 7.19  Compliance with the Law.............................54

         Section 7.20  Insurance...........................................54

         Section 7.21  Restriction on Liens................................54

         Section 7.22  Subordination Agreement.............................55

         Section 7.23  Second Mortgage Loan Agreement......................55

         Section 7.24  Hedging Agreement...................................55

         Section 7.25  Amoco Acquisition...................................55


                                  ARTICLE VIII

                              Affirmative Covenants


         Section 8.01  Financial Statements................................56

         Section 8.02  Litigation..........................................58

         Section 8.03  Maintenance, Etc....................................59

         Section 8.04  Environmental Matters...............................60

         Section 8.05  Engineering Reports.................................61

         Section 8.06  Title Information...................................62

         Section 8.07  Additional Collateral...............................63

         Section 8.08  Further Assurances..................................63

         Section 8.09  Performance of Obligations..........................63

         Section 8.10  ERISA Information and Compliance....................63

         Section 8.11  Cash Collateral Account Agreement...................64

         Section 8.12  Hedging Agreements..................................64

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




                                   ARTICLE IX

                               Negative Covenants


         Section 9.01  Debt................................................65

         Section 9.02  Liens...............................................66

         Section 9.03  Investments, Loans and Advances.....................67

         Section 9.04  Dividends, Distributions and Redemptions............67

         Section 9.05  Sales and Leasebacks................................67

         Section 9.06  Nature of Business..................................68

         Section 9.07  Limitation on Leases................................68

         Section 9.08  Mergers, Etc........................................68

         Section 9.09  Proceeds of Notes...................................68

         Section 9.10  ERISA Compliance....................................68

         Section 9.11  Sale or Discount of Receivables.....................70

         Section 9.12  Current Ratio.......................................70

         Section 9.13  Tangible Net Worth..................................70

         Section 9.14  Cash Flow Coverage..................................70

         Section 9.15  Sale of Oil and Gas Properties......................70

         Section 9.16  Environmental Matters...............................70

         Section 9.17  Transactions with Affiliates........................71

         Section 9.18  Subsidiaries and Partnerships.......................71

         Section 9.19  Negative Pledge Agreements..........................71

         Section 9.20  Capital Expenditures................................71

         Section 9.21  Second Mortgage Loan Agreements.....................71

         Section 9.22  Subordinated Debt...................................71


                                    ARTICLE X

                           Events of Default; Remedies


         Section 10.01  Events of Default..................................72
         Section 10.02  Remedies...........................................74

                                   ARTICLE XI

                                    The Agent


         Section 11.01  Appointment, Powers and Immunities.................75

         Section 11.02  Reliance by Agent..................................75

         Section 11.03  Defaults...........................................75

         Section 11.04  Rights as a Lender.................................76

         Section 11.05  INDEMNIFICATION....................................76

         Section 11.06  Non-Reliance on Agent and other Lenders............76

         Section 11.07  Action by Agent....................................77

         Section 11.08  Resignation or Removal of Agent....................77

                                   ARTICLE XII

                                  Miscellaneous


         Section 12.01  Waiver.............................................78

         Section 12.02  Notices............................................78

         Section 12.03  Payment of Expenses, Indemnities, etc..............78

         Section 12.04  Amendments, Etc....................................81

         Section 12.05  Successors and Assigns.............................81

         Section 12.06  Assignments and Participations.....................81

         Section 12.07  Invalidity.........................................83

         Section 12.08  Counterparts.......................................83

         Section 12.09  References.........................................83

         Section 12.10  Survival...........................................83

         Section 12.11  Captions...........................................84

         Section 12.12  No Oral Agreements.................................84

         Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION..........84
         Section 12.14  Interest...........................................85

         Section 12.15  Confidentiality....................................86

         Section 12.16  Effectiveness......................................87

         Section 12.17  EXCULPATION PROVISIONS.............................87

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



Annex I           - Maximum Credit Amounts



Schedule 1.02-1   - Amoco Properties
Schedule 1.02-2   - Bayou Sorrel Field Properties
Schedule 2.08     - Borrowing Base Reductions
Schedule 7.02     - Debt, etc.
Schedule 7.03     - Litigation
Schedule 7.09     - Taxes
Schedule 7.10     - Titles, etc.
Schedule 7.14     - List of Subsidiaries and Partnerships
Schedule 7.17     - Environmental Matters
Schedule 7.20     - Insurance
Schedule 7.24     - Hedging Agreements
Schedule 9.01     - Debt
Schedule 9.02     - Liens
Schedule 9.03     - Investments, Loans and Advances

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



                  AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 8 , 1996, among: PANACO, INC., a Delaware corporation (the "Borrower"); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section 12.06 (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders"); and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association (in its individual capacity, "First Union"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                                 R E C I T A L S

         WHEREAS, pursuant to that certain First Amended and Restated Credit Agreement dated as of September 30, 1992 among Internationale Nederlanden (U.S.) Capital Corporation (assignee of the interest of Internationale Nederlanden Bank N.V.), New England Mutual Life Insurance Company, The Lincoln National Life Insurance Company and EnCap 1989-I Limited Partnership (collectively, the "Prior First Mortgage Lenders") and the Borrower (the "Senior Credit Agreement"), the Prior First Mortgage Lenders provided to the Borrower a loan facility, which loan facility was evidenced by notes from the Borrower to the Prior First Mortgage Lenders in the aggregate principal amount of $21,564,000 (collectively, the "Existing Senior Debt").

         WHEREAS, certain of the parties hereto originally executed that certain Credit Agreement dated as of July 1, 1994, as amended by that certain First Amendment to Credit Agreement dated effective as of January 18, 1995, and as further amended by that certain Second Amendment to Credit Agreement dated effective as of December 27, 1995 (the "Original Agreement") whereby pursuant to the terms and conditions contained therein, the Lenders agreed to purchase the Existing Senior Debt, to rearrange the Existing Senior Debt and to supersede the terms of the Senior Credit Agreement with the terms set forth in the Original Agreement;

         WHEREAS, the Borrower and the Lenders have agreed to amend the Original Agreement and restate the Original Agreement in its entirety in this Amended and Restated Credit Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:


                                                      -1-
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



                                    ARTICLE I

                       Definitions and Accounting Matters

                  Section 1.01 Terms Defined Above. As used in this Agreement, the terms "Agent," "Borrower," "First Union," "Lender" and "Lenders" shall have the meanings indicated above.

                  Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Additional Costs" shall have the meaning assigned such term in Section 5.01(a).

                  "Affected  Loans" shall have the meaning assigned such term in
         Section 5.04.

                  "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of his or her immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean any person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

                  "Agreement"  shall  mean  this  Amended  and  Restated  Credit
         Agreement,   as  the  same  may  from  time  to  time  be   amended  or
         supplemented.

                  "Aggregate Commitments" at any time shall equal the amount calculated in accordance with Section 2.03 hereof.


                                                      -2-
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



                  "Aggregate Maximum Credit Amounts" at any time shall equal the sum of the Maximum Credit Amounts of the Lenders, which is $40,000,000 as of the Closing Date.

                  "Amoco Acquisition" shall mean the acquisition of the Amoco Properties pursuant to that certain Purchase and Sale Agreement by and between Amoco Production Company and the Borrower, dated as of August 26, 1996.

                  "Amoco Acquisition Documents" shall have the meaning assigned such term in Section 7.25.

                  "Amoco Properties" shall mean the Oil and Gas Properties described on Schedule 1.02-1.

                  "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" shall mean for Base Rate Loans or LIBOR Loans the following rate per annum as applicable:


      Borrowing Base Utilization      Base Rate Loans     LIBOR Loans
              Percentage
less than 25%                                0%              1.00%
greater than or equal to 25%                 0%              1.25%
but less than 50%
greater than or equal to 50%                 0%              1.50%
but less than 75%
equal to or greater than 75%                 0%              1.75%

         provided, however, as long as the 1994 Second Mortgage Debt and the 1996 Second Mortgage Debt in the aggregate exceeds $13,500,000, the Applicable Margin for each category in the grid above shall increase by .5% per annum at the

                                                      -3-
F:\LB0434\PANACO\ARCA.006
         beginning of each fiscal quarter commencing with the quarter beginning April 1, 1997, until the Applicable Margin is increased by a maximum of 2% per annum. After April, 1997, as of the date when the 1994 Second Mortgage Debt and the 1996 Second Mortgage Debt is equal to or less than $13,500,000 in the aggregate, the Applicable Margin that is now set forth in the above grid will be reinstated.

                  "Assignment" shall have the meaning assigned such term in Sec tion 12.06(b).

                  "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (a) the Federal Funds Rate for any such day plus 1/2 of 1% or (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

                  "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

     "Bayou Sorrel Field Properties" shall mean the Oil and Gas Properties described on Schedule 1.02-2.

                  "BOPD" shall mean barrels of oil produced per day.

                  "Borrowing Base" shall mean at any time an amount equal to the amount determined in accordance with Section 2.08.

                  "Borrowing Base Utilization Percentage" shall mean, as of any day, the fraction expressed as a percentage, the numerator of which is the balance of all Loans and the LC Exposure outstanding on such day, and the denominator of which is the Borrowing Base in effect on such day.

                  "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in North Carolina and, where such term is used in the definition of "Quarterly Date" in this Section 1.02 or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a LIBOR Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

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



                  "Cash Collateral Account Agreement" shall mean that certain Amended and Restated Cash Collateral Account Agreement of even date herewith between the Borrower and the Agent.

                  "Closing Date" shall mean October 8, 1996.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

                  "Commitment" shall mean, for any Lender, its obligation to make Loans up to the lesser of such Lender's Maximum Credit Amount or the Lender's Percentage Share of the amount equal to the then effective Borrowing Base and to participate in the Letters of Credit as provided in Section 2.01(b).

                  "Consolidated Subsidiaries" shall mean each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

                  "Debt" shall mean, for any Person the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments (including principal, interest, fees and charges); (c) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money), arising in the ordinary course of business of such Person; (d) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss; (e) all Debt and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (f) all Debt and other obligations of others guaranteed by such Person; (g) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of other Persons; (h) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; (i) all obligations of such Person under Hedging Agreements; and (j) obligations to deliver goods or services including Hydrocarbons in consideration of advance payments.

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



                  "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

     "Dollars" and "$" shall mean lawful money of the United States of America.

     "Engineering Reports" shall have the meaning assigned such term in Section 2.08(b).
                  "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transporta tion Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

                  "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be

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



         deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

                  "ERISA Event" shall mean (i) a "Reportable Event" described in
         Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "Event of Default" shall have the meaning assigned such term in Section 10.01.

                  "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower or any Subsidiary for the

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



         purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (vi) deposits to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and (vii) Liens permitted by the Security Instruments.

                  "Existing Senior Debt" shall have the meaning set forth in the Recitals to this Agreement.

                  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

                  "Fee Letter" shall mean that certain letter agreement from First Union Corporation to the Borrower and agreed to by First Union dated of even date with this Agreement concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith, as the same may be amended or replaced from time to time.

                  "Financial Statements" shall mean the financial statement or statements of the Borrower and its Consolidated Subsidiaries described or referred to in Section 7.02.

     "First Union Corporation" shall mean First Union Corporation of North Carolina, a North Carolina corporation.

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



                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                  "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them, including monetary authorities, which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, its Subsidiaries or any of their Property or the Agent, any Lender or any Applicable Lending Office.

                  "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

                  "Hedging Agreements" shall mean (i) any interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement or other exchange or rate protection agreements or any option with respect to any such transaction and (ii) any swap agreement, cap, floor, collar, exchange transaction, forward agreement or other exchange or protection agreement relating to Hydrocarbons or any option with respect to any such transaction.

                  "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

                  "Hydrocarbon Interests" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding

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



         royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

                  "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

                  "Indebtedness"  shall mean any and all amounts  owing or to be owing by the Borrower to the Agent and/or Lenders in connection with the Notes, any Security Instrument, this Agreement, the Letter of Credit Agreements and any Hedging Agreements permitted by Section 9.01(d), including without limitation, principal, interest, fees, expense reimbursement, Letter of Credit reimbursements, indemnifications, and unwind costs or other amounts owing under the Hedging Agreements, now or hereafter arising and all renewals, extensions and/or rearrangements of any of the above.

                  "Indemnified Parties" shall have the meaning assigned such term in Section 12.03(b).

                  "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

                  "Initial Funding" shall mean the funding of the initial Loans or issuance of the initial Letter of Credit pursuant to Section 6.01 hereof.

                  "Initial Reserve Report" shall mean, collectively, the report of Ryder Scott Co. Petroleum Engineers dated February 23, 1996, with respect to the Offshore Properties of the Borrower as of December 31, 1995, a copy of which has been delivered to the Agent, the report of McCune Engineering dated February 19, 1996, with respect to the Onshore Properties of the Borrower as of January 1, 1996, a copy of which has been delivered to the Agent and the report of Collarini Engineering, Inc. dated September 1, 1996, with respect to the Amoco Properties as of May 15, 1996, a copy of which has been delivered to the Agent.

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



                  "Interest Period" shall mean, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in
         Section 2.02 (or such longer period as may be requested by the Borrower and agreed to by the Majority Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

                  Notwithstanding the foregoing: (i) no Interest Period may commence before and end after the Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

                  "LC Commitment" at any time shall mean $4,000,000.

                  "LC  Exposure" at any time shall mean the  difference  between
         (i) the aggregate face amount of all undrawn and uncancelled Letters of Credit and the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed, minus (ii) the aggregate amount of cash securing outstanding Letters of Credit pursuant to Section 2.10(b).

                  "Letter of Credit Agreements" shall mean the written agreements with the Agent, as issuing lender for any Letter of Credit, executed or hereafter executed in connection with the issuance by the Agent of the Letters of Credit, such agreements to be on the Agent's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Agent.

                  "Letters of Credit" shall mean the letters of credit issued pursuant to Section 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

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



                  "LIBOR" shall mean the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period commencing on the first day of such Interest Period appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period. In the event that such rate does not appear on Telerate Page 3750, "LIBOR" shall be determined by the Agent to be the rate per annum at which deposits in Dollars are offered by leading reference banks in the London interbank market to First Union at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

                  "LIBOR Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "LIBOR Rate".

                  "LIBOR Rate" shall mean, with respect to any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient of (i) LIBOR for such Loan for the Interest Period for such Loan divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period.

                  "Lien"  shall  mean  any  interest  in  Property  securing  an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

     "Loan Documents" shall mean the Notes, this Agreement, the Security Instruments and Hedging Agreements between Borrower and any Lender.

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



                  "Loans" shall mean the loans as provided for by Section 2.01.

                  "Majority Lenders" shall mean, at any time while no Loans are outstanding, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitments and, at any time while Loans are outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

                  "Material Adverse Effect" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower and its Subsidiaries taken as a whole different from those reflected in the Financial Statements or from the facts represented or warranted in any Loan Document, or (ii) the ability of the Borrower and its Subsidiaries taken as a whole to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet their obligations under the Loan Documents, on a timely basis.

                  "Maximum Credit Amount" shall mean, as to each Lender, the amount set forth opposite such Lender's name on Annex I under the caption "Maximum Credit Amount", as modified from time to time to reflect any assignments permitted by Section 12.06(b).

                  "MCF" shall mean thousand cubic feet.

                  "MMCF" shall mean million cubic feet.

                  "MMCFD" shall mean million cubic feet per day.

                  "Mortgaged Property" shall mean the Property owned by the Borrower and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

                  "Multiemployer  Plan"  shall  mean a Plan  defined  as such in
         Section 3(37) or 4001(a)(3) of ERISA.

                  "Net Income" shall mean with respect to the Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries after allowance for taxes for such period, determined on a consolidated basis in accordance with GAAP;

                                                      -13-
F:\LB0434\PANACO\ARCA.006
         provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by the operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such transaction; (d) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (e) the cumulative effect of a change in accounting principle and any gains or losses attributable to writeups or writedowns of assets.

                  "1994 Second Mortgage Creditor" shall mean the 1994 Second Mortgage Lenders as described in the Subordination Agreement.

                  "1996 Second Mortgage Creditor" shall mean the 1996 Second Mortgage Lenders as described in the Subordination Agreement.

                  "1994 Second Mortgage Debt" shall mean the Debt outstanding under the 1994 Second Mortgage Loan Agreement which is subordinated to the Indebtedness pursuant to the Subordination Agreement.

                  "1996 Second Mortgage Debt" shall mean the Debt outstanding under the 1996 Second Mortgage Loan Agreement which is subordinated to the Indebtedness pursuant to the Subordination Agreement.

                  "1994 Second Mortgage Loan Agreement" shall mean the Senior Second Mortgage Term Loan Agreement dated as of December 31, 1993 among the Borrower and lenders parties thereto and Offense Group Associates, L.P., as agent as amended by the First Amendment to Subordination Agreement and Senior Second Mortgage Term Loan Agreement dated as of July 1, 1994, among the Borrower, the Agent and the Second Mortgage Lenders described therein, the

                                                      -14-
F:\LB0434\PANACO\ARCA.006

         Second Amendment to Subordination Agreement and Senior Second Mortgage Term Loan Agreement dated as of December 27, 1995, and the Third Amendment to Senior Second Mortgage Term Loan Agreement dated of even date herewith, as the same may be amended or supplemented from time to time as permitted by the terms of this Agreement.

                  "1996 Second Mortgage Loan Agreement" shall mean the Senior Subordinated Mortgage Master Loan Agreement dated of even date herewith among the Borrower, the Lender parties thereto and Offense Group Associates, L.P., as agent, as the same may be amended and supplemented from time to time as permitted by the terms of this Agreement.

                  "Notes" shall mean the Notes provided for by Section 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

                  "NYMEX" shall mean New York Mercantile Exchange.

                  "Offshore Properties" shall mean the Borrower's Oil and Gas Properties in offshore federal or state waters of the United States and, in addition, the Bayou Sorrel Field Properties.

                  "Oil and Gas Properties" shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon
         Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such

                                                      -15-
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



         Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

                  "Onshore Properties" shall mean the Borrower's Oil and Gas Properties located in the United States and not in federal or state waters, less and except the Bayou Sorrel Field Properties which are considered Offshore Properties.

                  "Other  Taxes"  shall have the meaning  assigned  such term in
         Section 4.06(b).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

                  "Percentage Share" shall mean the percentage of the Aggregate Commitments to be provided by a Lender under this Agreement as indicated on Annex I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

                  "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

                  "Plan" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (b) was at any time during the preceding six calendar years, sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

                  "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any Note, a rate per annum equal to 2% per annum above the Base Rate as in effect from time

                                                      -16-
F:\LB0434\PANACO\ARCA.006
         to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate, provided that, for a LIBOR Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the date of an Event of Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of Default are cured or waived, 2% per annum above the interest rate for such Loan as provided in Section 3.02(ii), but in no event to exceed the Highest Lawful Rate.

                  "Prime Rate" shall mean the rate of interest from time to time announced publicly by the Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Agent as a general reference rate of interest, taking into account such factors as the Agent may deem appropriate, it being understood that many of the Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

                  "Principal Office" shall mean the principal office of the Agent, presently located at 301 South College Street, TW-10, Charlotte, North Carolina 28288-0608 or such other location as designated by the Agent from time to time.

                  "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Quarterly Dates" shall mean the last day of each March, June, September and December, in each year, the first of which shall be December 31, 1996; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

     "Redetermination Date" shall have the meaning assigned such term in Section 2.08(a).

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

                  "Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable

                                                      -17-
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



         Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

                  "Required Payment" shall have the meaning assigned such term in Section 4.04.

                  "Reserve Report" shall mean a report, in form and substance satisfactory to the Agent, setting forth, as of each December 31 and June 30 (or such other date in the event of an unscheduled redetermination): (i) the oil and gas reserves attributable to the Borrower's Oil and Gas Properties, as provided for in Section 8.05, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions as set forth therein, and (ii) such other information as the Agent may reasonably request.

                  "Reserve Requirement" shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate, at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate for LIBOR Loans is to be determined as provided in the definition of "LIBOR Rate" in this Section 1.02 or (ii) any category of extensions of credit or other assets which include a LIBOR Loan.

                  "Responsible Officer" shall mean, as to any Person, the Chief Executive Officer or the President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

                  "Scheduled Redetermination Dates" shall have the meaning assigned such term in Section 2.08(d).

                  "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

                                                      -18-
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



     "Second Mortgage Loan Agreements" shall mean collectively, the 1994 Second Mortgage Loan Agreement and the 1996 Second Mortgage Loan Agreement.

                  "Security Instruments" shall mean this Agreement, the Letters of Credit, the Letter of Credit Agreements, the Fee Letter, the agreements or instruments described or referred to in Exhibit E, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Loan Documents, as such agreements may be amended, supplemented or restated from time to time.

                  "Special Entity" shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which the Borrower or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (e.g. a sole general partner controls a limited partnership).

                  "Subordination Agreement" shall mean that certain Amended and Restated Subordination and Intercreditor Agreement dated of even date herewith among the Borrower, the Agent, the 1994 Second Mortgage Lenders and the 1996 Second Mortgage Lenders defined therein, as the same may be amended or supplemented from time to time.

                  "Subordinated Creditors" shall mean collectively, the 1994 Second Mortgage Creditors and the 1996 Second Mortgage Creditors.

                  "Subordinated Debt" shall mean collectively, the 1994 Second Mortgage Debt and the 1996 Second Mortgage Debt.

                  "Subsidiary" shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power

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



         to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries, and (ii) any Special Entity. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower.

                  "Tangible Net Worth" shall mean, as at any date, the sum of the following for the Borrower and its Consolidated Subsidiaries determined (without duplication) in accordance with GAAP:

                 (a) the amount of share capital liability of the Borrower, plus

                           (b) the amount of surplus and retained  earnings (or,
                  in the case of a surplus or retained earnings deficit, minus the amount of such deficit), minus

                           (c) the sum of the following: cost of treasury shares
                  and the  book  value of all  assets  of the  Borrower  and its
                  Consolidated Subsidiaries which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including as such intangibles the following: goodwill, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any writeup in the book value of assets resulting from a revaluation thereof or resulting from any changes in GAAP subsequent to December 31, 1993.

           "Taxes" shall have the meaning assigned such term in Section 4.06(a).

                  "Termination Date" shall mean, unless the Commitments are sooner terminated pursuant to Section 10.02, July 1, 1999.

                  "Type" shall mean, with respect to any Loan, a Base Rate Loan or a LIBOR Loan.



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



                  Section  1.03  Accounting  Terms  and  Determinations.  Unless
otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).

                                   ARTICLE II

                                   Commitments

                  Section 2.01  Loans and Letters of Credit.

         (a) Loans. Each Lender severally agrees, on the terms of this Agreement, to make Loans to the Borrower during the period from and including
(i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06(b), to and up to, but excluding, the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Lender's Commitment as then in effect; provided, however, that the aggregate principal amount of all such Loans by all Lenders hereunder at any one time outstanding together with the LC Exposure shall not exceed the Aggregate Commitments. Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Termination Date, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a).

         (b) Letters of Credit. During the period from and including the Closing Date to but excluding two (2) Business Days before the Termination Date, the Agent, as issuing bank for the Lenders, agrees to extend credit for the account of the Borrower at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed the lesser of (A) the LC Commitment or
(B) the Aggregate Commitments, as then in effect, minus the aggregate principal amount of all Loans then outstanding. The Lenders shall participate in such Letters of Credit according to their respective Percentage Shares. The expiration date of each Letter of Credit shall not exceed the earlier of one (1) year from the date of issuance or two (2) Business Days before the Termination Date.

         (c) Limitations on Types of Loans. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans may be Base Rate Loans or LIBOR Loans; provided that no more than six (6) LIBOR Loans may be outstanding at any time.


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   Section 2.02 Borrowings, Continuations, Conversions and Letters of Credit.

                  (a) Borrowings. The Borrower shall give the Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify the aggregate amount of such borrowing, the Type and the date (which shall be a Business Day) of the Loans to be borrowed and (in the case of LIBOR Loans) the duration of the Interest Period therefor.

                  (b) Minimum Amounts. All Base Rate Loan borrowings shall be in amounts of at least $500,000 or the remaining balance of the Aggregate Commitments, if less, or any whole multiple of $100,000 in excess thereof, and all LIBOR Loans shall be in amounts of at least $500,000 or any whole multiple of $100,000 in excess thereof.

                  (c) Notices. All borrowings, continuations and conversions shall require advance written notice to the Agent (which shall promptly notify the Lenders) in the form of Exhibit B hereto (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Agent not later than 11:00 a.m. Charlotte, North Carolina time at least one Business Day prior to the date of such Base Rate Loan borrowing and three Business Days prior to the date of each LIBOR Loan borrowing, continuation or conversion. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Agent.

                  (d) Continuation Options. Subject to the provisions made in this Section 2.02(d), the Borrower may elect to continue all or any part of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such LIBOR Loan to a Base Rate Loan pursuant to
         Section 2.02(e). All or any part of any LIBOR Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $500,000 or any whole multiple of $100,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each LIBOR Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

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



                  (e) Conversion Options. The Borrower may elect to convert all or any part of any LIBOR Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a LIBOR Loan by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a LIBOR Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $500,000 or any whole multiple of $100,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Base Rate Loan may be converted into a LIBOR Loan.

                  (f) Advances. Not later than 11:00 a.m. Charlotte, North Carolina time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Agent, to an account which the Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained with the Agent at the Principal Office.

                  (g) Letters of Credit. The Borrower shall give the Agent (which shall promptly notify the Lenders of such request and their Percentage Share of such Letter of Credit) advance notice to be received by the Agent not later than 11:00 a.m. Charlotte, North Carolina time not less than three (3) Business Days prior thereto of each request for the issuance and at least thirty (30) Business Days prior to the date of the renewal or extension of a Letter of Credit hereunder which request shall specify the amount of such Letter of Credit, the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, the duration thereof, the name and address of the beneficiary thereof, the form of the Letter of Credit and such other information as the Agent may reasonably request all of which shall be reasonably satisfactory to the Agent. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Agent shall issue such Letter of Credit to the beneficiary thereof.

                  In conjunction with the issuance of each Letter of Credit, the Borrower shall execute a Letter of Credit Agreement. In the event of any conflict between any provision

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



         of a Letter of Credit Agreement and this Agreement, the Borrower, the Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.

                  The Agent will send to the Borrower and each Lender, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

                  Section  2.03   Limitation  on  Aggregate   Commitments.

     The Aggregate Commitments shall at all times be equal to the lesser of (i) the Aggregate Maximum Credit Amounts, (ii) the Borrowing Base as determined from time to time, or (iii) the Maximum Amount as defined in the Subordination Agreement.

                  Section 2.04  Fees.

                  (a) The Borrower shall pay to the Agent for the account of each Lender a commitment fee on the daily unused amount of the Aggregate Commitment based on the Borrowing Base Utilization Percentage for the period from and including the Closing Date up to but excluding the earlier of the date the Aggregate Commitments are terminated or the Termination Date as follows:



Borrowing Base Utilization                                Commitment Fee
Percentage
less than 50%                                                 0.375%
equal to or greater than 50%                                  0.500%


         Accrued commitment fees shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Aggregate Commitments are terminated or the Termination Date.

                  (b) The Borrower agrees to pay the Agent, for the account of each Lender, commissions for issuing the Letters of Credit (calculated separately for each Letter of Credit) at the rate per annum equal to the Applicable Margin for LIBOR Loans in effect at the time of calculation, provided that each Letter of Credit shall bear a minimum commission of $1,000 and that each Letter of Credit shall be deemed to be outstanding up to the full face amount of the Letter of Credit until the Agent has received the canceled Letter of Credit or a written cancellation of the Letter of Credit from the

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



         beneficiary of such Letter of Credit in form and substance acceptable to the Agent, or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the beneficiary of such Letter of Credit. Such commissions are payable in advance at issuance of the Letter of Credit. In addition to the Letter of Credit fee payable to the Lenders, the Borrower agrees to pay to the Agent, for its own account, an issuing fee for each Letter of Credit issued equal to 1/8 of 1% of the full face amount of such Letter of Credit.

     (c) Upon each issuance of any Letter of Credit, the Borrower shall pay to the Agent for its own account an issuance fee of $85.

                  (d) Upon each transfer of any Letter of Credit to a successor beneficiary in accordance with its terms, the Borrower shall pay the sum of $200 to the Agent for its own account.

                  (e) Upon each drawing of any Letter of Credit, the Borrower shall pay to the Agent for its own account a negotiation fee of $100; provided that such fee shall not be a condition to any drawing.

     (f) Upon each amendment of any Letter of Credit, the Borrower shall pay to the Agent for its own account the sum of $50.

                  (g) The Borrower shall pay to First Union Corporation for its account such other fees as are set forth in the Fee Letter on the dates specified therein to the extent not paid prior to the Closing Date.

                  Section 2.05 Several Obligations. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

                  Section 2.06 Notes. The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A hereto, dated (i) the Closing Date or (ii) upon an assignment by any Lender pursuant to Section 12.06(b), the effective date of such assignment, payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount as in effect and otherwise duly completed and such substitute Notes as required by Section 12.06(b). The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the

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



principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on the schedule attached to such Note or any continuation thereof. Such records shall be deemed conclusive absent manifest error. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

                  Section 2.07  Prepayments.

                  (a) The Borrower may prepay the Base Rate Loans upon not less than one (1) Business Day's prior notice to the Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $100,000 or the remaining aggregate principal balance outstanding on the Notes) and shall be irrevocable and effective only upon receipt by the Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may not prepay any LIBOR Loans prior to the end of an Interest Period (provided that this sentence shall not affect the Borrower's obligation to prepay Loans pursuant to Sections 2.07(b) or (c) or Section 10.01 hereof).

                  (b) Upon (i) any redetermination of the amount of the Borrowing Base in accordance with Section 2.08 or (ii) any monthly reduction in the Borrowing Base as set forth in Schedule 2.08 hereto, if the redetermined or reduced Borrowing Base is less than the aggregate outstanding principal amount of the Loans plus the LC Exposure, then, in the case of a scheduled redetermination or monthly reduction, the Borrower shall upon notice thereof: (y) prepay the Loans in an aggregate principal amount equal to such excess, and in the case of an unscheduled redetermination, the Borrower shall, within 30 days of receipt of written notice thereof prepay the Loans in an aggregate principal amount equal to such excess, together, in either case, with interest on the principal amount paid accrued to the date of such prepayment and (z) if a Borrowing Base deficiency remains after prepaying all of the Loans because of LC Exposure, pay to the Agent on behalf of the Lenders an amount equal to such Borrowing Base deficiency to be held as cash collateral as provided in Section 2.10(b) hereof.

                  (c) Prepayments permitted or required under this Section 2.07 shall be without premium or penalty, except as required under Section
         5.05 for prepayment of LIBOR Loans. Any prepayment may be reborrowed subject to the then effective Aggregate Commitments.


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



                  Section 2.08  Borrowing Base.

                  (a) During the period from and after the Closing Date until the Borrowing Base is redetermined in accordance with this Section 2.08, the amount of the Borrowing Base shall be $35,000,000 and shall reduce monthly as provided in Schedule 2.08. The Borrowing Base and the corresponding monthly reductions thereto provided in Schedule 2.08 and all redeterminations thereof shall be determined in accordance with
         Section 2.08(b) by the Agent with the concurrence of the Lenders. In addition, the Borrowing Base shall reduce by $3,000,000 concurrently with the sale of the Bayou Sorrel Field Properties by the Borrower. Upon any redetermination of the Borrowing Base, such redetermination shall remain in effect until the next successive Redetermination Date. "Redetermination Date" shall mean the date that the redetermined
         Borrowing Base becomes effective subject to the notice requirements specified in Section 2.08(e) both for scheduled redeterminations and unscheduled redeterminations. So long as any of the Commitments are in effect and until all of the Loans outstanding hereunder are paid in full, this facility shall be governed by the then effective Borrowing Base and Schedule 2.08.

                  (b) Upon receipt of the reports required by Section 8.05 and such other reports, data and supplemental information as may from time to time be reasonably requested by the Agent (the "Engineering Reports"), the Agent will redetermine the Borrowing Base and, at the Agent's discretion, the corresponding monthly reductions thereto, in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time. The Agent shall propose to the Lenders a new Borrowing Base and the corresponding monthly reductions within 20 days following receipt by the Agent and the Lenders of the Engineering Reports in a timely and complete manner. After having received notice of such proposal by the Agent, the Majority Lenders shall have 10 days to agree or disagree with such proposal. If at the end of the 10 days, the Majority Lenders have not communicated their approval or disapproval, such silence shall be deemed to be an approval and the Agent's proposal shall be the new Borrowing Base. If however, the Majority Lenders notify the Agent within 10 days of their disapproval, the Agent and the Majority Lenders shall, within a reasonable period of time, agree on a new Borrowing Base.

                  (c) The Agent may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Borrowing Base, at any time, because title information is not reasonably satisfactory, such Property is not Mortgaged Property or such Property is not assignable (provided, however, that no Property shall be considered not assignable by reason of the necessity for consent or approval of any Governmental Authority to an assignment of interest therein).

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




                  (d) So long as any of the  Commitments are in effect and until payment in full of all Loans hereunder, on or around the first (1st) Business Day of each April and October, commencing April 1, 1997 ("Scheduled Redetermination Dates"), the Lenders shall redetermine the amount of the Borrowing Base and the corresponding monthly reductions thereto in accordance with Section 2.08(b). On such Scheduled Redetermination Dates, the Agent may, in its sole discretion, prepare a substitute Schedule 2.08 which shall become effective at the time of the new Borrowing Base. In addition, either the Borrower or the Majority Lenders may initiate a redetermination of the Borrowing Base and Schedule 2.08 at any other time as they so elect; provided, however, that the Majority Lenders may initiate only one such unscheduled redetermination during any consecutive twelve (12) month period by specifying in writing to the Borrower the date on which the Borrower is to furnish a Reserve Report in accordance with Section 8.05(b) and the date on which such redetermination is to occur.

                  (e) The Agent shall promptly notify in writing the Borrower and the Lenders of each new Borrowing Base and each new Schedule 2.08 determined pursuant to Section 2.08(d). Any new Borrowing Base and substitute Schedule 2.08 shall be effective without the necessity of the Borrower's consent or signature. Such redetermination of the Borrowing Base shall not be in effect until notice is received by the Borrower.

                  Section 2.09 Assumption of Risks. As between the Borrower, the Agent and the Lenders, the Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Agent (except in the case of willful misconduct or gross negligence on the part of the Agent or any of its employees), its correspondents nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Agent's control or the control of the Agent's correspondents. In addition, neither the Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Agent's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Agent's or any Lender's rights or powers hereunder

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



or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Agent and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Agent or by any correspondent for the Agent in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Agent or its correspondents under any resulting liability to the Borrower.

                  Section 2.10 Obligation to Reimburse and to Prepay.

                  (a) If a disbursement by the Agent is made under any Letter of Credit, the Borrower shall pay to the Agent within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Agent under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second
         Business Day after notice of such disbursement is received by the Borrower and (ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (ii) any amendment or waiver of
         (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments; (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any

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



         respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Agent under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Agent, except where the Borrower or any Subsidiary actually recovers the proceeds for itself or the Agent of any payment made by the Agent in connection with such gross negligence or willful misconduct.

                  (b) In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Sections 2.07(b) and (c) hereof or the maturity of the Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure (or the excess in the case of Sections 2.07(b) and (c)) shall be deemed to be forthwith due and owing by the Borrower to the Agent and the Lenders as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Agent on behalf of the Lenders as cash collateral securing the LC Exposure in an account or accounts at the Principal Office, and the Borrower hereby grants to and by its deposit with the Agent grants to the Agent a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are due and owing under the Loan Documents, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

                  (c) Each Lender severally and unconditionally agrees that it shall promptly reimburse the Agent an amount equal to such Lender's Percentage Share of any disbursement made by the Agent under any Letter of Credit that is not reimbursed according to this Section 2.10.


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



                  Section 2.11 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.


                                   ARTICLE III

                       Payments of Principal and Interest

                  Section 3.01 Repayment of Loans. On the Termination Date the Borrower shall repay to the Agent, for the account of each Lender, the outstanding aggregate principal and accrued and unpaid interest under the Notes.

                  Section 3.02 Interest. The Borrower will pay to the Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                  (a) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate; and

                  (b) if such a Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate.

Notwithstanding the foregoing, the Borrower will pay to the Agent, for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Loan Document, or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.

         Accrued interest on Base Rate Loans shall be payable monthly on the last day of each month commencing on October 31, 1996, and accrued interest on each LIBOR Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any LIBOR Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted).

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



         Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.


                                   ARTICLE IV

                Payments; Pro Rata Treatment; Computations; Etc.

                  Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes and the Letter of Credit Agreements shall be made in Dollars, in immediately available funds, to the Agent at such account as the Agent shall specify by notice to the Borrower from time to time, not later than 12:00 p.m. Charlotte, North Carolina time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender, in immediately available funds. Except as provided in clause (ii) of the definition of "Interest Period", if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Agent of any principal of or interest on any borrowing, the Borrower shall notify the Agent of the Loans to which such payment shall apply. In the absence of such notice the Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

                  Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein each Lender agrees that: (a) each borrowing from the Lenders under Section 2.01 and each continuation and conversion under Section
2.02 shall be made from the Lenders pro rata in accordance with their Percentage Share, and each payment of commitment fee or other fees under Section 2.04(a) and Section 2.04(b) shall be made for account of the Lenders pro rata in accordance with their Percentage Share; (b) each payment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Lenders;
(c) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; and (d) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for account of the Lenders pro rata in

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



accordance with the amounts of reimbursement obligations due and payable to each respective Lender.

                  Section 4.03 Computations. Interest on LIBOR Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                  Section 4.04 Non-receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until but excluding the date the Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

                  Section 4.05  Set-off, Sharing of Payments, Etc.

                  (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower or any Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other Indebtedness payable to such Lender under the Loan Documents, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the

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



         Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) If any Lender shall obtain payment of any Indebtedness through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the Indebtedness then due under the Loan Documents by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Indebtedness made by such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid Indebtedness held by each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Indebtedness made by other Lenders may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of the Indebtedness in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section
         4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

                  Section 4.06  Taxes.

                  (a) Payments Free and Clear. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Agent or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Agent or such Lender is organized, or (iii) any jurisdiction (or political

                                                      -34-
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



         subdivision thereof) in which such Lender or the Agent is presently doing business in which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any other Security Instrument (hereinafter referred to as "Other Taxes").

                  (c) Indemnification. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY EACH LENDER AND THE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT
         LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY SUCH LENDER OR THE AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE ANY LENDER OR THE AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER OR THE AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER OR THE AGENT HAS RECEIVED PAYMENT FROM THE BORROWER HEREUNDER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY( 30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND

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



         OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER OR THE AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER OR THE AGENT IN THE EVENT SUCH LENDER OR THE AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

                  Section 4.07  Lender Representations.

                  (a) Each Lender represents that it is either (i) a corporation organized under the laws of the United States of America or any state thereof or (ii) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form 4224 Certification") or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form 1001 Certification"). In addition, each Lender agrees that if it previously filed a Form 4224 Certification, it will deliver to the Borrower and the Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form 1001 Certification, it will deliver to the Borrower and the Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate

                                                      -36-
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



         that it is obligated to submit pursuant to this Section 4.07, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Agent have received a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless the Borrower or Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section 4.07 or (ii) the Borrower or the Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 4.07.

                  (b) For any period with respect to which a Lender has failed to provide the Borrower with the form required pursuant to this Section 4.07, if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

                  (c) Any Lender claiming any additional amounts payable pursuant to this Section 4.07 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  Section 4.08 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower unto and in favor of the Agent for the benefit of the Lenders of all production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property, and the Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein

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



and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower.


                                    ARTICLE V

                       Additional Costs, Capital Adequacy

                  Section 5.01  Additional Costs.

                  (a) LIBOR Regulations, etc. The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any LIBOR Loans or issuing or participating in Letters of Credit hereunder or its obligation to make any LIBOR Loans or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such LIBOR Loans, Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any of such LIBOR Loans or Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements (other than the Reserve Requirement utilized in the determination of the LIBOR Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender (including any of such LIBOR Loans or any deposits referred to in the definition of "LIBOR Rate" in Section 1.02 hereof), or the Commitment or Loans of such Lender or the LIBOR interbank market; or
         (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or such Lender's Commitment or Loans. Each Lender will notify the Agent and the Borrower of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the

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



         sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

                  (b) Regulatory Change. Without limiting the effect of the provisions of Section 5.01(a), in the event that, by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting such Lender, the LIBOR interbank market or such Lender's position in such market, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower, the obligation of such Lender to make additional LIBOR Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

                  (c)  Capital  Adequacy.  Without  limiting  the  effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Commitment, its Note, its Loans or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

     (d) Compensation Procedure. Any Lender notifying the Borrower of the incurrence of additional costs under this Section 5.01 shall in such notice to the Borrower

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



         and the Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this
         Section 5.01 shall be paid by the Borrower within thirty (30) days of the receipt by the Borrower of the notice described in this Section 5.01(d).

                  Section 5.02 Limitation on LIBOR Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Rate for any Interest Period:

                  (a) the Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Rate" in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

                  (b) the Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "LIBOR Rate" in Section 1.02 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining LIBOR Loans;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional LIBOR Loans.

                  Section 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.04 shall be applicable).

                  Section 5.04 Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03. If the obligation of any Lender to make LIBOR Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("Affected Loans"), all Affected Loans which would otherwise be made by such

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



Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by notice to the Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

                  Section 5.05 Compensation. The Borrower shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

                  (a) any payment, prepayment or conversion of a LIBOR Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.02) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow, continue or convert a LIBOR Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading lenders in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).



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



                                   ARTICLE VI

                              Conditions Precedent

                  Section 6.01  Initial Funding.

                  The obligation of the Lenders to make the Initial Funding is subject to the receipt by the Agent and the Lenders of all fees due and payable pursuant to Section 2.04 on or before the Closing Date and the receipt by the Agent of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Agent in form and substance:

                  (a) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower (y) who are authorized to sign the Loan Documents to which Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the Borrower, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from the Borrower to the contrary.

                  (b) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower from the States of Delaware, Kansas, Louisiana and Oklahoma.

                  (c) A compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer of the Borrower, and dated as of the date of the Initial Funding.

                  (d)      The Notes, duly completed and executed.

                  (e) The Security Instruments including those described on Exhibit E, duly completed and executed in sufficient number of counterparts for recording, if necessary.

                  (f) An opinion of (i) Dysart, Taylor, Lay, Lewandowski & Cotter, P.C., special counsel to the Borrower, substantially in the form of Exhibit D-1 hereto, (ii)

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



         Schully, Roberts, Slattery & Jaubert, special Louisiana counsel to the Borrower, substantially in the form of Exhibit D-2 hereto, and (iii)
         Hutcheson & Grundy, L.L.P. special Texas counsel to the Borrower, substantially in the form of Exhibit D-3 hereto.

                  (g) Officer's Certificates of (i) the 1994 Second Mortgage Creditors substantially in the form of D-4 hereto and (ii) the 1996 Second Mortgage Creditors, substantially in the form of Exhibit D-5 hereto.

                  (h) A certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with
         Section 7.21 hereof.

                  (i) Completion, satisfactory to the Agent of due diligence, which shall include, without limitation: (i) the receipt of title opinions, in form and substance reasonably satisfactory to the Agent, as the Agent may require concerning the status of title to the Borrower's interest in certain of the Amoco Properties as requested by the Agent and (ii) review of the Amoco Acquisition Documents.

                  (j) The Agent shall be reasonably satisfied with the environmental condition of the Mortgaged Properties of the Borrower including review of the Phase I environmental audit prepared by Woodward Clyde dated September 23, 1996, relating to the Amoco Properties.

                  (k) Assignments in favor of the Borrower, with respect to all the Properties acquired in the Amoco Acquisition and included in the Initial Reserve Report.

                  (l) Concurrent  with the Initial  Funding,  the Borrower shall have acquired from Amoco Production Company the Amoco Properties, subject, however, to the consent and approval of the office of the Minerals Management Service to the assignments of interests in the Amoco Properties from Amoco Production Company to Borrower, which consent and approval is customarily obtained subsequent to the execution and delivery of such assignments and which Borrower reasonably believes will be forthcoming.

                  (m) List of purchasers of Hydrocarbons produced from the Borrower's Mortgaged Properties and letters-in-lieu addressed in blank executed by the Borrower.

                  (n) The Agent shall have received a true and complete executed counterpart of an Amendment to the 1994 Second Mortgage Loan Agreement.

                  (o) The Agent shall have received a true and complete executed counterpart of the 1996 Second Mortgage Loan Agreement.

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



                  (p) The Agent shall have received a true and complete executed Subordination Agreement, which shall be in form and substance reasonably satisfactory to the Agent and which shall subordinate the Subordinated Debt.

     (q) The Liens securing the Subordinated Debt shall be subordinated to the Liens securing the Indebtedness.

     (r) Borrower  shall have  entered  into  Hedging  Agreement as set forth in
Section 8.12.

                  (s) Borrower shall have paid to the Agent all unpaid loans, interest, fees and expenses owing under or in connection with the Original Agreement.

     (t) Such other documents as the Agent or any Lender or special counsel to the Agent may reasonably request.

                  Section 6.02 Initial and Subsequent Loans and Letters of Credit. The obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto: (i) no Default shall have occurred and be continuing; (ii) no Material Adverse Effect shall have occurred; and
(iii) the representations and warranties made by the Borrower in Article VII and in the Security Instruments shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders may expressly consent in writing to the contrary. Each request for a borrowing or the issuance, renewal, extension or reissuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of and immediately following such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).

                  Section 6.03 Conditions Relating to Letters of Credit. In addition to the satisfaction of all other conditions precedent set forth in this
Article VI, the issuance, renewal, extension or reissuance of the Letters of Credit referred to in Section 2.01(b) hereof is subject to the following conditions precedent:


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



                  (a) At least three (3) Business Days prior to the date of the issuance and at least thirty (30) Business Days prior to the date of the renewal, extension or reissuance of each Letter of Credit, the Agent shall have received a written request for a Letter of Credit.

                  (b) Each of the Letters of Credit shall (i) be issued by the Agent, (ii) contain such terms and provisions as are reasonably required by the Agent, (iii) be for the account of the Borrower and
         (iv) expire not later than one (1) year from the date of issuance, renewal, extension or reissuance or two (2) Business Days before the Termination Date.

                  (c) The Borrower shall have duly and validly executed and delivered to the Agent a Letter of Credit Agreement pertaining to the Letter of Credit.


                                   ARTICLE VII

                         Representations and Warranties

         The Borrower represents and warrants to the Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in
Section 6.02):

                  Section 7.01 Corporate Existence. Each of the Borrower and each Subsidiary: (a) is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.


                  Section 7.02 Financial Condition. The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1995 and the related consolidated statement of income, stockholders' equity and cash flow of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Barrett & Associates heretofore furnished to each of the Lenders and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 1996 and the related consolidated statements of income, stockholders' equity and cash flow of the Borrower and its Consolidated Subsidiaries for the three month period ended on such date, prepared by

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



Arthur Andersen LLP, heretofore furnished to the Agent, are complete and correct and fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year and the three month period ended, respectively, on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments).
Neither the Borrower nor any Subsidiary has on the Closing Date any Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the June 30, 1996 Financial Statements or in Schedule 7.02 or which are not material. Since June 30, 1996, there has been no change or event having a Material Adverse Effect. Since June 30, 1996, neither the business nor the Properties of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

                  Section 7.03 Litigation. Except as disclosed to the Lenders in
Schedule 7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower or any Subsidiary which involves the possibility of any judgment or liability against the Borrower or any Subsidiary not fully covered by insurance (except for normal deductibles), and which would have a Material Adverse Effect.

                  Section 7.04 No Breach. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Borrower or any Subsidiary, or any Governmental Requirement except, with respect to Borrower's ownership of the Amoco Properties, the consent and approval of the office of the Minerals Management Service to the assignments of interests in the Amoco Properties from Amoco Production Company to Borrower will be required, which consent and approval is customarily obtained subsequent to the execution and delivery of such assignments and which Borrower reasonably believes will be forthcoming, or any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which it is bound or to which it or its Properties is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

     Section 7.05 Authority. The Borrower and each Subsidiary have all necessary corporate power and authority to execute, deliver and perform its obligations under the Loan

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



Documents to which it is a party; and the execution, delivery and performance by the Borrower and each Subsidiary of the Loan Documents to which it is a party, have been duly authorized by all necessary corporate action on its part; and the Loan Documents constitute the legal, valid and binding obligations of the Borrower and each Subsidiary, enforceable in accordance with their terms.

                  Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower or any Subsidiary of the Loan Documents to which it is a party or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement and the Security Instruments and the filing and approval of the Amoco Acquisition with the office of the Minerals Management Service, where the Borrower has no reason to believe that such approval will not be obtained.

                  Section 7.07 Use of Loans. The proceeds of the Loans shall be used to refinance the existing Debt under the Original Agreement, for the acquisition of and development of directly owned Oil and Gas Properties and for general corporate purposes. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

                  Section 7.08  ERISA.

                  (a) The Borrower,  each  Subsidiary  and each ERISA  Affiliate
         have  complied  in  all  material   respects  with  ERISA  and,   where
         applicable, the Code regarding each Plan.

     (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

                  (c) No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA
         Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

                  (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower,

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



         any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

                  (e) Full payment when due has been made of all amounts which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

                  (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabil ities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

                  (g) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

                  (h) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years sponsored, maintained or contributed to, any Multiemployer Plan.

                  (i) None of the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

                  Section 7.09 Taxes. Except as set out in Schedule 7.09, each of the Borrower and its Subsidiaries has filed all United States federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. To the knowledge of the Borrower, no tax lien has been filed and no claim is being asserted with respect to any such tax, fee or other charge.

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



                  Section 7.10 Titles, etc.

                  (a) Except as set out in Schedule 7.10, each of the Borrower and its Subsidiaries has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens except Liens permitted by Section 9.02. Except as set forth in
         Schedule  7.10,  after  giving  full effect to the Liens  permitted  by
         Section 9.02, the Borrower owns the net interests in production attributable to the lands and leases reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each such Property set forth in the most recently delivered Reserve Report. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.

                  (b) All material leases and agreements necessary for the conduct of the business of the Borrower and its Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower and its Subsidiaries.

                  (c) The rights, Properties and other assets presently owned, leased or licensed by the Borrower and its Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower and its Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

                  (d) All of the assets and Properties of the Borrower and its Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

                  (e) All of the Borrower's Offshore Properties are subject, except for Excepted Liens, to a first priority mortgage Lien in favor of the Agent for the benefit of the Lenders.

                  Section 7.11 No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Agent and the Lenders (or any of them) by the Borrower or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the

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



circumstances in which made and with respect to the Borrower and its Subsidiaries taken as a whole. There is no fact peculiar to the Borrower or any Subsidiary which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished or otherwise disclosed to the Agent by or on behalf of the Borrower or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

                  Section 7.12 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  Section 7.13 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  Section 7.14 Subsidiaries and Partnerships. Except as listed on Schedule 7.14, the Borrower has no Subsidiaries and has no interest in any partnerships (other than tax partnerships which are not partnerships under applicable state law).

                  Section 7.15 Location of Business and Offices. The Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary are located at the same address.

                  Section 7.16 Filings. To the best of the Borrower's knowledge, neither the Borrower nor any Subsidiary has violated, and neither the Borrower nor any Subsidiary will be in violation of, any provisions of The Natural Gas Act or The Natural Gas Policy Act of 1978 or any other Federal or State law or any of the regulations thereunder (including those of the respective Conservation Commissions and Land Offices of the various jurisdictions having authority over its Oil and Gas Properties) with respect to its Oil and Gas Properties which would have a Material Adverse Effect, and the Borrower and each Subsidiary have or will have made all necessary rate filings, certificate applications, well category filings, interim collection filings and notices, and any other filings or certifications, and has or will have received all necessary regulatory authorizations (including without limitation necessary authorizations, if any, with respect to any processing arrangements conducted by it or others respecting its Oil and Gas Properties or production therefrom) required under said laws and regulations with respect to all of its Oil and Gas Properties or production therefrom so as not to have a Material Adverse Effect. To the best of the Borrower's knowledge, said material rate filings, certificate applications, well category filings, interim collection filings and notices, and other filings and certifications contain no untrue statements of material facts nor do they omit any statements of material facts necessary in said filings.

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



                  Section 7.17 Environmental Matters.  Except (i) as provided in
Schedule 7.17 or (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

     (a) Neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

                  (b) Without limitation of clause (a) above, no Property of the
         Borrower or any Subsidiary nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

                  (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including without limitation, past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the
         Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

                  (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

                  (e) The Borrower has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

                  (f) To the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this

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



         Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

                  (g) Neither the Borrower nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

                  Section 7.18 Defaults. Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

                  Section 7.19 Compliance with the Law. Neither the Borrower nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Oil and Gas Property (and properties unitized therewith) has been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Property; specifically in this connection, (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Property (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from the Oil and Gas Property (or, in the case of wells located on properties unitized therewith, such unitized properties).

                  Section 7.20 Insurance. Schedule 7.20 attached hereto contains an accurate and complete description of all material policies of insurance owned or held by the Borrower and each Subsidiary. Except as set forth on Schedule 7.20, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually

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



insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each Subsidiary; will remain in full force and effect through the respective dates set forth in Schedule 7.20 without the payment of additional premiums except as set forth on Schedule 7.20; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Neither the Borrower nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

                  Section 7.21 Restriction on Liens. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or arrangement (other than this Agreement , the Security Instruments, and the Second Mortgage Loan Agreements), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets of Properties.

     Section  7.22   Subordination   Agreement.   The  Subordination   Agreement
subordinates the Subordinated Debt to the Indebtedness and is enforceable in accordance with its terms.

                  Section 7.23 Second Mortgage Loan Agreements. The 1994 Second Mortgage Loan Agreement has not been amended or modified and is in full force and effect. The 1996 Second Mortgage Loan Agreement has not been amended or modified and is in full force and effect.

                  Section 7.24 Hedging Agreement. Schedule 7.24 sets forth, as the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

                  Section 7.25  Amoco Acquisition.

                  (a) The Borrower has the full power and authority under its certificate or articles of incorporation, its bylaws and the laws of the state of its incorporation to execute, deliver and perform its obligations under any agreements, instruments, documents and certificates executed in connection with the Amoco Acquisition (collectively, the "Amoco Acquisition Documents") to which it is a party and all corporate action requisite for the execution, delivery and performance by it of the Amoco Acquisition Documents to which it is a party has been duly and effectively taken.


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



                  (b) The execution, delivery and performance by the Borrower of the Amoco Acquisition Documents do not and will not (i) violate any provision of either (A) its certificate or articles of incorporation and bylaws or (B) in any material respect, any material contract, agreement, instrument or Governmental Requirement to which it is subject to except as disclosed to the Agent in writing or (ii) result in the creation of or imposition of any Lien upon any of its Property, other than those permitted under Section 9.02 of this Agreement.

                  (c) The execution, delivery and performance by the Borrower of the Amoco Acquisition Documents do not require the consent or approval of any other Person, including any Governmental Authority, except for such consents or approvals that have been obtained or where the failure to obtain such consent or approval would not have a Material Adverse Effect or except the consent and approval of the office of the Minerals Management Service to the assignments of interests in the Amoco Properties from Amoco Production Company to Borrower, which consent and approval is customarily obtained subsequent to the execution and delivery of such assignments and which Borrower reasonably believes will be forthcoming, or except as disclosed to the Agent in writing.

                  (d) Except as disclosed to the Agent in writing, there are no legal or arbitrational proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against the Amoco Acquisition, any Amoco Acquisition Document or against any of the property involved in the Amoco Acquisition.

                  (e) The copies of the Amoco Acquisition Documents previously delivered by the Borrower to the Agent are complete and accurate copies thereof and have not been amended or modified in any manner. The Amoco Acquisition Documents have been duly authorized, executed and delivered by the other parties thereto. The Amoco Acquisition Documents are valid, binding and enforceable against the parties thereto except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity. The Borrower has the right to grant a Lien and has granted a Lien on the Amoco Properties pursuant to the Security Instruments and the Agent may enforce, to the extent allowed by applicable law, its remedies contained in the Security Instruments against such Amoco Properties. No party to an Amoco Acquisition Document is in default thereunder.


                                  ARTICLE VIII

                              Affirmative Covenants

         The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of all Indebtedness hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

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



                  Section 8.01 Financial Statements. The Borrower shall deliver, or shall cause to be delivered, to the Agent with sufficient copies of each for the Lenders:

                  (a) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the audited consolidated and unaudited consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Agent which opinion shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

                  (b) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, a consolidated and consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

                  (c) Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

                  (d) Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries, and a copy of any response by the Borrower or any Subsidiary of the

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



         Borrower, or the Board of Directors of the Borrower or any Subsidiary of the Borrower, to such letter or report.

                  (e) Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with or received by the Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

                  (f) Promptly after the furnishing thereof, copies of any statement, report or notice furnished to or any Person pursuant to the terms of any material indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this
         Section 8.01.

                  (g) From time to time such other information regarding the business, affairs or financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request.

                  (h) As soon as available  and in any event  within  forty-five
         (45) days after the last day of each calendar quarter, a report, in form and substance satisfactory to the Agent, setting forth as of the last Business day of such calendar quarter, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market values therefor, any new credit support agreements relating thereto not listed on Schedule 7.24, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

The Borrower will furnish to the Agent, at the time it furnishes each set of financial statements pursuant to paragraphs (a) or (b) above, a certificate substantially in the form of Exhibit C hereto executed by a Responsible Officer
(i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.12, 9.13, 9.14 and 9.20 as of the end of the respective fiscal quarter or fiscal year.

                  Section 8.02 Litigation. The Borrower shall promptly give to the Agent notice of all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower or any Subsidiary, except proceedings which, if adversely determined,

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



would not have a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, promptly notify the Agent and each of the Lenders of any judgment, Lien or other encumbrance affecting any Property of the Borrower or any Subsidiary if the value of the judgment, Lien, or other encumbrance affecting such Property shall exceed $100,000.

                  Section 8.03  Maintenance, Etc.

                  (a) The Borrower shall and shall cause each Subsidiary to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP; upon reasonable notice, permit representatives of the Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available; and cause the Agent to be named as loss payee on behalf of the Lenders in all casualty policies covering the Mortgaged Properties.

                  (b) Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to the Agent and, if requested, will furnish the Agent and the Lenders copies of the applicable policies.

                  (c) The Borrower will and will cause each Subsidiary to, at its own expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency (except for normal wear and tear) all of its Oil and Gas Properties and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material Properties will be fully preserved and maintained, allowing for depletion in the ordinary course of business, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically

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



         reasonable amounts. The Borrower will and will cause each Subsidiary to promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties; (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties; (iii) will and will cause each Subsidiary to do all other things necessary to keep unimpaired, except for Liens described in Section 9.02, its rights with respect to each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties and prevent any forfeiture thereof or a default thereunder, except (A) to the extent a portion of such
         Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts and (B) for dispositions permitted by
         Section 9.15 hereof. The Borrower will and will cause each Subsidiary to operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in a reasonably prudent manner in accordance with the practices of the industry and in compliance in all material respects with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

                  Section 8.04  Environmental Matters.

                  (a) The Borrower will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the Borrower and its Subsidiaries and the operations conducted thereon and other activities of the Borrower and its Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws,
         (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes, or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

                  (b) The Borrower will promptly notify the Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing, corrective or non-material action.


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



                  (c) The Borrower will and will cause each Subsidiary to provide environmen tal audits and tests in accordance with American Society for Testing and Materials standards as reasonably requested by the Agent and the Lenders or as otherwise required to be obtained by the Agent and the Lenders by any Governmental Authority in connection with any future acquisitions of Oil and Gas Properties or other material Properties.

                  Section 8.05  Engineering Reports.

                  (a) By March 1 and September 1 of each year commencing March 1, 1997, the Borrower shall furnish to the Agent and the Lenders a Reserve Report. The Reserve Report due each March 1 shall be prepared as of December 31 of the preceding year, as to the Offshore Properties, by certified independent petroleum engineers or other independent petroleum consultant(s) acceptable to the Agent, such acceptance not to be unreasonably withheld, and, as to the Onshore Properties, by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used for the Offshore Properties and the Reserve Report due each September 1 shall be prepared as of June 30 of each year by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the Reserve Report due each March 1.

                  (b) In the event of an unscheduled redetermination, the Borrower shall furnish to the Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report. For any unscheduled redetermination requested by the Majority Lenders or the Borrower pursuant to Section 2.08(d), the Borrower shall provide such Reserve Report with an "as of date" as required by the Majority Lenders as soon as possible, but in any event no later than 30 days following the receipt of the request by the Agent on behalf of the Majority Lenders.

                  (c) With the delivery of each Reserve Report, the Borrower shall provide to the Lenders, a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower owns good and defensible title to its Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.02, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of its Oil and Gas Properties have been sold since the date of the last Borrowing Base determination, except

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



         as permitted pursuant to Section 9.15 as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Majority Lenders, (v) attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Reserve Report and a list of all Persons disbursing proceeds to the Borrower from its Oil and Gas Properties, (vi) except as set forth on a schedule attached to the certificate all of the Oil and Gas Properties evaluated by such Reserve Report are Mortgaged Property and (vii) any change in working interest or net revenue interest in its Oil and Gas Properties from that described in the immediately preceding Reserve Report and the reason for such change.

                  (d) Within forty-five days of the end of each calendar quarter the Borrower shall provide, separately for the Offshore (accrual basis) and Onshore (cash basis) Properties as a group, information on hydrocarbon sales, prices, royalty, taxes, capital expenditures, lease operating expenses and gas processing revenue and expenses. Such quarterly report shall also provide information on general and administrative cost and other relevant information of a financial nature. In addition the Borrower shall provide monthly production reports on the Offshore Properties in such quarterly reports.

                  Section 8.06  Title Information.

                  (a) On or before the delivery to the Agent and the Lenders of each Reserve Report required by Section 8.05(a), the Borrower will provide the Agent with current title opinions covering the Mortgaged Properties for which title opinions have not previously been provided to Agent so that at all times the value of the Mortgaged Properties for which title opinions are or have been provided to Agent shall equal or exceed 80% of the net present value of the future net income discounted at 10% per annum of all of the Mortgaged Properties as set forth in the most recently delivered Reserve Report

                  (b) The Borrower shall cure any title defects or exceptions which are not Excepted Liens raised by such information delivered pursuant to Section 8.06(a), or substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens covering Mortgaged Properties of an equivalent value, within 60 days after a request by the Agent or the Lenders to cure such defects or exceptions. If the Borrower is unable to cure any title defect requested by the Agent or the Lenders to be cured within the 60 day period, such default shall not be a Default or an Event of Default, but instead such Property shall remain excluded from the Borrowing Base as provided in Section 8.06(c) until such time as title is satisfactory to the Agent.

                  (c) Upon the discovery of any title defect or exception which is not an Excepted Lien, the Agent and the Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Agent or the Lenders. To the extent that the Agent or the Lenders are not satisfied with title to any Mortgaged Property, the Agent may, without regard to the expiration of the 60 day

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



         period described in Section 8.06(b), send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount equal to the value of such Property as set forth in the most recent Reserve Report. This new Borrowing Base shall become effective immediately after receipt of such notice.

                  Section 8.07  Additional Collateral.

                  (a) Should the Borrower acquire any additional Oil and Gas Properties in excess of $100,000 in a single transaction or series of related transactions that are included in the Reserve Report, the Borrower will grant to the Agent as security for the Indebtedness a first-priority Lien interest (subject only to Liens permitted by Section 9.02) on the Borrower's interest in such Oil and Gas Properties not already subject to a Lien of the Security Instruments, which Lien will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

                  (b) Concurrently with the granting of the Lien or other action referred to in Section 8.07(a) above, the Borrower will provide to the Agent title information in form and substance satisfactory to the Agent in its sole discretion with respect to the Borrower's interests in such Oil and Gas Properties.

                  Section 8.08 Further Assurances. The Borrower will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments, including this Agreement. The Borrower at its expense will and will cause each Subsidiary to promptly execute and deliver to the Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary in the Security Instruments, including this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

                  Section 8.09 Performance of Obligations. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will and will cause each Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Security Instruments, including this Agreement, at the time or times and in the manner specified.

                  Section 8.10 ERISA Information and Compliance. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Agent

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



with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan
(other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

                  Section 8.11 Cash Collateral Account Agreement. Upon an Event of Default and after the request of the Agent at the direction of the Majority Lenders, the Borrower shall cause all proceeds arising from its receivables with respect to natural gas and oil produced and sold from the Mortgaged Properties to be directed by the purchaser by wire transfer to First Union National Bank of North Carolina ABA No. 053000219 for credit to First Union as Agent for Panaco, Inc. Account No. 2000000620352 at the Principal Office. The Cash Collateral Account Agreement and the Liens and security interests established in such Cash Collateral Account Agreement will continue until all the Indebtedness under this Agreement is paid in full and this Agreement is terminated.

                  Section 8.12 Hedging Agreements. On the Closing Date, Borrower will enter into and maintain one or more Hedging Agreements with one or more Lenders as a counterparty or with such other Persons as approved by the Majority Lenders as follows:

         (a) oil Hedging Agreements for 910 BOPD (720 BOPD after the sale of the Bayou Sorrel Field Properties by the Borrower) from January 1, 1997, through and including December 31, 1997, at a minimum price of $20.00 per barrel (according to NYMEX or other index and price mutually acceptable to Agent and Borrower), and

         (b) natural gas Hedging Agreements for (i) 14 MMCFD from January 1, 1997, through and including December 31, 1997, at a minimum price of $1.87 per MCF (according to NYMEX or other index and price mutually acceptable to Agent and Borrower), (ii) 10 MMCFD from January 1, 1998, through and including December 31, 1998, at a minimum

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



         price of $1.98 per MCF, and (iii) 7 MMCFD from January 1, 1999, through and including December 31, 1999, at a minimum price of $1.98 per MCF.


                                   ARTICLE IX

                               Negative Covenants

         The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Majority Lenders:

     Section 9.01 Debt. Neither the Borrower nor any Subsidiary will incur, create, assume or suffer to exist any Debt, except:

     (a) the Notes or other Indebtedness or any guaranty of or suretyship arrangement for the Notes or other Indebtedness;

                  (b) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

     (c)  Debt  associated  with  bonds  or  surety   obligations   required  by
Governmental Requirements in connection with the operation of the Borrower's Oil and Gas Properties;

                  (d) Debt under Hedging Agreements covering interest rates, oil or gas with any Lender as a counterparty or with such other Persons as approved by the Majority Lenders entered into as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower's operations but not to exceed the following:

     (i) for oil, the total volumes to be hedged for any year shall not exceed 80% of expected oil production as indicated in the Reserve Reports of the Borrower for such year;

                           (ii) for gas, the total  volumes to be hedged for any
                  year shall not exceed 80% of expected gas production as indicated in the Reserve Reports of the Borrower for such year;

                           (iii) for interest rates for the Borrower, the aggregate notional amount to be hedged shall never exceed the principal balance outstanding on the Notes;

   (e) The 1994 Second Mortgage Debt not to exceed $5,000,000 outstanding at any time;

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



     (f) The 1996 Second Mortgage Debt not to exceed $17,000,000 outstanding at any time;

     (g) Debt under capital leases (as required to be reported on the financial statements of the Borrower pursuant to GAAP) not to exceed $1,000,000; and

                  (h)      Debt disclosed on Schedule 9.01.

                  Section 9.02 Liens. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

     (a) Liens securing the payment of any Indebtedness pursuant to the Security Instruments for the benefit of all the Lenders;

     (b) Liens securing the obligation of the Hedging Agreements with any Lender arising from a margin arrangement between the Borrower and the Agent;

                  (c)      Excepted Liens;

                  (d)      Liens disclosed on Schedule 9.02;

     (e) Liens on cash or securities of the Borrower securing the Debt described in Section 9.01(c);

     (f) Liens securing the 1994 Second Mortgage Debt provided such Liens are subordinated to the Liens securing the Indebtedness on terms satisfactory to the Lenders;

     (g) Liens securing the 1996 Second Mortgage Debt provided such Liens are subordinated to the Liens securing the Indebtedness on terms satisfactory to the Lenders; and

     (h) Liens securing leases allowed under Section 9.01(g) but only on the Property under lease.

                  Section 9.03 Investments, Loans and Advances. Neither the Borrower nor any Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

     (a) investments, loans or advances reflected in the Financial Statements and which are disclosed to the Lenders in Schedule 9.03;

     (b) investments by the Borrower in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto;

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



     (c) accounts receivable arising out of the sale of Hydrocarbons, other assets or services in the ordinary course of business;

                  (d) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

                  (e) commercial paper maturing within one year from the date of creation thereof rated in one of the two highest grades by Standard & Poors Corporation or Moody's Investors Service, Inc.;

                  (f) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poors Corporation or Moody's Investors Service, Inc., respectively;

     (g) deposits in money market funds investing exclusively in investments described in Sections 9.03(d), 9.03(e) or 9.03(f); and

     (h) ownership of common stock of National Energy Group, Inc. received in connection with the sale of the Bayou Sorrel Field Properties.

                  Section 9.04 Dividends, Distributions and Redemptions. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders.

                  Section 9.05 Sales and Leasebacks. Neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

                  Section 9.06 Nature of Business. Neither the Borrower nor any Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

     Section 9.07 Limitation on Leases. Neither the Borrower nor any Subsidiary will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property

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



of any kind whatsoever (real or personal but excluding capital leases and leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and its Subsidiaries pursuant to such leases or lease agreements to exceed $200,000 in any period of twelve consecutive calendar months.

                  Section 9.08 Mergers, Etc. Neither the Borrower nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person.

                  Section 9.09 Proceeds of Notes. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause the Loan Documents, to violate Regulation U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the SEC or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

                  Section 9.10 ERISA Compliance. The Borrower will not, and will not permit any Subsidiary to, at any time to:

                  (a) Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

                  (b) Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any Subsidiary or ERISA Affiliate to the PBGC;

                  (c) Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower or any Subsidiary or ERISA Affiliate is required to pay as contributions thereto;

                  (d) Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

                  (e) Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with

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



         Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

     (f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

                  (g) Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

                  (h) Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

                  (i) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

                  (j) Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

                  Section 9.11 Sale or Discount of Receivables. Neither the Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

                  Section 9.12 Current Ratio. The Borrower will not permit its Current Ratio to be less than 1.0 to 1.0 at any time. As used in this Section 9.12, "Current Ratio" shall mean, as of any time, the ratio of (i) current assets at such time, minus the sum of (A) prepaid expenses at such time, (B) advance payments on wells at such time, and (C) the aggregate book value of all of the Borrower's assets held for sale and classified as a current asset on the Borrower's balance sheet, to (ii) current liabilities at such time, minus current maturities on the Notes at such time.

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



                  Section 9.13 Tangible Net Worth. The Borrower will not permit its Tangible Net Worth to be less at any time than an amount equal to $10,000,000 plus 85% of the Borrower's Net Income (only if positive) for each fiscal year of the Borrower, plus 75% of the net proceeds of any new issuance of capital stock or other equity securities of the Borrower commencing with the fiscal year beginning January 1, 1996.

                  Section 9.14 Cash Flow Coverage. The Borrower will not permit its Cash Flow Coverage Ratio as of the end of any fiscal quarter of the Borrower (calculated quarterly as of the last day of each fiscal quarter) to be greater than 3.0 to 1.0 for any fiscal quarter. For the purposes of this Section 9.14, "Cash Flow Coverage Ratio" shall mean, as of the last day of any fiscal quarter, for the Borrower, the ratio of (i) Debt at such time, excluding current trade payables and deferred taxes at such time, to (ii) annualized income for the preceding quarter, as determined in accordance with GAAP, plus annualized non-cash charges for such quarter, minus annualized non-cash revenues for such quarter.

                  Section 9.15 Sale of Oil and Gas Properties. The Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Oil and Gas Property or any interest in any Oil and Gas Property except for: (i) sales of Hydrocarbons in the ordinary course of business; (ii) farmouts of undeveloped acreage and assignments in connection with such farmouts; (iii) the sale of part or all of the Onshore Properties, provided that the Borrower shall apply 100% of the net cash proceeds from such sales in excess of $50,000 in the aggregate for all such sales in any fiscal year of the Borrower towards the repayment of the Indebtedness and the Borrowing Base shall automatically reduce by such amount; and (iv) the sale of the Bayou Sorrel Field Properties, provided that the Borrower receives a cash sales price of at least $9,000,000.

                  Section 9.16 Environmental Matters. Neither the Borrower nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under, any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

                  Section 9.17 Transactions with Affiliates. Neither the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

                  Section 9.18 Subsidiaries and Partnerships. Without the prior written consent of the Agent, the Borrower shall not create, acquire or suffer to exist any additional Subsidiaries or partnerships (other than tax law partnerships which are not partnerships under applicable state law). The Borrower shall not and shall not permit any Subsidiary to sell or to issue any stock

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



or ownership interest of a Subsidiary except to the Borrower and except in compliance with Section 9.04.

                  Section 9.19 Negative Pledge Agreements. Neither the Borrower nor any Subsidiary will create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments and the Second Mortgage Loan Agreements) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or restricts any Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

                  Section 9.20 Capital Expenditures.  The Borrower will not make any expenditures for fixed or capital assets if, after giving effect thereto, the aggregate of all such expenditures would exceed the aggregate of capital expenditures as indicated in the Initial Reserve Report, but excluding exploratory drilling.

                  Section 9.21 Second Mortgage Loan Agreements. The Borrower will not cause or permit the Second Mortgage Loan Agreements to be amended or modified.

                  Section 9.22 Subordinated Debt. The Borrower will not make any principal or interest payments to the Subordinated Creditors or cause or permit to be made any principal payment on behalf of the Borrower on account of (or purchase, prepay, redeem or defease) any Subordinated Debt; provided, however,
(a) the Borrower may make a Permitted Payment, as defined in the Subordination Agreement to the 1996 Second Mortgage Creditors if at the time of such payment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (b) the Borrower may make scheduled payments of principal and interest in accordance with the Second Mortgage Loan Documents as in effect on the date hereof if at the time of such payment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.



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



                                    ARTICLE X

                           Events of Default; Remedies

   Section 10.01 Events of Default. One or more of the following events shall constitute an "Event of Default":

                  (a) The Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, of any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any Security Instrument; or

                  (b) The Borrower or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $50,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

                  (c) Any representation, warranty or certification made or deemed made herein or in any Security Instrument by the Borrower or any Subsidiary, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                  (d) The Borrower shall default in the performance of any of its obligations under Article IX or any other Article of this Agreement other than under Article VIII; or the Borrower shall default in the performance of any of its obligations under Article VIII or any Security Instrument (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof to the Borrower by the Agent or any Lender (through the Agent), or (ii) the Borrower otherwise becoming aware of such default; or

     (e) The Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or

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



         readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or
         (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) A proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquida tion, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

                  (h) A judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered by a court against the Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) The Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower shall so state in writing; or

                  (j) Any Letter of Credit becomes the subject matter of any order, judgment, injunction or any other such determination, or if the Borrower or any other Person shall petition or apply for or obtain any order restricting payment by the Agent under any Letter of Credit or extending the Lenders' liability under any Letter of Credit beyond the expiration date stated therein or otherwise agreed to by the Agent; or

     (k) H. James Maxwell is no longer active in management of the Borrower and on the board of directors of the Borrower or should sell or transfer a material amount of the common stock of the Borrower owned by him; or

     (l) Any Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h) hereof; or

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



     (m) An event or events shall occur having a Material Adverse Effect.

                  Section 10.02  Remedies.

                  (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (l) to the extent it relates to clauses (e), (f) or (g), the Agent upon request of the Majority Lenders, shall, by notice to the Borrower, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b) hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clause
         (l) to the extent it relates to clauses (e), (f) or (g), the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b) hereof) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (c) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first pro rata to reimbursement of expenses and indemnities provided for in the Loan Documents; second pro rata to accrued interest pursuant to the Loan Documents; third pro rata to fees pursuant to the Loan Documents; fourth pro rata to principal outstanding on the Indebtedness; fifth, to serve as cash collateral to be held by the Agent to secure the LC Exposure and future obligations under any Hedging Agreement with a Lender; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.


                                   ARTICLE XI

                                    The Agent

                  Section 11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the Security Instruments with such powers as are specifically delegated to the Agent by the terms of this Agreement and the Security Instruments, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section

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



11.05 and the first sentence of Section 11.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (a) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (b) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person (other than the Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower, the Subsidiaries or any other obligor or guarantor; (c) except pursuant to Section 11.07, shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Agent. The Agent is authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.

                  Section 11.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.

                  Section 11.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings) unless the Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Agent shall give each Lender prompt notice of each such payment Default.

                  Section 11.04 Rights as a Lender. With respect to its Commitments and the Loans made by it, and its participation in the issuance of Letters of Credit, First Union (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting

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



as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. First Union (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and First Union and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                  Section 11.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE AGENT RATABLY IN ACCORDANCE WITH THEIR PERCENTAGE SHARES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTION 12.03 FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF: (A) THIS AGREEMENT, THE SECURITY INSTRUMENTS OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER); OR (B) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY SECURITY INSTRUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE AGENT, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AGENT.

                  Section 11.06 Non-Reliance on Agent and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Notes, the Security Instruments or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each Lender will consult with its own legal counsel

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



to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

                  Section 11.07 Action by Agent. Except for action or other matters expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) and any action taken or failure to act pursuant thereto by the Agent shall be binding on all of (or all of the Lenders as expressly required by Section 12.04) the Lenders. If a Default has occurred and is continuing, the Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement and the Security Instruments or applicable law.

                  Section 11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of such appointment hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.



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



                                   ARTICLE XII

                                  Miscellaneous

                  Section 12.01 Waiver. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  Section 12.02 Notices. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy, telegraph, cable, courier or U.S. Mail or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the other Loan Documents, except that for notices and other communications to the Agent other than the payment of money, the Borrower need only send such notices and communications to the Agent care of the Houston address of First Union Corporation; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. Charlotte, North Carolina, time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier, and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

  Section 12.03 Payment of Expenses, Indemnities, etc. The Borrower agrees to:

                  (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable expenses of the Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, and of the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Agent, and in the case of enforcement, the reasonable fees and disbursements of counsel for the Agent and any of the Lenders); and promptly reimburse the Agent for all amounts expended, advanced or incurred by the

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



         Agent or the Lenders to satisfy any  obligation  of the Borrower  under
         this  Agreement  or  any  Security   Instrument,   including,   without
         limitation, all costs and expenses of foreclosure;

                  (b) INDEMNIFY THE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS OR LETTERS OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY SECURITY INSTRUMENT, OR THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER SET FORTH IN ANY OF THE LOAN DOCUMENTS (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S),
         (VIII) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, OR (IX) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE AGENT OR A LENDER'S
         SHAREHOLDER AGAINST THE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; and

                  (c) INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY

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



         SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF ITS PROPERTIES OR PAST ACTIVITY ON ANY OF ITS PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS
         SECTION 12.03(C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

                  (d) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

                  (e) In the case of any indemnification hereunder, the Agent or Lender, as appropriate shall give notice to the Borrower of any such claim or demand being made against an Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

                  (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.


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



                  (g) The Borrower's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

                  (h) The Borrower  shall pay any amounts due under this Section
         12.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

                  Section 12.04 Amendments, Etc. Any provision of this Agreement or any Security Instrument may be amended, modified or waived with the Borrower's and the Majority Lenders' prior written consent; provided that (a) no amendment, modification or waiver which extends the final maturity of the Loans, the Termination Date, increases the Aggregate Maximum Credit Amounts, forgives the principal amount of any Indebtedness outstanding under this Agreement, releases any guarantor of the Indebtedness or releases all or substantially all of the collateral, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, affects Section 2.03, this Section 12.04 or
Section 12.06(a) or modifies the definition of "Majority Lenders" shall be effective without consent of all Lenders; (b) no amendment, modification or waiver which increases the Maximum Credit Amount of any Lender shall be effective without the consent of such Lender; and (c) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the consent of the Agent.

                  Section 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  Section 12.06  Assignments and Participations.

                  (a) The Borrower may not assign its rights or obligations hereunder or under the Notes or any Letters of Credit without the prior consent of all of the Lenders and the Agent.

                  (b) Any Lender may, upon the written consent of the Agent, assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit F (an "Assignment") provided, however, that (i) any such assignment shall be in the amount of at least $5,000,000 or such lesser amount to which the Borrower has consented, and (ii) the assignee shall pay to the Agent a processing and recordation fee of $2,500 for each assignment. Any such assignment will become effective upon the execution and delivery to the Agent of the Assignment and the consent of the Agent. Promptly after receipt of an executed Assignment, the Agent shall send to the Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 12.06, the assignee will become

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



         a "Lender," if not already a "Lender," for all purposes of this Agreement and the other Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01,
         5.05 and 12.03 shall not be affected). The Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this Section 12.06(b), a new Exhibit G giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders.

                  (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this Section 12.06(c) to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of this Agreement, the Notes or any Security Instrument except to the extent such amendment or waiver would (x) forgive any principal owing on any Indebtedness or extend the final maturity of the Loans, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments or Loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release any guarantor of the Indebtedness or release all or substantially all of the collateral (except as expressly provided in the Loan Documents) supporting any of the Commitments or Loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Instruments (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be deter mined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

                  (d) The Lenders may furnish any information concerning the Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 12.15 hereof.

                  (e) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge all or any of its Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve

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



         System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

                  (f) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

                  Section 12.07 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents or the Letters of Credit, the Letter of Credit Agreements or in any other Security Instrument shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement, the Letter of Credit Agreements or any Security Instrument.

                  Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  Section 12.09 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

                  Section 12.10  Survival.  The obligations of the parties under
Section 4.06, Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Agent and the Lenders to effect such reinstatement.

                  Section  12.11   Captions.   Captions  and  section   headings
appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  Section 12.12 No Oral Agreements. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES

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



AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS WRITTEN AGREEMENT, THE NOTES AND THE SECURITY INSTRUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION.

     (A) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. TEX. REV. CIV. STAT. ANN. ART. 5069, CH. 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

                  (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NONEXCLUSIVE AND DOES NOT PRECLUDE THE AGENT OR ANY LENDER FROM OBTAINING JURISDICTION OVER THE BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.

                  (c) THE BORROWER HEREBY IRREVOCABLY DESIGNATES LARRY M. WRIGHT LOCATED AT 1100 LOUISIANA, SUITE 5110, HOUSTON, TEXAS 77002 , AS THE DESIGNEE, APPOINTEE AND AGENT OF THE BORROWER TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO THE BORROWER AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW, BUT THE FAILURE OF THE BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR

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



         PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

                  (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

                  (e) EACH OF THE BORROWER AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY SECURITY INSTRUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

                  Section  12.14  Interest.  It is the  intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as

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



of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this
Section 12.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.14. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant for the purpose of determining the Highest Lawful Rate, such Lender elects to determine the applicable rate ceiling under such Article by the indicated weekly rate ceiling from time to time in effect.

                  Section 12.15 Confidentiality. The Agent and the Lenders shall maintain all information furnished by the Borrower in connection with this Agreement and the other Loan Documents in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent or the Lenders breaching their obligation of confidence to the Borrower, (iii) are previously known by the Agent or the Lenders from some source other than the Borrower, (iv) are hereafter developed by the Agent or the Lenders without using the Borrower's information, (v) are hereafter obtained by or available to the Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent,
(vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Loan Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the

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



confidentiality of such information as is imposed upon the Agent or the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. On or around the expiration of such three (3) year period(s), each of the Agent and the Lenders agree to use reasonable efforts to return to the Borrower, destroy or archive (at Borrower's option with written notice within sixty (60) days of such expiration dates), all confidential information in form previously provided to the Agent or the Lenders by the Borrower. The Borrower on behalf of itself waives any and all other rights it may have to confidentiality as against the Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.

  Section 12.16 Effectiveness. This Agreement shall be effective on the Closing

                                     Date.

                  Section 12.17 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS;
THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE
OTHER SECURITY INSTRUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

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



                  The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:                                            PANACO, INC.


                                       By:
                                                  Name:   H. James Maxwell
                                                  Title: President




                                                  Address for Notices:

                                  Panaco, Inc.
                                                  1050 West Blue Ridge Boulevard
                                                  Panaco Building
                                                  Kansas City, MO 64145-1216

                                                  Telecopier No.: (816) 942-6305
                                                  Telephone No.:  (816) 942-6300
                                                  Attention:  H. James Maxwell


                                                      -1-
                                       S-1

              AGENT AND LENDER: FIRST UNION NATIONAL BANK OF NORTH
                                    CAROLINA




                                       By:
                                       Name:             Michael J. Kolosowsky
                                       Title:            Vice President



                          Applicable Lending Office for
                        Base Rate Loans and LIBOR Loans:

                       First Union National Bank of North
                                       Carolina
                         301 South College Street, TW-10
                         Charlotte, North Carolina 28288

                                       Address for Notices:

                                       First Union Corporation of North Carolina
                                       1001 Fannin, Suite 2255
                                       Houston, Texas  77002

                         Telecopier No.: (713) 650-6354
                          Telephone No.: (713) 650-3716
                                       Attention:  Paul Riddle











                                                      -2-
                                       S-2

LENDERS:                                     BANQUE PARIBAS


                                             By:_____________________________
                                             Name:
                                             Title:

                                             By:_____________________________
                                             Name:
                                             Title:


                                             Lending Office for Base Rate Loans,
                                             LIBOR Loans and Notices:

                                             787 7th Avenue
                                             32nd Floor
                                             New York, New York  10019

                                             Telecopier No.: 212/841-2555
                                             Telephone No.: 212/841-2133
                                             Attention: Charlie Thompson




F:\LB034\PANACO\ARCA.FNL

Exhibit 10.16





               SENIOR SUBORDINATED MORTGAGE MASTER LOAN AGREEMENT

                  This SENIOR SUBORDINATED MORTGAGE MASTER LOAN AGREEMENT, dated as of October 8, 1996 (the "Agreement"), is made by and among PANACO, INC., a Delaware corporation (the "Borrower"), and OFFENSE GROUP ASSOCIATES, L.P. ("Offense"), KAYNE, ANDERSON NONTRADITIONAL INVESTMENTS, L.P., ARBCO ASSOCIATES, L.P., OPPORTUNITY ASSOCIATES, L.P., KAYNE, ANDERSON OFFSHORE LIMITED, FOREMOST INSURANCE COMPANY, TOPA INSURANCE COMPANY and EOS PARTNERS, L.P. (collectively with their successors and assigns, the "Lenders") and OFFENSE, as agent for the Lenders (the "Agent").

                                   WITNESSETH:

                  WHEREAS, the Borrower has requested that the Lenders provide a dual-tranche term loan credit facility in accordance with the terms and conditions set forth herein, which amount the Borrower will use as indicated herein; and

                  WHEREAS, the Lenders desire to provide the Borrower with such term loan credit facility in accordance with, and subject to, the terms and conditions set forth herein;

                  NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:


                                    ARTICLE I
                               CERTAIN DEFINITIONS

                  SECTION 1.01. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following respective meanings, unless the context hereof clearly otherwise requires:

     "Advance" means a Tranche A Advance and/or a Tranche B Advance.

                  "Affiliate" means, as to any Person, (i) any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause
(i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of his or her immediate family and any Person who is controlled by any such member or trust. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

                  "Agent" means Offense Group Associates, L.P., as agent for the Lenders under this Agreement and its successors in such capacity.

     "Agent's Account" means the Agent's account no. 103-02954-2-0 maintained at the office of Citibank, N.A. at 20 Exchange Place, New York, New York 10005, or such other deposit account as the Agent may from time to time specify in writing to the Borrower and the Lenders.

                  "Agreement" means this Senior Subordinated Mortgage Master Loan Agreement, as the same may be amended or supplemented from time to time.

                  "Amoco Properties" mean the oil and gas properties to be acquired from Amoco Production Company pursuant to the Purchase Agreement.

     "Bayou Sorrel Properties" means the oil and gas properties described on Schedule A hereto.

                  "Borrower's Account" means the Borrower's account maintained at the office of First Union National Bank of North Carolina (ABA No. 053000219, Account No. 2000000620349), or such other deposit account as the Borrower may from time to time specify in writing to the Agent and the Lenders.

     "Borrowing" means a borrowing consisting of simultaneous Advances from the Lenders.

                  "Business Condition" means, as to any Person, such Person's business, operations, property, assets, condition (financial or otherwise) or prospects or such Person's ability to pay or perform any or all of its Obligations.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City.

                  "Capital  Expenditures"  means,  with  respect to the  Pledged
Properties, all costs (a) of (i) drilling, deepening, plugging back, sidetracking, reworking, completing or recompleting of wells and equipping of such wells, (ii) plugging and abandoning wells, (iii) constructing or dismantling production platforms or of making any additions thereto or constructing or installing facilities thereon and (iv) constructing and dismantling treating and processing plants, gathering lines, compressors, pipelines and similar facilities, (b) relating to exploratory activities (including, without limitation, geological and geophysical costs) and (c) otherwise incurred by the Borrower, that in accordance with GAAP are required to be capitalized on the Borrower's balance sheet.

                  "Capitalized   Lease"   means  any  lease   under   which  the
obligations of the lessee therein would, in accordance with GAAP, be included as liabilities of such lessee on such lessee's balance sheet.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.), and any regulations promulgated thereunder.

                  "Closing Date" means October 8, 1996.

                  "Closing Time" means 12:00 noon (New York City time) on the Closing Date.

                  "Code"  means the Internal  Revenue  Code of 1986,  as amended
from  time  to  time,  and  the  regulations   promulgated  and  rulings  issued
thereunder.

                  "Collateral" means all property which is subject from time to time to any lien or security interest under any of the Second Mortgage Security Documents, including, without limitation, the Pledged Properties.

                  "Commitment" and "Commitments" means the Tranche A Commitment and the Tranche B Commitment, and the Tranche A Commitments and the Tranche B Commitments, respectively.

     "Common Stock" means the common stock, par value $0.01 per share, of the Borrower.

                  "Consolidated" refers to the consolidation of the accounts of the Borrower and its Subsidiaries, if any, in accordance with GAAP, including principles of consolidation, consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) hereof.

                  "Conversion Notice" has the meaning specified in Section 1 of the Tranche A Notes and the Tranche A PIK Notes.

                  "Default" means any Event of Default and any other event, that with the giving of notice or the lapse of time or both, would constitute an Event of Default.

     "Dollars" and the sign "$" each means lawful money of the United States.

                  "Engineering Report" means an engineering report (a) in form and substance satisfactory to the Lenders, (b) prepared by an Independent Engineer (Ryder Scott Company Petroleum Engineers being such an acceptable firm, provided that an engineer designated by the Lenders may review and audit any such engineering report prepared by Ryder Scott Company Petroleum Engineers),
(c) setting forth updated estimates of proved developed producing reserves, proved developed non-producing reserves and proved undeveloped reserves of Hydrocarbons, projected production profiles and net income from the Pledged Properties, prepared (subject to (d) below) in accordance with the guidelines published by the Securities and Exchange Commission and (d) for so long as Indebtedness remains outstanding under the First Mortgage Credit Agreement, based upon assumptions approved by the First Mortgage Lenders.

                  "Environmental Activity" means, as to any Person, any past, present or future storage, holding, existence, release, threatened release, emission, discharge, generation, processing, abatement, disposition, handling, transportation or other use of any Hazardous Substance in violation of any Environmental Law (a) from, under, into or on the property in which such Person has an interest or (b) relating to human health or in connection with the property in which such Person has an interest or the ownership, use, operation or occupancy thereof, or any threat of such activity.

                  "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, judgments, orders, decrees, permits, licenses or other governmental restrictions or requirements relating to health, safety or the environment, any Hazardous Substance or any Environmental Activity in effect in any or all jurisdictions in which the Borrower or any of its Subsidiaries, if any, is or from time to time was or may be doing business, or where any property in which the Borrower or any of its Subsidiaries, if any, has an interest is located or where any Hazardous Substance stored, held, released, threatened to be released, emitted, discharged, generated, processed, disposed of, handled, transported or otherwise used by the Borrower or any of its Subsidiaries, if any, is located, including, without limitation, CERCLA, RCRA, the Oil Pollution Act of 1990 ("OPA"), the federal Clean Air Act, as amended, the federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Material Transportation Act, as amended and other environmental conservation or protection laws, and any regulations promulgated thereunder.

                  "Eos Partners" means Eos Partners, L.P.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Person who is a member of the Borrower's controlled group or under common control with the Borrower within the meaning of Section 414 of the Code or Section 4001 of ERISA.

                  "ERISA Event" means (i) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iii) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in

Section 4062(e) of ERISA; (iv) the creation of a lien upon property or rights to property of the Borrower or any ERISA Affiliate for failure to make a required payment to a Plan, as set forth in Section 302(f)(1)(A) and (B) of ERISA; (v) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (vi) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

                  "ESOP Plan" means the Panaco, Inc. Employee Stock Ownership Plan and Trust, an employee stock ownership plan which meets the requirements of
Section 407(d)(6) of ERISA and section 4975(e)(7) of the Code.

                  "Equity Offering" means the sale by the Borrower of any of its Common Stock, preferred stock or any other equity security.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Events of Default" has the meaning specified in Section 6.01 hereof.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "First  Mortgage  Security   Documents"  means  the  "Security
Instruments" (as such term is defined in the First Mortgage Credit Agreement), as amended, modified or supplemented as of the Closing Date.

                  "First Mortgage Credit Agreement" means the Amended and Restated Credit Agreement, dated as of October 8, 1996, among the Borrower, First Union National Bank of North Carolina, as Agent, and the First Mortgage Lenders.

                  "First Mortgage Lenders" means, collectively, First Union National Bank of North Carolina, Banque Paribas and their respective successors and assigns as Lenders (as defined under the First Mortgage Credit Agreement) under the First Mortgage Credit Agreement.

                  "GAAP" means generally accepted accounting principles.

                  "Governmental  Authority"  means the country,  state,  county, city and political subdivisions in which any Person or such Person's property is located or which exercises valid jurisdiction over any such Person or such Person's property, and any court, agency, department, commission, board, bureau or instrumentality of any of them, including governmental authorities, which exercises valid jurisdiction over any such Person or such Person's property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, its Subsidiaries or any of their property.

                  "Guaranteed Indebtedness" of any Person means all Indebtedness of the type referred to in clauses (a) through (i) of the definition of "Indebtedness" in this Section 1.01 guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to or in any other manner invest in the debtor (including, without limitation, any agreement to pay for property or services irrespective of whether or not such property is received or such services are rendered) or
(iv) otherwise to assure a creditor against loss.

                  "Hazardous Substance" means (a) any "hazardous substance" or "toxic substance" as such terms are presently defined or used in ss. 101(14) of CERCLA (42 U.S.C. ss. 9601(14)), in 33 U.S.C. ss. 1251 et seq.(Clean Water Act), or 15 U.S.C. ss. 2601 et seq. (Toxic Substances Control Act), (b) any additional substances or materials which are now or hereafter considered hazardous or toxic (or similar) substances under any applicable laws relating to the property of the Borrower, (c) as of any date of determination, any additional substances or materials which are hereafter incorporated in or added to the definition of "hazardous substance" or "toxic substance" or any similar term for purposes of CERCLA or any other applicable law or (d) any oil and solid waste.

                  "Hedging  Agreement"  shall  mean  (i)  any  interest  rate or currency swap, rate cap, rate floor, rate collar, forward agreement or other exchange or rate protection agreement or any option with respect to any such transaction and (ii) any swap agreement, cap, floor, collar, exchange transaction, forward agreement or other exchange or protection agreement relating to Hydrocarbons or any option with respect to such transaction; provided, in the case of (i) and (ii) that such agreements are entered into for the purpose of reducing the Borrower's risk with respect to interest rates or commodity prices and not for speculation.

                  "Highest Lawful Rule" means the maximum nonusurious contract rate of interest permitted by applicable law, from time to time.

                  "Holder" means the Lenders holding Tranche A Notes and Tranche A PIK Notes and their successors and assigns.

                  "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

                  "Indebtedness" means, as to any Person, all debts, obligations and liabilities of such Person (whether now existing or hereafter arising, voluntary or involuntary, joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated), including, without limitation: (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default thereunder are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capitalized leases, (f) all obligations, contingent or otherwise, of such Person under bankers' acceptances, letter of credit, surety or other bonds or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all obligations of such Person under Hedging Agreements, (i) all obligations for production payments from property operated by or on behalf of such Person and other similar arrangements with respect to natural resources, (j) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of other Person, (k) all obligations to deliver goods or services including Hydrocarbons in consideration of advance payments, (l) all Guaranteed Indebtedness and (m) all Indebtedness of the type referred to in clauses (a) through (l) of this definition secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Independent Engineer" means any Person acceptable to the Required Lenders that (i) is engaged in the petroleum engineering profession and is qualified to pass on questions relating to the estimating of reserves and production of oil, gas or other liquid or gaseous hydrocarbons and (ii) is in fact independent and is not an Affiliate of the Borrower or any Subsidiary thereof.

                  "Initial Engineering Report" means the Engineering Report prepared by Ryder Scott Company Petroleum Engineers and reflecting values as of December 31, 1995 and the report of Collarini Engineering, Inc. dated September 1, 1996 with respect to the Amoco Properties as of May 15, 1996.

                  "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "Intercreditor Agreement" means the Amended and Restated Subordination and Intercreditor Agreement, in substantially the form of Exhibit F attached hereto, to be entered into among the Borrower, the First Mortgage Lenders, the lenders under the Senior Second Mortgage Agreement and the Lenders prior to the making of the Advances hereunder.

                  "Law" means any applicable statute, law ordinance, regulation, rule, ruling, order, restriction, requirement, writ, injunction, decree or other official act of or by any Governmental Authority.

                  "Lien" means, with respect to any property, any lien, pledge, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "Loan Documents" means this Agreement, the Notes, the PIK Notes, (if any), the Second Mortgage Security Documents and any and all other instruments, certificates or documents delivered or contemplated to be delivered hereunder or in connection herewith (but not including documents, including, without limitation, the Intercreditor Agreement, relating to indebtedness financed through parties other than the Lenders as a group), as such Loan Documents may be amended, supplemented or modified from time to time.

                  "Majority Lenders" means at any time (i) Lenders holding more than 50% of the then aggregate unpaid principal amount of the Notes or (ii) if no such principal amount is at such time outstanding, Lenders having at least 50% of the Commitments.

                  "Material Contract" means (a) each of the operating agreements covering any of the Pledged Properties and (b) each other contract to which the Borrower or any Subsidiary, if any, is a party involving aggregate consideration payable to or by the Borrower or such Subsidiary of $250,000 or more or which is otherwise material to the Business Condition of (i) the Borrower or (ii) the Borrower and its Subsidiaries, if any, taken as a whole.

                  "Mortgage" means the Louisiana Mortgage, Pledge, Assignment of Production, Security Agreement and Financing Statement, in substantially the form of Exhibit E-1 attached hereto, and the Texas Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement, in substantially the form of Exhibit E-2 attached hereto, to be executed by the Borrower and the Agent prior to the making of the Advances hereunder.

     "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA.


                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is maintained for employees of more than one controlled group, as defined in Section 4001(a)(14)(A) of ERISA.

                  "Net Worth" means the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with GAAP consistent with those principles as applied in the preparation of the financial statements referred to in Section 4.01(f) hereof.

                  "Notes" means the Tranche A Notes and the Tranche B Notes.

                  "Obligations" means any and all Indebtedness of the Borrower (whether or not from time to time decreased or extinguished and later increased, created or incurred) under or arising out of the Loan Documents, including any applicable fees and expenses payable by the Borrower thereunder.

                  "Offense" means Offense Group Associates, L.P.

                  "Payment Date" means the 15th day (or, if such day is not a Business Day, the next succeeding Business Day) of November, February, May and August.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Permitted Collateral Sale" means (i) sales, transfers and other dispositions of inventory, equipment, fixtures and other corporeal movable property made in connection with a release, surrender or abandonment of a lease to which Majority Lenders have given their prior written consent, (ii) sales, transfers and other dispositions of inventory, equipment, fixtures and other corporeal movable property in connection with the abandonment of any well no longer capable of producing in paying quantities or to which Majority Lenders have given their prior written consent, (iii) sales, transfers and other dispositions of inventory, equipment, fixtures and other corporeal movable property which are replaced by articles of at least equal suitability and value (if the same is needful or proper in accordance with generally acceptable standards in the industry) owned by Borrower free and clear of all liens except for Liens created under the Mortgage and Permitted Liens and (iv) sales of Hydrocarbons that have been produced which are made in the ordinary course of business in bona fide arm's length transactions with third parties, and if with a party affiliated with Borrower, in accordance with Section 5.02(c), and at the best price (and on the best terms) available (which price and terms shall, in the case of Hydrocarbons subject to price controls and/or is sold in accordance with customary industry practice pursuant to long-term purchase contracts, be determined giving consideration to such matters) for which payments are made by checks, drafts, wire transfer advances or other similar writings, instruments or communications for the immediate payment of money; provided, however, that (A) sales arrangements permitted by clause (iv) of this definition shall provide that payment of proceeds of sales of Hydrocarbons will not be deferred for a substantial period (in no event more than 60 days for gas and 30 days for oil) after the end of the calendar month in which delivery occurred and will not be received prior to delivery (and payment of such proceeds will not, in fact, be so deferred or received prior to delivery) and (B) nothing in clause (iv) of this definition shall be construed as limiting the rights of Lenders under
Article III of the Mortgage.

                  "Permitted Indebtedness" means, without duplication with respect to items covered by more than one category: (a) Indebtedness in an amount not to exceed the "Maximum Amount" plus the "Margin Amount" for all "First Mortgage Debt" (all as defined in the Intercreditor Agreement); (b) Indebtedness under the Senior Second Mortgage Agreement; (c) Indebtedness under the Loan Documents; (d) accounts payable (including compensation payable to employees) incurred in the ordinary course of business and not past due more than 90 days; (e) deferred taxes as permitted by GAAP; (f) Indebtedness associated with bonds or other surety obligations and letters of credit issued or guarantees given in lieu thereof required in the ordinary course of business by a Governmental Authority in connection with the operation of Borrower's oil and gas properties;
(g) Indebtedness incurred as lessee of real or personal property or services under operating leases or Capitalized Leases not to exceed $1,000,000; (h) Permitted Swap Indebtedness; (i) other Indebtedness, which shall not exceed in the aggregate $200,000; (j) Indebtedness associated with satisfaction or management of oil and gas lease termination obligations, including without limitation plugging and abandonment of wells, site clearance and structure removal, required in the ordinary course of business in connection with the operation of Borrower's oil and gas properties; (k) Indebtedness arising under that certain Pledge of Proceeds and Escrow Agreement, by and among Amoco Production Company, the Borrower, the First Mortgage Lenders, the Agent and Bank One, Texas N.A.; (l) Indebtedness arising under that certain Supplemental Agreement, by and among Conoco Inc., Vastar Resources, Inc., OXY USA Inc., Texaco Exploration and Production Inc., and Borrower; (m) Indebtedness arising under that certain Pledge of Production Proceeds and Trust Agreement, dated December 28, 1995, by and among Shell Western E&P Inc., First National Bank of Commerce of New Orleans, Louisiana, and Borrower; and (n) all obligations for production payments or other similar arrangements set forth on Schedule 4.01(v) hereto.

                  "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations not yet due and payable; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations not yet due; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use or value of such property; (e) Liens under operating agreements, platform agreements, facility agreements, pooling orders and unitization agreements with respect to obligations which are not yet due; (f) the Liens granted to the First Mortgage Lenders pursuant to the First Mortgage Security Documents and the lenders under the Senior Second Mortgage Security Documents; (g) Liens and other obligations of Borrower arising under that certain Pledge of Proceeds and Escrow Agreement dated as of the Closing Date by and among Amoco Production Company, the Borrower, the First Mortgage Lenders, the Agent and Bank One, Texas, N.A.; (h) the Liens granted to the Agent and the Lenders pursuant to the Loan Documents;
(i) Liens associated with bonds or other surety obligations and letters of credit issued or guarantees given in lieu thereof required in the ordinary course of business by a Governmental Authority in connection with the operation of Borrower's oil and gas properties; (j) Liens and other obligations of Borrower arising under that certain Supplemental Agreement, by and among Conoco Inc., Vastar Resources, Inc., OXY USA Inc., Texaco Exploration and Production Inc., and Borrower; (k) Liens and other obligations of Borrower arising under that certain Pledge of Production Proceeds and Trust Agreement, dated December 28, 1995, by and among Shell Western E&P Inc., First National Bank of Commerce of New Orleans, Louisiana, and Borrower; and (l) Liens and other obligations of Borrower associated with satisfaction or management of oil and gas lease termination obligations, including without limitation plugging and abandonment of wells, site clearance and structure removal, required in the ordinary course of business in connection with the operation of Borrower's oil and gas properties.

                  "Permitted Swap Indebtedness" means Indebtedness under Hedging Agreements covering interest rates, oil or gas with any First Mortgage Lender as a counterparty or with such other Persons as approved by the First Mortgage Lenders entered into as a part of Borrower's normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower's operations but not to exceed the following:

     (i) for oil, the total volumes to be hedged for any year shall not exceed 80% of expected oil production as indicated in the Engineering Reports of the Borrower for such year;

                  (ii) for gas, the total volumes to be hedged for any year shall not exceed 80% of expected gas production as indicated in the Engineering Reports of the Borrower for such year;

                  (iii) for interest rates for the Borrower, the aggregate notional amount to be hedged shall never exceed the principal balance outstanding on the "Notes" (as such term is defined in the First Mortgage Credit Agreement).

                  "Person" means an individual, partnership, company, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof, or any other form of entity.

                  "PIK Notes" means the Tranche A PIK Notes and the Tranche B PIK Notes.

     "Plan" means a Single Employer Plan, a Multiemployer Plan, a Multiple Employer Plan or a Welfare Plan.

                  "Pledged Properties" means all of the properties of the Borrower now or hereafter pledged to the Lenders under the Second Mortgage Security Documents.

                  "Preferred Stock", as applied to any corporation, means capital stock of such corporation which is entitled to a preference or priority over any other capital stock of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation.

                  "Present Value" means, when used with respect to oil and gas reserves, the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development costs, using prices and costs in effect as of the date indicated, without giving effect to non-property related expenses such as general and administrative expenses, debt service and future income tax expense or to depreciation, depletion and amortization, discounted using an annual discount rate of 10%.

                  "Purchase Agreement" means that certain Purchase and Sale Agreement by and between Amoco Production Company and the Borrower, dated as of August 26, 1996.

                  "Quarterly Production Report" means a quarterly production report which includes information of production, price and lease operating expense variances from the then latest fiscal year's projections, including the following information: (a) amount of oil produced; (b) amount of oil sold; (c) average oil price; (d) amount of gas produced; (e) amount of gas sold; (f) average gas price; (g) information regarding natural gas liquids, including average price; (h) gross revenues; (i) production and severance taxes; (j) direct lease operating expenses; (k) Capital Expenditures; (1) net revenues; (m) interest payments with respect to any Indebtedness for borrowed money; (n) general and administrative expenses determined in a manner consistent with GAAP;
(o) principal  payments with respect to any Indebtedness for borrowed money; and
(p) royalty payments.

     "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901 et seq.), and any regulations promulgated thereunder.

                  "Redeemable" means, as applied to any Preferred Stock, any Preferred Stock which (a) the issuer thereof undertakes to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of such issuer or (b) is redeemable at the option of the holder thereof.

                  "Registrable Securities" means the Shares until such time as such Shares are sold in a public distribution pursuant to a registration statement under the Securities Act or pursuant to transactions exempt from registration under the Securities Act where securities sold in such transaction may be resold without subsequent registration under the Securities Act.

     "Registration Expenses" has the meaning given such term in Section 8.04.

     "Registration  Statement"  has the  meaning  given  such  term  in  Section
8.03(a).
                  "Required Lenders" means at any time (i) Lenders holding at least 66-2/3% of the then aggregate unpaid principal amount of the Notes or (ii) if no such principal amount is at such time outstanding, Lenders having at least 66-2/3% of the Commitments.

                  "Second Mortgage Security Documents" means the Mortgage and each other agreement or instrument delivered from time to time to secure payment of the Obligations.

     "SEC" means the United States Securities and Exchange Commission and any successor agency.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Second Mortgage Agreement" means the Senior Second Mortgage Term Loan Agreement dated as of December 31, 1993 by and among the Borrower, certain lenders named therein and Offense as agent for the lenders, amended by the First Amendment to Senior Second Mortgage Term Loan Agreement dated as of July 1, 1994, the Second Amendment to Senior Second Mortgage Term Loan Agreement dated as of December 27, 1995 and the Third Amendment to Senior Second Mortgage Term Loan Agreement dated October 8, 1996.

                  "Senior Second Mortgage Security  Documents" means the "Second
Mortgage  Security  Documents",   as  defined  in  the  Senior  Second  Mortgage
Agreement.

                  "Selling Holder" means a holder of Registrable Securities who is selling such Registrable Securities pursuant to Registration Statement.

                  "Shares" means, the shares of Common Stock into which the Tranche A Notes and the Tranche A PIK Notes are convertible.

     "Shelf Registration Statement" has the meaning given such term in Section 8.01(a).

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is maintained for employees of the Borrower or an ERISA Affiliate and no Person other than the Borrower and its ERISA Affiliates and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Subsidiary" means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest of such trust or estate, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

     "Tranche A Advance" means an advance by the Lenders pursuant to Section 2.01(a) hereof.

     "Tranche B Advance" means an advance by the Lenders pursuant to Section 2.01(b) hereof.

                  "Tranche A Borrowing" means the amount of the amount of the Tranche A Commitment advanced to Borrower pursuant to Section 2.02 hereof.

                  "Tranche B Borrowing" means the amount of the amount of the Tranche B Commitment advanced to Borrower pursuant to Section 2.02 hereof.

                  "Tranche A Commitment" and "Tranche A Commitments" have the respective meanings set forth in Section 2.01(a) hereof.

                  "Tranche B Commitment" and "Tranche B Commitments" have the respective meanings set forth in Section 2.01(b) hereof.

                  "Tranche A Notes" means the promissory notes of the Borrower payable to the order of each of the Lenders, respectively, in substantially the form of Exhibit A attached hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Tranche A Advances made by such Lender to such Borrower.

                  "Tranche B Notes" means the promissory notes of the Borrower payable to the order of each of the Lenders, respectively, in substantially the form of Exhibit B attached hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Tranche B Advances made by such Lender to such Borrower.

                  "Tranche A PIK Notes" means promissory notes, in substantially the form of Exhibit C attached hereto, issued at 100% of the principal amount thereof and subject to the same terms (including the rate of interest from time to time payable thereon) as the Tranche A Notes (except with respect to the issuance date and the aggregate principal amount thereof), which the Borrower may deliver to the Lenders in lieu of cash interest pursuant to Section 2.06(b) hereof.

                  "Tranche B PIK Notes" means promissory notes, in substantially the form of Exhibit D attached hereto, issued at 100% of the principal amount thereof and subject to the same terms (including the rate of interest from time to time payable thereon) as the Tranche B Notes (except with respect to the issuance date and the aggregate principal amount thereof), which the Borrower may deliver to the Lenders in lieu of cash interest pursuant to Section 2.06(b) hereof.

                  "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in each jurisdiction relevant to the security interests created pursuant to the Second Mortgage Security Documents.

     "United States" and "U.S." each means United States of America.

                  "Welfare Plan" means a welfare plan, as defined in Section 3(l) of ERISA, which section covers plans, funds and programs providing (among other things) medical, surgical and hospital care and benefits, and benefits in the event of sickness, accident, disability, death or unemployment.

                  "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole. The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings and the recitals contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Reference to "Article", "Section", "subsection", "paragraph", "Exhibit" and "Schedule" relate to this Agreement unless otherwise specified.

                  SECTION 1.03. Computation of Time Periods. In this Agreement, unless otherwise indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                  SECTION 1.04. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those principles applied in the preparation of the financial statements referred to in Section 4.01(f) hereof.

                  SECTION 1.05. Referenced Agreements. Unless the context of this Agreement otherwise clearly requires or unless otherwise provided herein, terms defined in this Agreement which refer to particular agreements, instruments or documents also refer to and include such agreements, instruments and documents as such agreements, instruments and documents may be amended, modified or otherwise supplemented from time to time; provided, however, that nothing contained in this Section 1.05 shall be construed to authorize any such amendment, modification or supplement.


                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01.  The Advances.

                  (a) Tranche A Advance. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make its Tranche A Advance to the Borrower on the Closing Date in an aggregate amount not to exceed such Lender's Tranche A Commitment under this Agreement. The obligation of each Lender to make the Tranche A Advances is referred to herein as such Lender's "Tranche A Commitment" and the aggregate of such obligations of the Lenders is referred to herein as the "Tranche A Commitments". The Tranche A Commitment of each Lender is set forth on Schedule 2.01 to this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, the obligations of the Lenders to make Tranche A Advances under this Agreement shall not exceed $8,500,000 in the aggregate. Amounts borrowed hereunder and repaid or prepaid may not be reborrowed.

                  (b) Tranche B Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make its Tranche B Advance to the Borrower on the Closing Date in an aggregate amount not to exceed such Lender's Tranche B Commitment under this Agreement; provided that the Lenders shall have no obligation to make any Tranche B Advances unless the Borrower borrows simultaneously therewith Tranche A Advances in the aggregate amount of $8,500,000. The obligation of each Lender to make the Tranche B Advances is referred to herein as such Lender's "Tranche B Commitment" and the aggregate of such obligations of the Lenders is referred to herein as the "Tranche B Commitments." The Tranche B Commitment of each Lender is set forth on Schedule
2.01 to this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, the obligations of the Lenders to make Tranche B Advances under this Agreement shall not exceed $8,500,000 in the aggregate. Amounts borrowed hereunder and repaid or prepaid may not be reborrowed.

                  SECTION 2.02. Making the Advances. (a) No later than 2:00 P.M. (New York time) on the Closing Date and upon fulfillment of the applicable conditions set forth in Article III hereof, each Lender shall make available to the Borrower at the Borrower's Account, in same-day funds, such Lender's ratable portion of such Borrowing.

                  (b) The failure of any Lender to make the Advance to be made by it on the Closing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the Closing Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing, and the Agent shall not be responsible for the failure of any Lender to make the Advance to be made by such Lender on the Closing Date.

                  SECTION 2.03. Repayment. The Borrower shall repay the aggregate unpaid principal amount of all (a) Advances made to the Borrower in accordance with the Notes and (b) amounts under the PIK Notes, if any, in accordance with such PIK Notes.

                  SECTION 2.04.  Interest.

                  (a) Tranche A Ordinary Interest. (i) The Borrower shall pay interest on the unpaid principal amount of each Tranche A Borrowing made thereto from the Closing Date until, subject to Section 2.04(c)(i), such principal amount shall be repaid in full, at a rate equal at all times to 12% per annum, payable on each of (A) each Payment Date during such period, commencing November 15, 1996, (B) the date of any prepayment pursuant to Section 2.05 hereof with respect to the principal amount then prepaid and (C) the date that all such Tranche A Borrowings are repaid in full; provided, however, that if no Default or Event of Default has occurred and is continuing, the Borrower may, upon notice by the Borrower to the Agent at least five Business Days prior to a particular Payment Date, deliver on any such Payment Date Tranche A PIK Notes to the Lenders, in lieu of cash, in satisfaction of all or part of the interest payment then due on the Tranche A Notes and any other Tranche A PIK Notes theretofore delivered held by the Lenders; and provided, further, that the aggregate amount of interest payments for which Tranche A PIK Notes may be delivered in accordance with this Section 2.04(a)(i) shall not exceed $2,000,000. Such Tranche A PIK Notes will be (i) in a principal amount equal to the interest due and payable on such Payment Date (less cash interest payments, if any), (ii) delivered to the Lenders entitled to such interest, (iii) identical to the Tranche A Notes otherwise issued, and (iv) entitled to all of the rights, remedies, benefits and entitlements of this Agreement. Such right of the Borrower to make payment of interest in the form of Tranche A PIK Notes will not apply at maturity (by acceleration or otherwise). All payments of cash interest and each issuance of Tranche A PIK Notes in lieu of payment of cash interest shall be made to the Lenders in proportion to the interest accrued but unpaid on each such Lender's Tranche A Advances.

                  (ii) The Borrower shall pay interest on the unpaid principal amount of each Tranche A PIK Note from the Payment Date on which such note was delivered pursuant to Section 2.04(a)(i) until, subject to Section 2.04(c)(ii), such principal amount shall be repaid in full, at a rate equal at all times to 12% per annum, payable on (A) each Payment Date during such period and (B) the date that such principal amount is repaid in full.

                  (b) Tranche B Ordinary Interest. (i) The Borrower shall pay interest on the unpaid principal amount of each Tranche B Borrowing made thereto from the Closing Date until, subject to Section 2.04(c)(ii), the date such principal amount shall be repaid in full, at a rate equal to, from the Closing Date until the date that is 270 days after the Closing Date, 12% per annum, and at all times thereafter, 14% per annum, payable on (A) each Payment Date during such period, commencing November 15, 1996, (B) the date of any prepayment pursuant to Section 2.05 hereof with respect to the principal amount then prepaid and (C) the date that all such Tranche B Borrowings are repaid in full; provided, however, that after 270 days after the Closing Date, if no Default or Event of Default has occurred and is continuing, the Borrower may, upon notice by the Borrower to the Agent at least five Business Days prior to a particular Payment Date, deliver on any such Payment Date Tranche B PIK Notes to the Lenders, in lieu of cash, in satisfaction of up to 2/14 of the interest payment then due on the Tranche B Notes and any other Tranche B PIK Notes theretofore delivered held by the Lenders. Such Tranche B PIK Notes will be (i) in a principal amount equal to the interest due and payable on such Payment Date (less cash interest payments, if any), (ii) delivered to the Lenders entitled to such interest, (iii) identical to the Tranche B Notes otherwise issued, and (iv) entitled to all of the rights, remedies, benefits and entitlements of this Agreement. Such right of the Borrower to make payment of interest in the form of Tranche B PIK Notes will not apply at maturity (by acceleration or otherwise). All payments of cash interest and each issuance of Tranche B PIK Notes in lieu of payment of cash interest shall be made to the Lenders in proportion to the interest accrued but unpaid on each such Lender's Tranche B Advance.

                  (ii) The Borrower shall pay interest on the unpaid principal amount of each Tranche B PIK Note from the Payment Date on which such note was delivered pursuant to Section 2.04(b)(i) until, subject to Section 2.04(c)(ii), such principal amount shall be repaid in full, at a rate equal at all times to 14% per annum, payable on (A) each Payment Date during such period and (B) the date that such principal amount is repaid in full.

                  (c) Default Interest. (i) The Borrower shall pay, on demand, interest on the unpaid principal amount of each Tranche A Note and each Tranche A PIK Note that is not paid when due and on the unpaid amount of all interest relating to such Tranche A Notes and Tranche A PIK Notes and any other fees and other amounts payable hereunder that are not paid when due, from the date thereof until such Tranche A Note, Tranche A PIK Note, and all interest relating thereto, and such fees and other amounts as the case may be, are paid in full at a rate of 14% per annum.

                  (ii) The Borrower shall pay, on demand, interest on the unpaid principal amount of each Tranche B Note and each Tranche B PIK Note that is not paid when due and on the unpaid amount of all interest relating to such Tranche B Notes and Tranche B PIK Notes that are not paid when due, from the date thereof until such Tranche B Note, Tranche B PIK Note, and interest relating to such Tranche B Notes, as the case may be, are paid in full from the Closing Date until a date that is 270 days after the Closing Date, at a rate of 14% per annum, and thereafter, at a rate of 16% per annum.

                  SECTION 2.05. Prepayments. (a) Optional Prepayments. (i) Tranche A. Except as otherwise provided in Section 2.05(c) and Section 8.09 hereof, the Borrower may, at any time after 18 months after the Closing Date, prepay the outstanding principal amounts of the Tranche A Notes and the Tranche A PIK Notes upon at least 20 Business Days' notice to the Agent stating the proposed date and principal amount of the prepayment. Upon receipt of such notice, the Agent shall promptly provide notice to each Lender of such proposed prepayment. Each such Lender shall be entitled to exercise its right to convert its Tranche A Notes and Tranche A PIK Notes in accordance with the terms thereof in lieu of accepting prepayment by the Borrower. Prior to the expiration of such 20-Business Day period, any such Lender desiring to convert its Tranche A Notes and/or Tranche A PIK Notes in lieu of prepayment shall provide a Conversion Notice to Borrower (provided that if the Shares are not registered under the Securities Act, such Conversion Notice need not specify the conversion date). If the Shares are not registered under the Securities Act on the date of receipt of such Conversion Notice, receipt of such Conversion Notice will constitute a demand by such Lenders of registration of the Shares in accordance with Article VIII hereof. The Tranche A Notes and Tranche A PIK Notes the subject of such Conversion Notice shall not be prepaid and shall continue to accrue interest in accordance with Section 2.04(a) and 2.04(c) hereof, until converted after the time such Registration Statement is declared effective by the Securities and Exchange Commission. If a conversion date is specified in such Conversion Notice, the conversion date so specified shall be extended to any date subsequently specified in writing by such Lender that is within 20 Business Days of the effectiveness of the Registration Statement. If no conversion date is specified in such Conversion Notice or otherwise specified in writing by Lender within 20 Business Days of the effectiveness of the Registration Statement, such conversion shall occur on the date that is 20 Business Days after the effectiveness of the Registration Statement. The Conversion Notice by any such Lender may be rescinded, in whole or in part, or modified to change the conversion date, by such Lender at any time prior to the conversion date specified in such Conversion Notice (as such date may be extended); provided that if such Tranche A Notes and Tranche A PIK Notes the subject of such Conversion Notice are not converted within 20 Business Days after the effectiveness of the Registration Statement covering the Shares, the Borrower shall thereafter have the right to prepay such notes. With respect to any amounts not to be converted in accordance with this Section, the Borrower shall prepay the outstanding principal amounts of (i) the Tranche A Advances or
(ii) the Tranche A PIK Notes, in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount so prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount of not less than $250,000.

                  (ii) Tranche B. Except as otherwise provided in Section 2.05(c) hereof, the Borrower may, at any time upon at least ten Business Days' notice to the Agent stating the proposed date and principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of (i) the Tranche B Advances or (ii) the Tranche B PIK Notes, in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount so prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount of not less than $250,000.

                  (b)  Required  Prepayments.  Except as  otherwise  provided in
Section 2.05(c) hereof, on the date of the consummation of the sale of any Collateral (other than Permitted Collateral Sales) or any Equity Offering, the Borrower shall prepay the outstanding principal amounts of the Tranche B Notes and the Tranche B PIK Notes, in an amount equal to (A) the aggregate cash proceeds of the sale of such Collateral or such Equity Offering less (B) out-of-pocket costs of the Borrower directly related to such sale or Equity Offering. Any such prepayment shall be made to such Lenders in the proportion to the principal amounts outstanding on the Tranche B Notes and the Tranche B PIK Notes held by each such Lender. In the event that the outstanding principal amounts of the Tranche B Notes and the Tranche B PIK Notes have been repaid in full, Borrower shall, upon notice to the Agent of such sale, offer to prepay the outstanding principal amounts of the Tranche A Notes and the Tranche A PIK Notes, in an amount equal to the (A) the aggregate cash proceeds of the sale of such Collateral less (B) out-of-pocket costs of the Borrower directly related to such sale. Upon notice of such offer of prepayment to the Agent, Agent shall promptly inform each Lender of such offer. Each such Lender will have the right to accept the Borrower's offer to prepay Tranche A Notes and Tranche A PIK Notes in whole or in part. Within five Business Days of receipt of such notification from the Agent, each Lender shall notify the Agent of its agreement to accept such offer. Within ten Business Days of receipt of such offer by the Agent, the Agent will notify the Borrower in writing of the maximum principal amount of Tranche A Notes and Tranche A PIK Notes for which any Lender is willing to accept prepayment. Any such prepayment shall be made to the Lenders accepting such Offer in the proportion to the maximum principal amounts of the Tranche A Notes and Tranche A PIK Notes accepted for prepayment by each such Lender.

                  (c) Exception. The Borrower shall not sell any Collateral (other than Permitted Collateral Sales) and shall not prepay any amount pursuant to Section 2.05(a) or 2.05(b) hereof if the Lenders would (i) be obligated to turn over (in connection with the Intercreditor Agreement or any other document, agreement or instrument) such amount to any other Person upon or after receipt thereof or (ii) not be entitled to retain such amount for any other reason.

                  SECTION 2.06. Payments and Computations. (a) The Borrower shall make each payment under any Loan Document not later than 1:00 P.M. (New York time) on the day when due in U.S. dollars to Agent at Agent's Account for the Lenders other than Eos Partners and to Eos Partners at its account listed on
Schedule 2.01 (as amended by a notice to the Borrower and the Agent delivered by each Lender pursuant to Section 9.02 hereof) in same-day funds. The Agent shall promptly thereafter cause to be distributed funds relating to the payment of principal or interest ratably to the Lenders (other than Eos Partners), and funds relating to the payment of any other amount payable to any Lender (other than Eos Partners), in each case to be applied in accordance with the terms of this Agreement.

                  (b) All computations of interest shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment under any Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

                  (d) At the time of each payment to the Lenders of any principal of or any interest on any Borrowing, the Borrower shall notify the Agent of the Advances or PIK Notes to which such payment shall apply. In the absence of such notice the Agent may specify the Advances or PIK Notes to which such payment shall apply, but such payment or prepayment shall be applied first to the Tranche B Advances and Tranche B PIK Notes.

                  (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower shall not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

                  SECTION 2.07. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Obligations owed to it hereunder in excess of its ratable share of payments on account of the Obligations owed to all Lenders hereunder, such Lender shall forthwith purchase from the other

Lenders such participations in the Obligations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each selling Lender shall be rescinded and such selling Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.07 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.


                                   ARTICLE III
                              CONDITIONS OF LENDING

     SECTION 3.01. Conditions Precedent to Advances. The obligation of the Lenders to make the Advances on the Closing Date is subject to the following conditions precedent:

                  (a) The Agent, and upon the request of any Lender, the Lenders, shall have received on or before the Closing Date the following, each dated the Closing Date (except as otherwise provided), in form and substance satisfactory to the Lenders:

     (i) This Agreement, duly executed by the Borrower, the Lenders and the Agent;

     (ii) The Notes, duly executed by the Borrower and payable to the order of the Lenders, respectively;

     (iii) The Mortgage duly executed by the parties thereto, together with:

                                    (A)   proper    Mortgages    and   financing
                  statements, to be duly filed under applicable law of all jurisdictions that the Lenders may deem necessary or desirable in order to perfect the security interests created by the Second Mortgage Security Documents;

                                    (B)  completed   requests  for  information,
                  listing all effective financing statements filed in the jurisdictions referred to in paragraph (A) above that name the Borrower as debtor and showing no financing statements other than those filed with respect to Permitted Liens, together with copies of all listed financing statements; and

                                    (C)   certificates   issued  by   recognized
                  brokers or copies of policies evidencing the insurance naming the Lenders as second loss payees required by the terms hereof and by the Second Mortgage Security Documents;

     (iv) The Intercreditor Agreement, duly executed by the parties thereto;

                           (v) Certified copies of the resolutions of the Board of Directors of the Borrower approving each Loan Document to which it is a party, and of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to each such transaction and Loan Document;

                           (vi) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign each Loan Document to which it is a party and the other documents to be delivered hereunder;

                           (vii) A copy of the certificate of incorporation of the Borrower, certified as of a date within five days of the Closing Date by the Secretary of State (or similar official) of the State of Delaware;

                           (viii) A copy of the bylaws of the Borrower, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date and stating that such bylaws are accurate and complete as of such Closing Date;

                           (ix) A certificate as of a date within five days of the Closing Date of the Secretary of State (or similar official) of the State of Delaware certifying that the Borrower is in good standing in such jurisdiction, and such other good standing certificates from each of the jurisdictions (including, without limitation, the State of Louisiana) where the Borrower's ownership of property or conduct of business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Borrower's Business Condition;

                           (x) Evidence of all required consents and approvals required for the transactions contemplated by the Loan Documents, including the consent of the First Mortgage Lenders and the lenders under the Senior Second Mortgage Agreement;

                           (xi)  A  favorable   opinion  of  Dysart  Taylor  Lay
         Lewandowski & Cotter, P.C., counsel for the Borrower, in the form heretofore approved by the Agent, and as to such other matters as the Lenders may request;

     (xii) A favorable opinion of Howard J. Kerker P.C., special New York counsel for the Borrower, in the form heretofore approved by the Agent, and as to such other matters as the Lenders may request;

                           (xiii) A favorable opinion of Schully, Roberts, Slattery and Jaubert, special Louisiana counsel for the Borrower, in the form heretofore approved by the Agent, and as to such other matters as the Lenders may request;

                           (xiv) A favorable opinion of Hutcheson & Grundy, L.L.P., special Texas counsel for the Borrower, in the form heretofore approved by the Agent, and as to such other matters as the Lenders may request;

                           (xv) Audited unqualified financial statements of the Borrower covering the three years ended 1993, 1994 and 1995, respectively, and unaudited financial statements of the Borrower covering the two fiscal quarters ended June 30, 1996, including the notes thereto; and

     (xvi) Assignments in favor of the Borrower with respect to the Amoco Properties;

     (b) The Borrower shall have paid the fees and expenses of the Independent Engineer, prior to, or concurrently with, the making of the initial Advance;

                  (c) The Lenders shall have completed a due diligence review of the Borrower and the Pledged Properties, in form and substance satisfactory to the Lenders, and be satisfied in their sole discretion with the results thereof, including, without limitation, a review of (i) an engineering report of an Independent Engineer confirming the information provided in the Initial Engineering Report, (ii) an environmental review of the Pledged Properties,
(iii) title opinions prepared by special counsel acceptable to Lenders and any other reports, opinions or documents with respect to the Borrower's title to the Pledged Properties and (iv) the operating agreements and other material agreements or contracts relating to or affecting the Pledged Properties;

                  (d) The Lenders shall have received the Initial Engineering Report from the Borrower, and there shall have been no material adverse change in the quantity or discounted present value of proved reserves of Hydrocarbons attributable to the Pledged Properties as contained in the Initial Engineering Report, after taking account of depletion resulting from production in the ordinary course of business since the effective date of the report, and the factual information stated in the reserve report shall not have adversely changed in any material way since the effective date of the report.

                  (e) All documentation in connection with the transactions contemplated by the Loan Documents shall be satisfactory in form and substance to the Lenders and their counsel and the Lenders and their counsel shall have received evidence satisfactory to them that the Lenders hold a valid second priority lien and security interest in the Collateral (subject only to Permitted Liens) and that all consents for the Borrower's pledge of the Collateral have been obtained.

                  (f) The following statements shall be true and the Lenders shall have received a certificate signed by a duly authorized officer of the Borrower, dated the Closing Date, stating that:

                           (i) The representations and warranties of the Borrower contained in Section 4.01 hereof and in the other Loan Documents are correct on and as of the Closing Date, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date;

                           (ii) The Borrower is in compliance with all of the covenants contained in Article V of this Agreement, on and as of the Closing Date, before and after giving effect to such Advance and to the application of the proceeds therefrom;

                           (iii) No event has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom, which constitutes a Default;

     (iv) Since June 30, 1996, no material adverse change has occurred in the Borrower's Business Condition or in the Collateral; and

                           (v) The factual information contained in the Initial Engineering Report has not adversely changed in any material way since the effective date of such Engineering Report and Borrower, in its own evaluation, does not consider there to have been any material adverse change in the quantity or discounted present value of the proved reserves of Hydrocarbons attributable to the Pledge Properties in such Initial Engineering Report, after taking account of depletion resulting from production in the ordinary course of business since the date of the report.

     (g) After giving effect to such Advances, the aggregate principal amount of Advances outstanding shall not exceed the aggregate Commitments of the Lenders;

                  (h) All of the Collateral required pursuant to this Agreement and the Second Mortgage Security Documents to be delivered to the Agent or the Lenders, and all of the documents required pursuant to such agreements to be delivered with the Collateral, have been delivered to the Agent or the Lenders, as the case may be, and have been pledged for the benefit of the Agent or the Lenders as security for any and all of the Obligations;

     (i) The Borrower shall have appointed CT Corporation System as its Agent for service of process in the State of New York;

                  (j) Concurrent with the making of Advances hereunder, the Borrower shall have acquired the Amoco Properties from Amoco Production Company, subject, however, to the consent and approval of the office of the Minerals Management Service to the assignments of interests in the Amoco Properties from Amoco Production Company to Borrower, which consent and approval is customarily obtained subsequent to the execution and delivery of such assignments and which Borrower reasonably believes will be forthcoming; and

                  (k) The Lenders shall have received such other approvals, legal or other opinions or documents as the Lenders may reasonably request.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) Organization and Qualification. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as is now being or is proposed to be conducted, and is duly qualified to do business and is in good standing in all jurisdictions (including, without limitation, the State of Louisiana) in which the ownership of its properties or the nature of its activities or both makes such qualification necessary, except where the failure to effect such qualification would not have a material adverse effect upon the Borrower's Business Condition.

                  (b) Absence of Conflicts. Neither the execution and delivery of this Agreement and of each other Loan Document to which it is or will be a party nor the consummation of the transactions contemplated hereby and thereby and the creation of the Liens thereunder will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Borrower is a party or by which it is bound or to which it or its properties is subject, (ii) result in the violation of the provisions of the certificate of incorporation or bylaws of the Borrower, (iii) result in the violation of any Law or (iv) result in the creation or imposition of any Lien upon any property or asset of the Borrower (other than pursuant to any of the Loan Documents).

                  (c) Authorizations, Approvals, Filings. Except (i) for such permits, consents, approvals, authorizations or actions which are of a routine and administrative nature and not customarily obtained or made prior to the consummation of transactions such as those contemplated hereby and by the Second Mortgage Security Documents and expected in the reasonable judgment of the Borrower to be obtained in the ordinary course of business, (ii) for the consent of the First Mortgage Lenders and the lenders under the Senior Second Mortgage Agreement, which have been obtained and are in full force and effect and (ii) with respect to Borrower's ownership of the Amoco Properties, the consent and approval of the office of the Minerals Management Service to the assignments of interests in the Amoco Properties from Amoco Production Company to Borrower, which consent and approval is customarily obtained subsequent to the execution and delivery of such assignments and which Borrower reasonably believes will be forthcoming, no permit, consent, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery and performance by the Borrower of any Loan Document to which it is or will be a party.

                  (d) Authority and Authorization; Binding Effect. The Borrower has all necessary corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents. The execution, delivery and performance of the Loan Documents and the transactions contemplated thereby have been duly and validly authorized by all requisite corporate action of the part of the Borrower and its stockholders. This Agreement has been and, as of the Closing Date, each other Loan Document will be, duly executed and delivered by the Borrower. This Agreement and each other Loan Document (other than the PIK Notes) constitutes, and each of the PIK Notes, when delivered hereunder will constitute, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

                  (e) Capitalization; Subsidiaries. The Borrower's authorized capital stock consists of 40,000,000 shares of Common Stock, of which 12,345,361 shares of Common Stock are duly authorized and validly issued and outstanding as of the date hereof and are fully paid and non-assessable, and 5,000,000 shares of Preferred Stock, par value $0.01 per share, none of which shares of Preferred Stock has been authorized and issued or is outstanding on the date hereof. The issuance and delivery of the Shares has been duly authorized and the Shares have been reserved for issuance by all necessary action of the part of the Borrower and its stockholders, and the Shares, when issued and delivered in accordance with the terms hereof and the Tranche A Notes and the Tranche A PIK Notes, will be duly and validly issued, fully paid and nonassessable. The Borrower has no Subsidiaries.

                  (f) Financial Statements. The audited Consolidated balance sheet of the Borrower and its Subsidiaries, if any, as at December 31, 1995, and the related Consolidated statements of income and stockholders' equity and cash flows of the Borrower for the fiscal year then ended, and the unaudited balance sheet of the Borrower and its Subsidiaries, if any, as at June 30, 1996 and the related unaudited Consolidated statements of income, stockholders' equity and cash flows of the Borrower for the six months then ended, copies of which have been furnished to the Lenders, are true and correct and fairly present the financial condition of the Borrower and such Subsidiaries as at such date and the results of the operations of the Borrower and such Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied. The Borrower has no material liabilities, contingent or otherwise, not reflected in the balance sheet as of June 30, 1996 (or the notes thereto) included in such financial statements, other than such liabilities incurred in the ordinary course of business since June 30, 1996 other than those contemplated by the Purchase Agreement. Since June 30, 1996, there has been no material adverse change in the Borrower's Business Condition.

     (g) Litigation. Except as set forth in Schedule 4.01(g), there is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries, if any, before any court, governmental agency or arbitrator, which may materially adversely affect the Business Condition of the Borrower or any of its Subsidiaries, if any, which purports to affect the legality, validity or enforceability of this Agreement or any Loan Document to which the Borrower will be a party or which challenges or otherwise pertains to Borrower's title to the Pledged Properties.

                  (h) Compliance  with Laws. The Borrower and its  Subsidiaries, if any, have complied with all applicable Laws, including, without limitation, all such Laws relating to pollution and environmental control, equal employment opportunity and employee safety, such that neither the Borrower nor any such Subsidiary is subject to any fines, penalties or other similar liabilities or injunctive relief which in the aggregate would materially and adversely affect the Business Condition of the Borrower or its Subsidiaries, if any. Except for
such acts or failures to act as would not have a material adverse effect on Borrower's Business Condition, the Pledged Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable Laws and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Collateral and other contracts and agreements forming a part of the Pledged Properties; specifically in this connection, (i) after the Closing Date, no Pledged Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) all of the wells comprising a part of the Pledged Properties (or properties unitized therewith) are, in fact, bottomed under and are producing from the Pledged Properties (or, in the case of wells on properties unitized therewith, such unitized properties).

                  (i) Taxes. The Borrower and its Subsidiaries, if any, have filed all required federal, state, local and other tax returns and have paid or made adequate provisions for the payment of all taxes which have or, in the judgment of the Borrower and such Subsidiaries, are likely to become due pursuant to such filed tax returns or to assessments received and neither
Borrower nor any of its Subsidiaries has received notice of any pending or proposed audit of such tax returns.

                  (j) Section 12 of Exchange Act. No proceeds of the Advances will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Exchange Act.

                  (k) Use of Advances. The proceeds of the Advances shall be used for the acquisition of a portion of the Pledged Properties pursuant to the Purchase Agreement and Capital Expenditures related to such Pledged Properties. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Advances will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause the Notes, the PIK Notes or any of the Loan Documents, including this Agreement, to violate to Regulation U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

                  (l) Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is (i) an "investment company' or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (m) ERISA. (i) The Borrower, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

                  (ii) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

                  (iii)  None  of the  Borrower,  any  Subsidiary  or any  ERISA
Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the Closing Date sponsored, maintained or contributed to any Multiemployer Plan or any Multiple Employer Plan. None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the Closing Date sponsored, maintained or contributed to any Single Employer Plan that is subject to the minimum funding standards provided for in Section 412 of the Code or Section 302 of ERISA.

                  (iv) No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (A) either a civil penalty assessed pursuant to Section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under Section 409 of ERISA.

                  (v) Full payment when due has been made of all amounts which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan.

                  (vi) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to a Welfare Plan, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

                  (vii) The consummation of the transactions provided for in this Agreement and compliance by the Borrower with the provisions thereof and the Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. This representation is made in reliance upon and subject to the accuracy of the Lenders' representation in

Section 4.02(b) of this Agreement as to the source of funds to be used to fund Advances hereunder and in reliance upon the continued validity of paragraph (b) of Department of Labor Interpretive Bulletin 75-2, 29 C.F.R. ss. 2509.75-2.

     (n) Environmental Compliance. Except as would not have a material adverse effect on Borrower's Business Condition:

                  (i) The Borrower and its Subsidiaries, if any, have obtained all permits, licenses and other authorizations which are required under the Environmental Laws with respect to the operation of the business of the Borrower and such Subsidiaries;

                  (ii) The Borrower and its Subsidiaries (if any) taken as a whole, are in compliance with all terms and conditions of the permits, licenses and authorizations required under the Environmental Laws with respect to the operation of the business of the Borrower and such Subsidiaries, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder and Borrower has no reason to believe that it and its Subsidiaries will not be able to maintain such compliance during the term of this Agreement; and

                  (iii) Neither the Borrower nor any of such Subsidiaries has received notice from any governmental agency or private or public Person claiming (and, after reasonable investigation, neither Borrower nor any of its Subsidiaries is aware of any facts that would reasonably suggest) that it is responsible or potentially responsible for costs with respect to a release, a threatened release or clean-up of any Hazardous Substance, and neither the Borrower nor any of such Subsidiary has entered into any agreement to the effect that it is or may be liable to any public or private Person for the clean-up of any Hazardous Substance.

                  (o) Disclosure. To the best of the Borrower's knowledge, the written information, reports and other data furnished to the Agent or Lenders by the Borrower in connection with the negotiation of this Agreement are all accurate and complete in all material respects. There is no existing fact known to the Borrower which materially adversely affects or in the future would be reasonably likely to materially adversely affect the Business Condition of the Borrower or of its Subsidiaries, if any, taken as a whole, which has not been set forth in this Agreement or in the other Loan Documents or otherwise disclosed in writing to the Lenders.

                  (p)      Title to Properties.

                           (i) Each of the Borrower and its Subsidiaries has good and defensible title to its material (individually or in the aggregate) properties, free and clear of all Liens except Permitted Liens. Except as set forth on Schedule 4.01(p) hereto and subject to Permitted Liens, the Borrower owns the net revenue interests in production attributed to the Pledged

         Properties reflected in the Initial Engineering Report and the ownership of such properties does not obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such property in an amount in excess of the working interest of each property set forth in the Initial Engineering Report. All information contained in the Initial Engineering Report is true and correct in all material respects as of the date thereof.

                           (ii) All oil and gas leases with respect to the Pledged Properties, and all other material leases and agreements necessary for the conduct of the business of the Borrower and its Subsidiaries, are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or agreement, which would (individually or in the aggregate) affect in any material respect the conduct of the business of the Borrower and its Subsidiaries.

                           (iii) The rights, properties and other assets presently owned, leased or licensed by the Borrower and its Subsidiaries, including, without limitation, all easements and rights of way, include all rights, properties and other assets necessary to permit the Borrower and its Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

                           (iv) All of the assets and properties of the Borrower and its Subsidiaries which are reasonably necessary for the operation of its business as conducted prior to the Closing Date are in good working condition and are maintained in accordance with prudent business standards.

                  (q) Liens. The liens and security interests in the Collateral granted to the Lenders pursuant to the Second Mortgage Security Documents constitute valid liens and security interests under the Uniform Commercial Code and applicable real property law, are subject to no Liens other than Permitted Liens, and are entitled to all the rights, benefits and priorities relating to the Collateral provided by the Uniform Commercial Code and such other applicable laws. All such action on the part of the Borrower as is necessary to establish such rights, benefits and priorities of the Lenders has been taken at or prior to the time required for such purpose, except for, with respect to such liens and security interests where filing is an effective method of perfection, the filing of the Mortgage and the financing statements relating to such liens and security interests in each office and in each jurisdiction where required in order to perfect the liens and security interests described above. There is no necessity for any further action in order to preserve, protect and continue such rights, benefits and priorities, except, (i) with respect to such liens and security interests where filing under the Uniform Commercial Code is an effective method of perfection, the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements and (ii) in the State of Louisiana, reinscription of the Mortgage within ten years of its date. All filing fees and other expenses in connection with each action set forth in this
Section 4.01(q) have been or will be paid by the Borrower.

                  (r) Priority Rights. The Borrower has not taken any action or failed to take any action which would create in any other Person rights (other than Permitted Liens) in the Collateral superior or prior to the rights of the Lenders, or failed to take any action to prevent such superior rights from accruing.

                  (s) Lease Obligations. Schedule 4.01(s) attached hereto sets forth a complete and accurate list of all current obligations of the Borrower or any of its Subsidiaries, if any, as lessee for the payment of rental or hire relating to any property under any lease (other than a Capitalized Lease or oil and gas leases) having a term of one year or more and having scheduled annual rental payments in excess of $100,000 per year.

     (t) Employment Agreements. There are no employment agreements to which the Borrower or any of its Subsidiaries, if any, is a party requiring annual payments in excess of $50,000.

                  (u) Permits. The Borrower, and to the best knowledge of the Borrower each other person operating any Pledged Property, have obtained and maintained in effect all permits, licenses, franchises, authorities, consents and approvals of any Governmental Authority necessary for owning and operating the Pledged Properties, and have made all filings with all Governmental Authorities necessary for owning and operating the Pledged Properties which, if not obtained or made, would not individually or in the aggregate have a material adverse effect on the Borrower's Business Condition except, with respect to Borrower's ownership of the Amoco Properties, the consent and approval of the office of the Minerals Management Service to the assignments of interests in the Amoco Properties from Amoco Production Company to Borrower, which consent and approval is customarily obtained subsequent to the execution and delivery of such assignments and which Borrower has no reason to believe will not be obtained.

                  (v) Production Payments, Etc. Except as set forth on Schedule 4.01(v) attached hereto, the Borrower is not obligated by virtue of any prepayment arrangement, make-up right under a production sales contract, production payment, or any other arrangement to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to the Pledged Properties at some future time without then or thereafter receiving the full contract price therefor.

                  (w) Imbalances. The net aggregate gas imbalance of the Borrower in favor of other interest owners with respect to the Pledged Properties as of the Closing Date does not exceed $200,000.

                  (x) Restriction on Liens. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or arrangement (other than the First Mortgage Credit Agreement, the First Mortgage Security Documents, the Senior Second Mortgage Agreement and the Senior Second Mortgage Security Documents), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of its assets or properties.

                  (y) Defaults. Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which default would have a material adverse effect on the Borrower's Business Condition. No Default hereunder has occurred and is continuing.

                  (z) Names and Places of Business. The Borrower has not, during the preceding five years, had, been known by, or used any other corporate, partnership, trade or fictitious name with respect to the operation of its business in connection with the Pledged Properties except for the name of "Pan Petroleum Master Limited Partnership". The chief executive office and principal place of business of the Borrower are located at the address of the Borrower set forth in Section 9.02 hereof and have been located at such address or at 1011 W. 103rd, Suite 211, Kansas City, Missouri, 64114- 4525 since the organization of the Borrower.

                  (aa)     Amoco Properties.

                           (i) The Borrower has the full power and authority under its certificate or articles of incorporation, its bylaws and the laws of the state of its incorporation to execute, deliver and perform its obligations under the Purchase Agreement and any other agreements, instruments, documents and certificates executed in connection with the acquisition of the Amoco Properties (collectively, the "Amoco Acquisition Documents") to which it is a party and all corporate action requisite for the execution, delivery and performance by it of the Amoco Acquisition Documents to which it is a party has been duly and effectively taken.

                           (ii) The execution, delivery and performance by the Borrower of the Amoco Acquisition Documents do not and will not (i) violate any provision of either (A) its certificate or articles of incorporation and bylaws or (B) in any material respect, any material contract, agreement, instrument or Law to which it is subject to except as disclosed to the Agent in writing or (ii) result in the creation of or imposition of any Lien upon any of its property, other than Permitted Liens.

                           (iii) The execution, delivery and performance by the Borrower of the Amoco Acquisition Documents do not require the consent or approval of any other Person, including any Governmental Authority, except for such consents or approvals that have been obtained or where the failure to obtain such consent or approval would not have a material adverse effect on Borrower's Business Condition or except as disclosed to the Agent in writing or except the consent and approval of the office of the Minerals Management Service, as to which Borrower has no reason to believe that the same will not be obtained.

     (iv) Except as disclosed to the Agent in writing, there are no legal or arbitral proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against the acquisition of the Amoco Property, any Amoco Acquisition Document or against any of the Amoco Property.

                           (v) The copies of the Amoco Acquisition Documents previously delivered by the Borrower to the Agent are complete and accurate copies thereof and have not been amended or modified in any manner. The Amoco Acquisition Documents have been duly authorized, executed and delivered by the other parties thereto. The Amoco Acquisition Documents are valid, binding and enforceable against the parties thereto except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity. The Borrower has the right to grant a Lien and has granted a Lien on the Amoco Properties pursuant to the Second Mortgage Security Documents and the Agent may, to the extent allowed by applicable law, enforce its remedies contained in the Second Mortgage Security Documents against such Amoco Properties. No party to an Amoco Acquisition Document is in default thereunder.

     SECTION 4.02. Representations and Warranties of Lenders. Each Lender severally represents and warrants with respect to itself to the Borrower as of the date hereof as follows:

     (i) Accredited Investor. Each Lender is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

                           (ii) ERISA. Each Lender represents, and in entering into this Agreement the Borrower understands, that such Lender is acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that such Lender has no present intention of selling, negotiating or otherwise disposing of the Notes, it being understood, however, that the disposition of such Lender's property shall at all times be and remain within its control. Each Lender further represents that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender to fund Advances hereunder:

                           (iii) if such Lender is an insurance company, the source of funds from which its Advances are to be made is a general account of an insurance company, and the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any "Benefit Plan" (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other Benefit Plans maintained by the same employer (or affiliate thereof as defined in Prohibited Transaction Class Exemption ("PTCE") 95-60) or by the same employee organization (as defined by the NAIC Annual Statement) in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company; or

                           (iv) if such Lender is an insurance company, to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest, (A) such separate account is a "pooled separate account" within the meaning of PTCE 90-1, as amended, in which case such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such separate account exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account as of the date of such purchase (for the purposes of this subsection (ii), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan), or (B) such separate account contains only the assets of a specific employee benefit plan, complete and accurate information as to the identity of which such Lender has delivered to the Borrower; or

                           (v) if such Lender is an insurance company, it is purchasing the Notes for an "investment fund" managed by a "qualified professional asset manager" or "QPAM" (as defined in part V of PTCE 84-14, issued March 13, 1984), and the purchase is exempt under PTCE 84-14; or

                           (vi) no part of such funds constitutes plan assets of any employee benefit plan (other than a governmental plan exempt from the coverage of ERISA).

As used in this Section 4.02(b), the terms "employee benefit plan," "separate account" and "governmental plan" shall have the respective meanings assigned to such terms in Sections 3(37), 3(17) and 3(32), respectively, of ERISA. The term "plan assets" shall have the meaning specified in 29 C.F.R. ss. 2510.3-101 and any other applicable federal law. For purposes of the percentage limitation in subsection (i) above, the amount of reserves and liabilities for the general account contract(s) held by or on behalf of an plan shall be determined before reduction for credits on account of any reinsurance ceded on a coinsurance basis.


                                    ARTICLE V
                            COVENANTS OF THE BORROWER

                  SECTION 5.01. Affirmative Covenants. So long as any Lender shall have any Commitment hereunder, or any Advance or other Obligation shall remain unpaid, the Borrower shall, unless the Required Lenders or the Lenders (to the extent such consent is required pursuant to the terms and conditions in Section 9.01 hereof) shall otherwise consent in writing:

                  (a) Preservation of Legal Existence, Etc. Maintain, and cause each of its Subsidiaries, if any, to maintain, its legal existence and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, and maintain and keep all of its material property (including, without limitation, the Pledged Properties) in good repair, working order and condition (ordinary wear and tear alone excepted) and make or cause to be made all necessary or appropriate repairs, renewals, replacements, substitutions, additions, betterments and improvements thereto so that the efficiency and suitability for their use or intended uses within the business of all such properties (including, without limitation, the Pledged Properties) shall at all times be properly preserved and maintained.

                  (b) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries, if any, to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation (A) paying all taxes, assessments and governmental charges imposed upon it or upon any of its property, except to the extent contested in good faith by proper proceedings for which adequate reserves are being maintained in accordance with GAAP, prior to any such taxes, assessments or charges becoming delinquent, (B) compliance with all applicable Environmental Laws and (C) obtaining the consent and approval of the office of the Minerals Management Service to the assignments of interests in the Amoco Properties from Amoco Production Company to the Borrower.

                  (c) Compliance with ERISA. Comply, and cause each of its Subsidiaries, if any, to comply, with ERISA and the Code with respect to the operation and administration of all Plans. Without limiting the generality of the foregoing, the Borrower shall cause all of its employee benefit plans and those of such Subsidiaries to be funded in compliance with the minimum funding standards of ERISA, if applicable, and shall make in a timely manner all contributions due to any Plans. The Borrower shall provide each Lender with prompt written notice upon the establishment of any Plan.

                  (d) Compliance with Instruments and Agreements. Comply in all material respects with the terms of and observe and perform its material obligations under (i) its certificate of incorporation and bylaws, (ii) the Loan Documents to which it is a party, (iii) the leases, operating agreements and all other material contracts with respect to the Pledged Properties and (iv) all other material indentures, mortgages, deeds of trust, loan agreements or other agreements to which it is a party.

                  (e) Keeping of Records and Books of Account. Maintain and keep proper books of record and accounts in accordance with GAAP applied on a consistent basis, in which books of record and accounts full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                  (f) Visitation Rights. Permit any of the officers or authorized employees or representatives of any Lender to visit the Borrower's offices and to examine and make excerpts from its books and records at such reasonable times and as often as such Lender may reasonably request.

     (g) Notices. Promptly comply with all applicable notice requirements herein or in any other Loan Document to which it is a party.

                  (h)      Operation and Maintenance of Collateral.

                           (i) Insure and take all other  action with respect to
         the Collateral otherwise necessary to operate and maintain properly the Collateral (including, without limitation (A) the payment of all taxes and operating costs and expenses with respect to the Pledged Properties, including all ad valorem taxes assessed against the Pledged Properties or any part thereof and all franchise taxes, occupation taxes and all production, severance, windfall profit, excise and other taxes assessed against, or measured by, the production or the value or proceeds of the production, and (B) the maintenance, replacement, repair, restoration or other similar action with respect to the Pledged Properties (including, without limitation, the wells, platforms and facilities located thereon or otherwise included within the Collateral) in conformity with good oil field practices.

                           (ii) Cause, or if the Borrower is not the operator of the Pledged Properties, use its best efforts to cause the Pledged Properties to be maintained, developed, protected against drainage and continuously operated for the production of Hydrocarbons in a good and workmanlike manner as would a prudent operator and in compliance in all material respects with all applicable agreements and all applicable laws, rules, regulations and orders.

                           (iii) Perform, or if the Borrower is not the operator of the Pledged Properties, use its best efforts to cause to be performed, all agreements contained in the oil and gas leases for the Pledged Properties.

                  (i) Insurance. Obtain and maintain insurance with financially sound and reputable insurers in such amounts, against such risks and covering such properties as customarily is carried by corporations engaged in similar businesses similarly situated (including, without limitation, owning similar properties), including, without limitation, environmental risk insurance, and furnish to any Lender, on such Lender's request, full information as to any and all such insurance.

                  (j) Use of Proceeds. Use the proceeds of the Advances solely for the acquisition of a portion of the Amoco Properties pursuant to the Purchase Agreement and Capital Expenditures relating to the Pledged Properties.

     (k) Timely Debt Payment. Pay its debts and obligations as such debts and obligations become due.

     (l) Maintenance of Consolidated Net Worth. Maintain a Consolidated Net Worth of not less than $5,000,000.

                  (m) Filings, Recordations, Etc. As soon as practicable after the Closing Time and in any event within four Business Days of the Closing Date
(i) duly file the financing statements described in Section 3.01(a)(iii)(A) under the Uniform Commercial Code of each jurisdiction referred to in the opinions of counsel described in Sections 3.01(a)(xiii) and 3.01(a)(xiv), (ii) duly file the Mortgage in the real properties records of each jurisdiction and government agency referred to in the opinions of counsel described in Sections 3.01(a)(xiii) and 3.01(a)(xiv) and (iii) provide the Agent with (A) acknowledgment copies or stamped receipt copies of such financing statements and Mortgage duly filed in such jurisdictions and (B) evidence of the completion of all recordings and filings of or with respect to the Collateral and of the taking of all other action necessary or, in the opinion of the Lenders, desirable in order to perfect the security interests created by the Second Mortgage Security Documents.

                  (n) Further Documents,  Etc. Execute and deliver,  or cause to be executed and delivered, to the Agent or Lenders, from time to time, such confirmatory or supplementary mortgages, security agreements, financing statements, reaffirmations and consents and such other documents, instruments or agreements as the Agent or any Lender may request. The Borrower shall cure material title defects relating to any of the Collateral promptly after the Borrower obtains knowledge or should have obtained knowledge that any such defect exists.

                  (o)      Environmental Matters.

                           (i) The Borrower will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a material adverse effect on the Borrower's Business Condition or on the Pledged Properties: (A) all property of the Borrower and its Subsidiaries and the operations conducted thereon are in compliance with and do not violate the requirements of any Environmental Laws, and (B) no Hazardous Substances are disposed of or otherwise released on or to any property owned by any such party (or generated at any such property and transported, treated or disposed of offsite) to any extent not in compliance with Environmental Laws, in a quantity or concentration equal to or exceeding that quantity which requires reporting pursuant to any Environmental Law, or so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

                           (ii) The Borrower will promptly notify the Agent in writing of any material threatened action, investigation or inquiry by any Governmental Authority or other third party of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and correction action.

                           (iii) The Borrower will and will cause each Subsidiary to provide environmental audits and tests in accordance with ASTM standards as reasonably requested by the Lenders or as otherwise required to be obtained by the Lenders by any Governmental Authority in connection with any future acquisitions of oil and gas properties or other material properties.

     (p) Bayou Sorrel Properties. If the Bayou Sorrel Properties are not sold within 90 days of the Closing Date, the Borrower will grant the Lenders a second priority Lien on such properties, as evidenced by the execution of a mortgage substantially in the form of Exhibit E attached hereto including such properties as Collateral. Thereafter, the Bayou Sorrel Properties will be included in the definitions of Pledged Properties and Collateral included herein. Borrower shall take all necessary action to perfect the Liens of the Lenders on such properties, including without limitation the recording of the mortgage in the appropriate jurisdictions and the filing of financing statements under the Uniform Commercial Code in each office and in each jurisdiction where required in order to perfect the security interest of the Lenders in such property, and take any and all further action required in order to preserve, protect and continue such rights, benefits and priorities. The Borrower will pay all filing fees and expenses in connection with each recording or filing.

                  SECTION 5.02. Negative Covenants. So long as any Lender shall have any Commitment hereunder, or any Advance or other Obligation shall remain unpaid, the Borrower shall not, without the prior written consent of the Required Lenders or the Lenders (to the extent such consent is required pursuant to the terms and conditions contained in Section 9.01 hereof) (which consent shall not be unreasonably withheld with respect to subsection (d), (h) or (n) of this Section 5.02):

                  (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries (if any) to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, other than Permitted Liens, or assign, or permit any of such Subsidiaries to assign, any right to receive income to secure or provide for the payment of any Indebtedness of any Person (other than Indebtedness secured by Permitted Liens.

                  (b) Indebtedness. Incur, create, assume or suffer to exist, or permit any of its Subsidiaries (if any) to incur, create, assume or suffer to exist, any Indebtedness other than Permitted Indebtedness.

                  (c) Dividends, Etc. Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Borrower (including, without limitation, Preferred Stock held by members of the Board of Directors of the Borrower) or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries (if any) to purchase, redeem or otherwise acquire for value) any shares of any class of capital stock of the Borrower or any warrants, rights or options to acquire any such shares, now or hereafter outstanding.

                  (d) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire assets, whose fair market value exceeds 10% of the value of the Borrower's assets, of, any Person, or permit any of its Subsidiaries (if any) to do so, except that Borrower may sell the Bayou Sorrel Properties to National Energy Group, Inc. within 90 days of the Closing Date on substantially the terms set forth in the Letter of Intent dated September 20, 1996 attached as Schedule B to this Agreement.

     (e) Self-Dealing. Enter into or carry out any transaction with any Affiliate (including, without limitation, purchasing property or services from or selling property or services to such Affiliate) unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

                  (f) Continuation of or Change in Business. Engage to a material extent in any type of business that is unrelated to that currently engaged in by the Borrower. In connection therewith, the Borrower covenants to notify the Lenders promptly in writing if at any time it should engage in any type of business that is unrelated to that currently engaged in by the Borrower, even if the Borrower considers such activities to be immaterial.

                  (g) Negative Pledges. Enter into any agreement (other than the First Mortgage Credit Agreement, the First Mortgage Security Documents, the Senior Second Mortgage Agreement, the Senior Second Mortgage Security Documents, this Agreement, the other Loan Documents to which the Borrower is a party and the Intercreditor Agreement, and the documents executed by the Borrower in connection therewith) which restricts the ability of such Borrower to create or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or leased or hereafter acquired or leased.

     (h) Investment, Advances, Etc. Make or commit to make any advance, loan or extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person, except:

     (i) investments, loans or advances reflected in the Borrower's financial statements and which are disclosed to the Lenders in Schedule 5.02(h);

     (ii)  investments  by  the  Borrower  and  direct  ownership   interest  in
additional oil and gas properties and gas gathering systems related thereto;

     (iii) accounts receivable arising out of the sale of Hydrocarbons, other assets or services in the ordinary course of business;

                  (iv) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of the issue thereof;

                  (v) commercial paper maturing within one year from the date of creation thereof rated in one of the two highest grades by Standard & Poor Corporation or Moody's Investors Service, Inc.;

                  (vi) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any lender or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100 million (as of the date of such lender or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poor Corporation or Moody's Investors Service, Inc., respectively;

     (vii) deposits in money market funds investing exclusively in investments described in Section 5.02(h)(iv), 5.02(h)(v) and 5.02(h)(vi); and

     (viii) the purchase of common stock of National Energy Group, Inc. in connection with the sale of the Bayou Sorrel Properties.

     (i) Sales, Etc. of Collateral. Sell, exchange, lease, transfer or otherwise dispose of, of any part of, or interest in, the Collateral other than (i) Permitted Collateral Sales or (ii) sales of Collateral in accordance with Sections 2.05(b) and 2.05(c).

                  (j)      Compliance with ERISA.

                           (i) Terminate, or permit any ERISA Affiliate to terminate, any Plan so as to result in any material (in the opinion of the Lenders) liability of the Borrower and its ERISA Affiliates, taken as a whole, to the PBGC;

                           (ii) Permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA) or any other event or condition that presents a material (in the opinion of the Lenders) risk of a termination by the PBGC of any Plan so as to result in any material (in the opinion of the Lenders) liability of the Borrower and its ERISA Affiliates, taken as a whole, to the PBGC;

                           (iii) Fail to comply, or permit any Subsidiary or ERISA Affiliate to fail to comply, in all material respects with ERISA and, where applicable, the Code regarding each Plan;

                           (iv) Fail to maintain,  or permit any  Subsidiary  or
         ERISA  Affiliate  to  fail  to  maintain,   each  Plan  in  substantial
         compliance with ERISA and, where applicable, the Code;

                           (v) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan or any Multiple Employer Plan;

                           (vi) Engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) which could be subject to either a civil penalty assessed pursuant to
         Section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

                           (vii) Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to pay as contributions to such Plan; or

                           (viii) Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained or contributed to (A) any Multiemployer Plan, (B) any Multiple Employer Plan, or (C) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities.

                  (k)      Welfare Plan Liabilities.

                           (i) Create or suffer to exist, or permit any of its Subsidiaries or ERISA Affiliates to create or suffer to exist, any liability with respect to post-retirement benefits under Welfare Plans if, immediately after giving effect to such liability, the aggregate annualized cost (including, without limitation, the cost of insurance premiums) with respect to post-retirement benefits under Welfare Plans for which the Borrower is or may become liable in any fiscal year of the Borrower would exceed $100,000; or

                           (ii) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Welfare Plan, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

     (l) Accounting Changes. Make or permit, or permit any of its Subsidiaries (if any) to make or permit, any change in accounting policies or reporting practices, except as required by GAAP.

     (m) Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness (other than Indebtedness under (i) the First Mortgage Credit Agreement, (ii) this Agreement, (iii) accounts payable in the ordinary course of business, and (iv) in the event that the Tranche B Borrowings have been repaid in full, the Senior Second Mortgage Agreement).

     (n) Amendment, Etc. of Certain Contracts. Cancel or terminate any Material Contracts or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contracts or give any consent, waiver or approval thereunder, waive any default under or breach of such contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contracts or take any other action in connection with any Material Contract that would be reasonably likely to impair the value of the interest or rights of the Borrower thereunder or that would be reasonably likely to impair the interest or rights of the Lenders, or permit any of its Subsidiaries (if any) to do any of the foregoing.

     (o) Assignment, Etc. of Operating Responsibilities. Assign any operating responsibility with respect to any of the Pledged Properties, except in the ordinary course of its business.

                  (p) ESOP Plan. Make contributions to the ESOP Plan other than of (i) newly-issued equity securities of the Borrower or treasury stock of the Borrower or (ii) proceeds of "exempt loans" (as such term is defined by ERISA).

                  (q) Acquisitions of Assets. Acquire (i) any offshore oil and gas properties or (ii) within any 12-month period, any onshore oil and gas properties the aggregate Present Value of which is $1,000,000 or more, unless simultaneously with the acquisition thereof the Borrower grants the Lenders a Lien and security interest under the Uniform Commercial Code in such properties, and takes such action necessary to perfect such Liens, including without limitation the filing of mortgages and financing statements with the appropriate jurisdictions in which such acquired Properties are located.

                  SECTION 5.03. Reporting Requirements. So long as any Lender shall have any Commitment hereunder, or any Advance or other Obligation shall remain unpaid, the Borrower shall, unless (a) otherwise indicated in this
Section 5.03 or (b) the Required Lenders shall otherwise consent in writing, furnish or cause to be furnished to the Agent and Eos Partners the following:

                  (a) Annual Reports. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its Subsidiaries, if any, containing financial statements for such year certified in a manner acceptable to the Lenders by Arthur Andersen LLP or other independent public accountants acceptable to the Lenders.

                  (b)  Quarterly  Reports.  (i) As soon as available  and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, balance sheets of the Borrower and its Subsidiaries, if any, as of the end of such quarter and statements of income, changes in stockholders' equity and cash flows of the Borrower and such Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Borrower;

     (ii) As soon as available and in any event within 45 days after the end of each quarter of each fiscal year of the Borrower a Quarterly Production Report, in each case updating the information included therein as of the end of the applicable quarter; and

     (iii) In the event that no event  specified in subsection  (d), (e), (f) or
(g) of this Section 5.03 shall have occurred during a quarter of the Borrower's fiscal year, as soon as available and in any event within 60 days after the end of such quarter, a certificate of the chief executive officer of the Borrower stating such fact.

                  (c) Compliance Reports. As soon as available and in any event within 45 days after the end of each fiscal quarter (i) a certificate of the Borrower's chief executive officer and chief financial officer as to compliance with the terms of the Loan Documents to which the Borrower is a party, together with a schedule, in form satisfactory to the Lenders, of the computations used in determining, as of the end of such quarter, compliance with the covenant contained in Section 5.01(l) and (ii) a well status report on all wells in the Pledged Properties.

                  (d) Notice of Default. As soon as possible and in any event within three days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the chief executive officer and the chief financial officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto.

                  (e) Notice of Litigation. Immediately upon the occurrence of any material action, suit or proceeding pending or, to the Borrower's knowledge threatened, before any Governmental Authority, domestic or foreign, affecting the Borrower or any of the Collateral, notice of the commencement of such action, suit or proceeding and of the entering of any judgment against the Borrower in connection therewith.

     (f) Material Adverse Change. Promptly after the occurrence thereof, notice of any material adverse change in the Business Condition of the Borrower.

                  (g) Environmental Matters. Promptly after receipt thereof, copies of all notices from any governmental agency or private or public Person advising the Borrower or any of its Subsidiaries (if any) that it is responsible, or potentially responsible, for costs in excess of $5,000 with respect to a release, a threatened release or clean-up of any Hazardous Substance.

                  (h) Public Information. Promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its securityholders, and copies of all reports and registration statements which the Borrower or any of its Subsidiaries (if any) files with the SEC or any national securities exchange.

                  (i) ERISA. (i) Promptly after and in any event within 10 days after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, which such Borrower or such ERISA Affiliate proposes to take with respect thereto and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

     (ii) Promptly after the filing or receiving thereof, copies of all reports and notices which the Borrower or any of its Subsidiaries (if any) files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which the Borrower or any such Subsidiary receives from the PBGC or from any sponsor of a Multiemployer Plan.

                  (j) Material Contracts. Upon the request of any Lender, copies of all notices, requests and other documents received by the Borrower or any of its Subsidiaries (if any) under or pursuant to any Material Contract and, from time to time upon request by any Lender, such information and reports regarding the Material Contracts as such Lender may reasonably request.

                  (k) Engineering Reports. As soon as available and in any event within 90 days after (i) the end of each fiscal year of the Borrower, a copy of an Engineering Report updating information therein as of the end of the applicable fiscal year and (ii) the Required Lenders shall so request, a copy of an Engineering Report updating the information contained in the Engineering Report most recently furnished to the Lenders; provided, however, that the Borrower shall not be required to comply with more than two such requests made in any year pursuant to clause (ii) of this Section 5.03(k) (excluding such deliveries made as a condition precedent to Advances pursuant to Section 3.02 hereof).

                  (l) Change of Address. At least 20 days prior to the date thereof, notice of any proposed change of the Borrower's name or of the location of the Borrower's chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral.

                  (m)  Other.   Such  other  information  with  respect  to  the
Collateral or the Business Condition of the Borrower or any of its Subsidiaries (if any) as any Lender may from time to time reasonably request.


                                   ARTICLE VI
                                EVENTS OF DEFAULT

     SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Borrower shall fail to pay (i) any principal of any Note or PIK Note, if any, when such principal becomes due and payable, (ii) any interest on any Note or PIK Note, if any, within five days after such interest becomes due and payable or (iii) any other Obligation when such Obligation shall become due and such failure to pay such other Obligation shall remain unremedied for five days after notice thereof shall have been provided to the Borrower by the Agent; or

                  (b) Any representation or warranty made by the Borrower (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any respect when made; or

                  (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(1) or Section 5.02 of this Agreement or any other term, covenant or agreement contained in any Loan Document (other than the payment of amounts due which will be governed by Section 6.01(a)) on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of written notice thereof to the Borrower by the Agent or the Borrower otherwise becoming aware of the default; or

                  (d) The Borrower or any Subsidiary thereof shall fail to pay any principal of or premium or interest under the First Mortgage Credit Agreement or on any Indebtedness (an aggregate excluding Indebtedness evidenced by the Notes and the PIK Notes, if any), which is outstanding in a principal amount of at least $1,000,000, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the First Mortgage Credit Agreement or any other agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under the First Mortgage Credit Agreement or any other agreement or instrument relating to any such Indebtedness of the Borrower or such Subsidiary, as the case may be, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                  (e) The Borrower or any Subsidiary thereof shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Subsidiary thereof seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not in the case of any such proceeding instituted by it), such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any Subsidiary thereof shall take any corporate action to authorize any of the actions set forth in this subsection (e); or

                  (f) Any judgment or order for the payment of money in excess of $250,000 shall be rendered against the Borrower or any Subsidiary thereof and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) Any provision of (A) any of the Notes or any Second Mortgage Security Document after delivery thereof pursuant to Section 3.01 hereof or (B) any PIK Note, if any, after delivery thereof, shall for any reason cease to be valid and binding on the Borrower, or the Borrower shall so state in writing; or

                  (h) A "default" or an "Event of Default" (as such terms are defined in any of the Second Mortgage Security Documents) shall have occurred and be continuing under such Second Mortgage Security Document; or

                  (i) Any of the Second Mortgage Security Documents after delivery thereof pursuant to Section 3.01 hereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected second priority security interest in and Lien on any of the Collateral purported to be covered thereby, or the Borrower shall so state in writing; or

                  (j) There shall occur, in the reasonable judgment of the Required Lenders, any material adverse change in title of the Borrower to any of the Pledged Properties and such change shall not be remedied to the satisfaction of the Required Lenders within 30 days of such change; or

                  (k) There shall occur (i) any sale, encumbrance, abandonment or theft of any of the Collateral that results in a material diminution in the value of the Collateral or (ii) any loss, destruction or damage of any of the Collateral which is not insured with responsible companies in such amounts as usually is carried by corporations engaged in similar businesses similarly situated as the Borrower or (iii) any seizure or attachment of any Collateral that remains unstayed and in effect for more than 30 days; or

                  (l) Any non-monetary judgment or order shall be rendered against the Borrower or any Subsidiary thereof that is reasonably likely to have a material adverse effect on (i) the Business Condition of the Borrower or any Subsidiary thereof, (ii) the ability of the Borrower or any Subsidiary thereof to perform its obligations under any Loan Document to which it is a party or
(iii) the rights and remedies of the Lenders under any Loan Document, and either
(x) enforcement proceedings shall have been commenced by any Person upon such judgment or order or (y) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (m) Any ERISA Event shall have occurred and the sum (determined as of the date of occurrence of such ERISA Event) of (i) the aggregate Insufficiencies of all Plans with respect to which an ERISA Event shall have occurred and then exist and (ii) the aggregate liabilities of the Borrower or any ERISA Affiliate related to all such Plans exceeds $100,000; or

                  (n) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that the Borrower or such ERISA Affiliate, as the case may be, has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $100,000 or requires payments exceeding $50,000 per annum; or

                  (o) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of such Multiemployer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $100,000; or

     (p) There shall occur any material adverse change in the Business Condition of the Borrower or any Subsidiary thereof;

then, and in any such event (i) the Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower (A) declare the Commitments to be terminated, whereupon such obligations shall forthwith terminate, and (B) declare the Notes and the PIK Notes, if any, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes and the PIK Notes, if any, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code (1) the obligations of the Lenders to make Advances shall automatically be terminated and (2) the Advances, the Notes and the PIK Notes, if any, all such interest and all such other amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower, and (ii) the Lenders may avail themselves of any other remedies provided in the Loan Documents or available, now or hereafter, by law.

                                   ARTICLE VII
                                    THE AGENT

                  SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other Loan Documents (including, without limitation, enforcement or collection of the Notes and the PIK Notes, if any), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes and the PIK Notes, if any; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, the other Loan Documents or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement and the other Loan Documents.

                  SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any
of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note or PIK Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and including the agreement of the assignee or transferee to be bound hereby as it would have been if it had been an original Lender party hereto, in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by the Agent and shall not be liable for any action taken or omitted to be taken in good faith by the Agent in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in, or in connection with, this Agreement or any of the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (vi) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 7.03. Offense Group Associates, L.P. and Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, Offense shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Offense in its individual capacity. Offense and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any Subsidiary thereof and any Person who may do business with or own securities of such Borrower or any such Subsidiary, all as if Offense were not the Agent and without any duty to account therefor to the Lenders.

                  SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01(f) hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Loan Document to which it is a party.

                  SECTION 7.05. Indemnification.  The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes and PIK Notes then held by each of them (or if no Notes or PIK Notes are at the time outstanding or if any Notes or PIK Notes are held by Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent under this Agreement or any other Loan Document; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct ; provided, further, that each Lender's obligation to indemnify the Agent under this Section 7.05 is limited to such Lender's aggregate Commitment hereunder. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, fees and disbursements of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

                  SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Lenders. Upon any such resignation or removal, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement and the other Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement or the other Loan Documents.


                                  ARTICLE VIII
                               REGISTRATION RIGHTS

                  SECTION 8.01.  Shelf Registration.

                  (a) The Borrower shall, upon demand by any Holder, promptly prepare and file with the SEC a shelf registration statement (the "Shelf Registration Statement") on an appropriate form pursuant to Rule 415 (or any similar provision that may be adopted by the SEC) under the Securities Act with respect to the Registrable Securities.

                  (b) The Borrower agrees to use its best efforts to have the Shelf Registration Statement declared effective as soon as practicable after the filing thereof and to keep the Shelf Registration Statement continuously effective until such time as all of the Registrable Securities can be resold pursuant to Rule 144(k) under the Securities Act (or any successor provision). Further, the Borrower shall maintain the quotation of the Common Stock on the Nasdaq Stock Market's National Market System or a listing with a national securities exchange.

                  (c) Notwithstanding any other provisions of this Agreement to the contrary, the Borrower shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, as the case may be (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading other than statements or omissions made in reliance upon and in conformity with information furnished to the Borrower in writing by the holders of Registrable Securities expressly for use in such Shelf Registration Statement and the related prospectus or any amendment or supplement thereto.

                  SECTION 8.02.  Piggy-Back Registration.

                  (a)  If  at  any  time  the   Borrower   proposes  to  file  a
registration statement under the Securities Act with respect to a firm commitment underwritten offering by the Borrower whether or not for sale for its own account (other than a registration statement on Form S-4 or S-8 (or any substitute form for comparable purposes that may be adopted by the SEC) or a registration statement filed in connection with an exchange offer or an offering of securities solely to the Borrower's existing security holders), then the Borrower shall in each such case give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer such holders of Registrable Securities the opportunity to register such Registrable Securities and such number of shares of Registrable Securities as each such holder may request.

                  (b) The Borrower shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering to be included on the same terms and conditions as any similar securities of the Borrower or of any selling stockholder included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a written notice to the holders of such Registrable Securities that either because of (i) the kind of securities which such holders, the Borrower and any other persons or entities intend to include in such offering or (ii) the size of the offering which the holders of Registrable Securities, the Borrower and such other persons intend to make, the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then (a) in the event that the size of the offering is the basis of such managing underwriter's opinion, the amount of securities to be offered for the accounts of holders of Registrable Securities shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided that if securities are being offered for the account of other persons or entities as well as the Borrower, the proportion by which the amount of such class of securities intended to be offered by holders of Registrable Securities is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other persons or entities is reduced; and (b) in the event that the combination of securities to be offered is the basis of such managing underwriter's opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (a) above (subject to the proviso in clause (a)) or, (y) if the actions described in clause (x) would, in the judgment of the managing underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

     SECTION 8.03. Registration Procedures. In connection with any registration pursuant to Section 8.01 or Section 8.02 hereof, the following provisions shall apply:

                  (a) The Borrower shall (i) prior to filing the Shelf Registration Statement or any other registration statement registering Registrable Securities (a "Registration Statement") or prospectus or any amendments or supplements thereto, furnish to one counsel selected by the holders of a majority in aggregate principal amount or number of shares, as the case may be, of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such counsel and (ii) as soon as reasonably possible, furnish to each Selling Holder, prior to filing a Registration Statement, copies of such Registration Statement as proposed to be filed, and thereafter furnish to such Selling Holder such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;

     (b) The Borrower shall notify the holders of Registrable Securities in writing:

                           (i) when the Registration Statement and any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

     (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information relating to such registration;

     (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and

                           (iv) of the receipt by the Borrower of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (c) The Borrower shall use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided that the Borrower will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

                  (d) The Borrower shall use reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

                  (e) The Borrower shall notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly file with the SEC and make available to each Selling Holder any such supplement or amendment.

                  (f) If requested in writing by the holders beneficially owning at least 25% of the Registrable Securities (including holders of Tranche A Notes and Tranche A PIK Notes), the Borrower shall enter into customary agreements (including an underwriting agreement in customary form with customary terms with underwriters reasonably approved by the Borrower) and take such other actions as are reasonably required in order to facilitate the disposition of such Registrable Securities and any Common Stock issued as, or issuable upon the conversion or exercise of any warrant, option, right or other security that is issued or issuable as, a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Registrable Securities; provided that the Borrower shall not be required to participate in (i) more than two underwritten offerings under the Shelf Registration Statement and (ii) more than one underwritten offering in any 12-month period.

                  (g) The Borrower shall make available for inspection by any Selling Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other professional retained by any such Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Borrower and its Subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Borrower's and its Subsidiaries' officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections which is deemed confidential shall not be used by it as the basis for any market transactions in securities of the Borrower unless and until such is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Borrower and allow the Borrower, at the Borrower's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                  (h) The Borrower will use its best efforts to comply with all the rules and regulations of the SEC to the extent and so long as they are applicable to the Registration Statement and will make generally available to its security holders after the effective date of the applicable Registration Statement an annual earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

                  The Borrower may require each Selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Borrower such information regarding the distribution of such Registrable Securities as the Borrower may from time to time reasonably request in writing and such other information as may be legally required in connection with such registration.

                  Each Selling Holder agrees that, upon receipt of any notice from the Borrower of the happening of any event of the kind described in Section 8.03(e) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 8.03(e) hereof, and, if so directed by the Borrower, such Selling Holder will deliver to the Borrower (at the Borrower's expense) all copies, other than permanent file copies then in such Selling Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  SECTION 8.04. Registration Expenses. All expenses incident to the Borrower's performance of or compliance with this Article VIII including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Borrower are then listed, and fees and disbursements of counsel for the Borrower and its independent certified public accountants, the reasonable fees and expenses of any special experts retained by the Borrower in connection with such registration, fees and expenses of other persons retained by the Borrower, reasonable fees and expenses of one counsel for the holders of Registrable
Securities and out-of-pocket expenses of Holders of Registrable Securities incurred in connection with each registration hereunder (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities) will be borne by the Borrower (all such expenses being herein called "Registration Expenses").

                  SECTION 8.05.  Indemnification; Contribution.

                  (a) Indemnification by the Borrower. The Borrower agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors, partners and agents and each person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages (whether in contract, tort or otherwise), liabilities and expenses (including reasonable costs of investigation) whatsoever (as incurred or suffered) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Borrower by such Selling Holder or on such Selling Holder's behalf expressly for use therein. The Borrower also agrees to indemnify any underwriters of the Registrable Securities, their officers, partners and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 8.05(a) or such other indemnification customarily obtained by underwriters at the time of offering.

                  (b) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Selling Holder (or its officers, directors, partners or agents) or any person controlling any such Selling Holder in respect of which indemnity may be sought from the Borrower, the Borrower shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Selling Holder, and shall assume the payment of all expenses. Such Selling Holder or any controlling person of such Selling Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Selling Holder or such controlling person unless (i) the Borrower has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Selling Holder or such controlling person and the Borrower, and such Selling Holder or such controlling person shall have been advised by counsel that there may be one or more legal defenses available to such Selling Holder or such controlling person which differ from those available to the Borrower (in which case, if such Selling Holder or such controlling person notifies the Borrower in writing that it elects to employ separate counsel at the expense of the Borrower, the Borrower shall not have the right to assume the defense of such action or proceeding on behalf of such Selling Holder or such controlling person; it being understood, however, that the Borrower shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Selling Holder and such controlling persons, which firm shall be designated in writing by such Selling Holder). The Borrower shall not be liable for any settlement of any such action or proceeding effected without the Borrower's written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Borrower agrees to indemnify and hold harmless such Selling Holder and such controlling person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                  (c) Indemnification by Selling Holders. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Borrower, its directors, officers and agents and each person, if any, who controls the Borrower within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, as amended, to the same extent as the indemnity contained in Section 8.05(a) from the Borrower to such Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Borrower or its directors, officers or agents, or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Borrower, and the Borrower or its directors, officers or agents or such controlling person shall have the rights and duties given to such Selling Holder by the preceding Section 8.05(b). Each Selling Holder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Borrower provided in this Section 3.5(c).

                  (d) Contribution.  If the indemnification provided for in this
Section 3.5 is unavailable to the Borrower, the Selling Holders or the underwriters in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) as between the Borrower and the Selling Holders on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Borrower and the Selling Holders on the one hand and the underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Borrower and the Selling Holders on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations and (ii) as between the Borrower, on the one hand, and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Borrower and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Borrower and the Selling Holders on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Borrower and the Selling Holders bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Borrower and the Selling Holders on the one hand and of the underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Borrower and the Selling Holders or by the underwriters. The relative fault of the Borrower on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Borrower and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 8.05 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8.05(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  SECTION 8.06. Participation in Underwritten Registrations. No person may participate in any underwritten registration hereunder unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

                  SECTION 8.07. Rule 144. The Borrower covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act, and that it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable holders of Registrable Securities to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Borrower will deliver to such holder a written statement as to whether it has complied with such requirements.

                  SECTION 8.08. Grant of Registration Rights to Others. When negotiating the future grant of registration rights to other parties with respect to its Common Stock the Borrower will not agree to any provision that prohibits the Lenders from exercising their piggyback rights on any registration statement that may be filed if such other party exercises such registration rights.

                  SECTION 8.09. Lockup. Each Holder agrees that, in the event the Borrower conducts an underwritten public offering of its Common Stock within twelve months of the Closing Date, such Holders will not exercise their rights to convert the Tranche A Notes or the Tranche A PIK Notes into Shares in accordance with the terms thereof for a period of 180 days after the date of the prospectus relating to such underwritten public offering; provided that during such 180-day period, Borrower shall not prepay any Tranche A Notes or Tranche A PIK Notes.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  SECTION 9.01. Amendments, Consents, Waivers, Etc. No amendment or waiver of any provision of this Agreement or of any Note or PIK Note or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Article III hereof, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes or the PIK Notes, if any, or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or the PIK Notes, if any, or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder or under the Loan Documents, (f) amend or waive this Section 9.01, (g) release any Collateral or (h) create any benefit to the Agent (or any Affiliate thereof) as a result of any other relationship the Agent may have with the Borrower (other than as a Lender hereunder); and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note or PIK Note.

                  SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 1050 West Blue Ridge Boulevard, Kansas City, Missouri 64145-1216, Attention: H. James Maxwell; if to the Agent, addressed to the Agent at 1800 Avenue of the Stars, Suite 2000, Los Angeles, California 90067, Attention: Robert V. Sinnott; if to the Lenders, at their respective addresses set forth on Schedule 2.01; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices to the Agent or Lenders pursuant to the provisions of
Article II hereof shall not be effective until received by the Agent or Lenders, as the case may be.

                  SECTION 9.03. No Waiver; Remedies. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04. Costs, Expenses and Taxes. The Borrower hereby agrees to pay on demand, whether or not the Loan Documents are executed and delivered as contemplated herein, all costs and expenses in connection with the preparation, execution, delivery, modification or amendment of any or all of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of
(i) counsel (including, without limitation, local counsel) for the Agent and the Lenders with respect thereto and with respect to advising the Agent and the
Lenders as to their respective rights and responsibilities under the Loan Documents and (ii) consultants and engineers engaged by the Agent or Lenders in connection with the transactions contemplated under the Loan Documents. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this Section 9.04. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered under the Loan Documents, including without limitation the Shares, and agrees to save the Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                  SECTION 9.05. Indemnification. The Borrower hereby agrees to defend, protect, indemnify and hold harmless the Agent, each Lender, and their respective Affiliates, and the directors, officers, employees, attorneys and agents of the Agent, each Lender and such Affiliates (each such Person being referred to herein as an "Indemnitee" and all of the foregoing being referred to herein, collectively, as the "Indemnitees") from and against any and all claims, actions, damages, liabilities, costs and expenses (including, without limitation, all fees and disbursements of counsel and consultants which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee by any Person, whether direct, indirect or consequential and whether based on any federal, state or foreign laws or other statutes or regulations (including, without limitation, securities laws, commercial laws and Environmental Laws and regulations), under common law or on equitable cause, or in contract, tort or otherwise, by reason of, relating to or in connection with any credit extended or used under any of the Loan Documents or any act done or omitted by any Person, or any event occurring, in connection therewith, or the exercise of any rights or remedies thereunder, including, without limitation, the transactions contemplated by the Purchase Agreement, the acquisition, operation, exploration or exploitation of any Collateral by the Agent or any Lender by way of foreclosure of the lien thereon, deed in lieu of such foreclosure or otherwise, even if caused by the negligence (whether sole, joint or concurrent), strict liability or other legal fault of any Indemnitee; provided, however, that, notwithstanding the foregoing, the Borrower shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities, costs and expenses (i) directly resulting from such Indemnitee's gross negligence or willful misconduct or (ii) arising solely by reason of claims between the Lenders or any Lender and the Agent or a Lender's shareholder against the Agent or Lender. In the event that the provisions of this Section 9.05 are found or deemed unenforceable as a matter of law as to a particular matter or consequence referred to herein, this provision shall be enforceable to the full extent permitted by law. The indemnification provisions set forth in this Section 9.05 shall apply, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the date that all of the Obligations are repaid in full, and shall be in addition to any liability to which the Borrower may otherwise be subject under the Loan
Documents or otherwise. Without prejudice to the survival of any other obligation of the Borrower hereunder, the indemnities and obligations of the Borrower contained in this Section 9.05 shall survive the payment in full of the Obligations.

                  SECTION 9.06. Full Recourse. The Borrower agrees that the Lenders shall have full recourse against the Borrower and its properties for any default in the payment of principal of or interest on the Notes and the PIK Notes or of any other Obligation.

                  SECTION 9.07. Limitation and Adjustment of Interest. (a) Regardless of any provision contained herein or in the Notes, the PIK Notes or any other document executed in connection with this Agreement, the Borrower shall not be obligated to pay, and the holder of any Note or PIK Note shall never be entitled to charge, reserve, receive, collect or apply, as interest (it being understood that interest shall be calculated as the aggregate of all charges that are contracted for, charged, reserved, received, collected, applied or paid which constitute interest under applicable law) on such Notes or PIK Notes any amount in excess of the Highest Lawful Rate, and in the event any such holder ever charges, reserves, receives, collects or applies, as interest, any such excess, at the option of the holder, such amount shall be deemed a partial prepayment of principal or promptly refunded to the payor. If the amount of interest computed without giving effect to this Section 9.07 and payable hereunder or any other document executed in connection herewith at any time would exceed the amount of interest computed in respect of such period at the Highest Lawful Rate from time to time permitted (after taking into account all consideration which constitutes interest) by laws applicable to any Lender (such maximum rate being such Lender's "Maximum Permissible Rate"), the amount of interest payable to such Lender on such date in respect of such period shall be computed at such Lender's Maximum Permissible Rate.

                  (b) If at any time and from time to time (i) the amount of interest payable to any Lender shall be computed at such Lender's Maximum Permissible Rate pursuant to the preceding Section 9.07(a) and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at such Lender's Maximum Permissible Rate, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at such Lender's Maximum Permissible Rate until the aggregate amount of interest payable to such Lender shall equal the aggregate amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to the preceding Section 9.07(a).

                  SECTION 9.08. Obligations Several. The obligation of each Lender hereunder is several, and neither the Agent nor any Lender shall be responsible for the obligation and Commitment of any other Lender hereunder, nor will the failure of any Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

                  SECTION 9.09. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Lenders. Each Lender may assign or sell participations in all or any part of any Advance or Advances made by such Lender to another Person, in which event (a) in the case of an assignment, upon notice thereof by such Lender to the Borrower, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as such assignee would have if it had been a signatory Lender hereunder and (b) in the case of a participation, the participant shall not have any rights under this Agreement, the Notes or any other Loan Document (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower under Section 2.08 hereof shall be determined as if such Lender had not sold such participation.

                  SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire understanding and agreement of the parties hereto and thereto and all prior negotiations are merged into this Agreement and the other Loan Documents, so that no representation, warranty, understanding or agreement other than those contained herein and therein exists with respect to the transactions contemplated hereby and thereby.

                  SECTION 9.11. Survival. Unless otherwise expressly indicated herein, all representations, warranties, covenants and agreements of the Borrower contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement, the making of Advances hereunder and the issuance of the Notes and shall continue in full force and effect so long as any Note is outstanding and until payment in full of all of the Obligations hereunder.

                  SECTION 9.12. Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or of any other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 9.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 9.14. Governing Law. This Agreement, the Notes and the PIK Notes, if any, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

                  SECTION 9.15.  Consent to Jurisdiction;  Waiver of Immunities.
(a) The Borrower hereby irrevocably (i) submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, any other Loan Document or any or all of the Obligations, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and (iv) consents to the service of copies of the summons and complaint and any and all other process which may be served in any such action or proceeding by the mailing or delivery of a copy of such process to the Borrower at its address specified in Section 9.02 hereof. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Nothing in this Section 9.15 shall affect the right of any Lender or the Agent to serve legal process in any other manner permitted by law or affect the right of any Lender or the Agent to bring any action or proceeding against the Borrower or its property in any court other than New York State or Federal courts sitting in New York City.

                  (c) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of the Obligations.

                  SECTION 9.16. Agent for Service of Process. The Borrower hereby irrevocably designates CT Corporation System, with offices at 1633 Broadway, New York, New York, 10019, as agent to receive for and on behalf of the Borrower service of process in New York. In the event that CT Corporation System resigns or ceases to serve as the Borrower's agent for service of process hereunder, the Borrower agrees forthwith (a) to designate another agent for service of process in the Borough of Manhattan, The City of New York and (b) to give prompt written notice to the Lender of the name and address of such agent. The Lender agrees to cause a copy of such process served on such agent to be promptly forwarded to the Borrower at its address set forth in Section 9.02 hereof, and the Borrower agrees that the failure of the Borrower to receive such copy shall not impair or affect in any way the validity of such service of process or of any judgment based thereon. The Borrower agrees that the failure of its agent for service of process to give any notice of any such service of process to the Borrower shall not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of the Borrower available to be served, then the Borrower further irrevocably consents to the service of process by the mailing thereof by the Lender by registered or certified mail, postage prepaid, to the Borrower at its address listed in Section 9.02 hereof. Nothing in this Section 9.16 shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

                  SECTION 9.17. Waiver of Jury Trial. THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY
ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE ADVANCES OR THE ACTIONS OF THE BORROWER, THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                     PANACO, INC.


                                     By
                                     Title:


                                     OFFENSE GROUP ASSOCIATES, L.P.,
                                     individually and as Agent
                                     for the Lenders hereunder

                                     By:      KAYNE, ANDERSON INVESTMENT

                                              MANAGEMENT,  INC., General Partner
                                              of   KAIM   Nontraditional   L.P.,
                                              General  Partner of Offense  Group
                                              Associates, L.P.


                                              By
                                              Title:

                                      KAYNE, ANDERSON NONTRADITIONAL
                                      INVESTMENTS L.P.

                                      By:      KAYNE, ANDERSON INVESTMENT

                                               MANAGEMENT, INC., General Partner
                                               of  KAIM   Nontraditional   L.P.,
                                               General Partner of Kayne Anderson
                                               Nontraditional Investments L.P.


                                       By
                                       Title:


                                       ARBCO ASSOCIATES, L.P.

                                       By: KAYNE, ANDERSON INVESTMENT
                                       MANAGEMENT, INC., General
                                       Partner of KAIM Nontraditional L.P.,
                                       General Partner of Arbco Associates,
                                            L.P.


                                       By:
                                       Title:


                                       OPPORTUNITY ASSOCIATES, L.P.

                                       By:      KAYNE, ANDERSON INVESTMENT
                                                MANAGEMENT,
                                                INC.,
                                                General
                                                Partner
                                                of   KAIM
                                                Nontraditional
                                                L.P.,
                                                General
                                                Partner
                                                of
                                                Opportunity
                                                Associates,
                                                L.P.


                                         By:
                                         Title:


                                         KAYNE, ANDERSON OFFSHORE LIMITED


                                         By: KAYNE, ANDERSON INVESTMENT

                                            MANAGEMENT, INC., General
                                            Partner of KAIM Nontraditional L.P.,
                                            General Partner of Kayne, Anderson
                                            Offshore Limited


                                          By:
                                          Title:


                                            FOREMOST INSURANCE COMPANY


                                           By:
                                           Title:


                                            TOPA INSURANCE COMPANY


                                           By:
                                           Title:


                                             EOS PARTNERS, L.P.


                                           By
                                           Title:

                                   SCHEDULE A


                             Bayou Sorrel Properties

                                   SCHEDULE B

                                Letter of Intent

                                  SCHEDULE 2.01



                                                    Tranche A        Tranche B
                              Lender                Commitment      Commitment
Offense Group Associates, L.P.                      $1,800,000      $1,800,000
1800 Avenue of the Stars
Suite 2000
Los Angeles, California  90067
Attention:  Robert V. Sinnott
Kayne, Anderson Nontraditional Investments, L.P.     1,800,000       1,800,000
1800 Avenue of the Stars
Suite 2000
Los Angeles, California  90067
Attention:  Robert V. Sinnott
Arbco Associates, L.P.                               1,800,000       1,800,000
1800 Avenue of the Stars
Suite 2000
Los Angeles, California  90067
Attention:  Robert V. Sinnott
Opportunity Associates, L.P.                           400,000         400,000
1800 Avenue of the Stars
Suite 2000
Los Angeles, California  90067
Attention:  Robert V. Sinnott
Kayne, Anderson Offshore Limited                       250,000         250,000
1800 Avenue of the Stars
Suite 2000
Los Angeles, California  90067
Attention:  Robert V. Sinnott
Foremost Insurance Company                             800,000         800,000
5230 33rd Street
Grand Rapids, Michigan  49512
Attention:  Donald D. Welsh
Topa Insurance Company                                 400,000         400,000
1800 Avenue of the Stars
Suite 1200
Los Angeles, California  90067
Attention:

                                                    Tranche A        Tranche B
                              Lender                Commitment      Commitment
Eos Partners, L.P.                                   1,250,000       1,250,000
320 Park Avenue
22nd Floor
New York, New York  10022
Attention:  Doug Korn
Morgan Guaranty Trust Co. of New York
9 West 57th Street
ABA No. 021000238
Eos Partners, L.P.
Account No. 001-18-859

                                                    ----------      ----------
                                                    $8,500,000      $8,500,000



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                                SCHEDULE 4.01(p)

                           Encumbrances to Properties

                                SCHEDULE 4.01(s)

                                     Leases



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                                SCHEDULE 4.01(v)

                               Production Payments



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                                SCHEDULE 5.02(b)

                                   Investments